UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            EMPIRE ENERGY CORPORATION
                 (Name of small business issuer in its charter)

             UTAH                         1311                    87-0401761
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                         7500 College Blvd., Suite 1215
                             Overland Park, KS 66210
                                 (913) 469-5615
          (Address and telephone number of principal executive offices)

                         7500 College Blvd., Suite 1215
                             Overland Park, KS 66210
(Address of principal place of business or intended principal place of business)

                          Bryan S. Ferguson, President
                         7500 College Blvd., Suite 1215
                             Overland Park, KS 66210
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                             Mr. Gary R. Gose, Esq.
                     Renkemeyer Campbell Gose & Weaver LLP.
                          7500 College Blvd., Suite 900
                             Overland Park, KS 66210
                               (Tel) 913-906-9800
                               (Fax) 913-906-9840

                                Counsel To Issuer

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------
  Title of each class                  Proposed maximum  Proposed maximum    Amount of
    of securities        Amount to be   offering price  aggregate offering  Registration
   to be registered       registered     per unit (1)          price            Fee
----------------------------------------------------------------------------------------
 Class A Common Stock,
   $0.001 Par value (2)   23,735,213         0.10           $2,373,521

 Class A Common Stock,
   $0.001 Par Value (3)    1,243,493         0.10            $124,349

 Class A Common Stock,
   $0.001 Par Value (4)    1,968,825         0.10            $196,883

 Class A Common Stock,
    0.001 Par Value (5)    1,447,315         0.10            $144,732

 Class A Common Stock,
   $0.001 Par value (6)    1,858,020         0.10            $185,802

 Class A Common Stock,
   $0.001 Par Value (7)    1,461,006         0.10            $146,101
----------------------------------------------------------------------------------------
   Total Registration
        and Fee           31,713,872         0.10          $3,171,387          634.28
----------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for our common stock as reported on the OTC Electronic Bulletin Board on January 18, 2002. The actual offering price will be determined by market factors when and if the shares are sold.

(2) Includes up to an aggregate of 22,485,213 shares of our Class A Common Stock issuable to Centurion Private Equity, LLC. ("Centurion") pursuant to an Investment Agreement, dated November 21, 2001 (the "Equity Line Investment Agreement") and 1,250,000 shares of our Class A Common Stock underlying a stock warrant issued to Centurion in connection with the Equity Line Investment Agreement.

(3) Class A Common Stock to be sold by the selling shareholders which were previously issued as consideration in exchange for services rendered to the Company.

(4) Class A Common Stock to be sold by the selling shareholders which were previously issued in acquisitions made by the Company during 2000.

(5) Class A Common Stock to be sold by the selling shareholders which were previously issued in connection with the Company's financing activities.

(6) Class A Common Stock to be sold by the selling shareholders which were previously issued in exchange for the Company's working interest in a gas well located in Leon County, Texas. The Company will receive no proceeds from the sale of these shares.

(7) Class A Common Stock underlying stock options and stock warrants previously issued by the Company. The Company will receive proceeds from the exercise of the options and warrants when and if exercised, however, it will not receive any proceeds from the resale of the underlying shares.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                          [LOGO OF EMPIRE ENERGY CORP.]

                                   PROSPECTUS
                            EMPIRE ENERGY CORPORATION
             7500 COLLEGE BLVD., SUITE 1215, OVERLAND PARK, KS 66210

                      Registration of Class A Common Stock

The selling price of the shares will be determined by market factors at the time of their sale or resale.

This prospectus relates to the registration of approximately 31,713,872 shares of the Company's Class A Common Stock (the "Common Stock"). The Company's Class A Common Stock possesses voting, dividend and liquidation rights. The selling shareholders may sell their stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. With regard to the offered shares,

     o up to 22,485,213 shares included in the offering may be purchased by Centurion under the terms of the Equity Line Investment Agreement that was executed on November 21, 2001. Under the terms of the Equity Line Investment Agreement, the Company may sell shares to Centurion, from time to time, at the Company's discretion.

     o 1,858,020 shares included in the offering are being offered by selling shareholders and were issued in connection with the Company's November 2000 acquisition of a working interest in a 704 acre oil and gas lease located in Leon County, Texas;

     o 1,968,825 shares included in the offering are being offered by selling shareholders and were issued in connection with the Company's 2000 acquisitions of Omega, International, Inc., Talisman Marketing, Inc., and One E Group, Inc.

     o 2,711,006 shares included in the offering are being offered by selling shareholders and represent shares underlying previously issued stock warrants and options.

     o 1,243,493 shares included in the offering are being offered by selling shareholders and were previously issued as consideration for services rendered to the Company.

     o 1,447,315 shares included in the offering are being offered by selling shareholders and were previously issued in connection with the Company's financing activities.

The Company will not receive any proceeds from the sale of the shares by the selling shareholders. However, the Company will receive proceeds from the sale of any shares to Centurion under the terms of the Equity Line Investment Agreement. The Company will also receive proceeds upon the exercise of any outstanding stock warrants or stock options which underlie 2,711,006 shares of stock being registered under this registration statement.

The Company's Class A Common Stock ("common stock") is quoted on the over-the-counter Electronic Bulletin Board quotation system under the symbol EECI.OB. On January 18, 2002, the closing price of our Common Stock on the Bulletin Board was $0.10 per share.

Investing in the Class A Common Stock involves a high degree of risk. You should not invest in the common stock unless you can afford to lose your entire investment.

See "Risk Factors" beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Please read this prospectus carefully. It describes our company, finances, and operations. Federal and state securities laws require us to include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Prospectus is January 18, 2002.

Item 2. Inside Front and Outside Back Cover Pages of Prospectus.
----------------------------------------------------------------

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

Prospectus Summary...........................................................  7

    The Company..............................................................  7

Risk Factors.................................................................  9

Use of Proceeds.............................................................. 17

Market For Common Stock and Related Shareholder Matters...................... 17

Selling Shareholders......................................................... 18

The Investment Agreement..................................................... 22

Directors and Executive Officers............................................. 29

Principal Shareholders....................................................... 31

Transactions with Management and Others...................................... 35

The Business................................................................. 36

Where You Can Find More Information.......................................... 52

                               PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus (including our financial statements and the notes thereto). Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

About Empire Energy Corporation

Empire Energy Corporation ("Empire" or the "Company") is a reporting company under the United States Securities Exchange Act of 1934 whose Class A Common Shares trade on the OTC bulletin board under ticker symbol EECI.OB. The Company is headquartered in Overland Park, Kansas (Kansas City area). Empire was incorporated in November of 1983 in the state of Utah under the name Medivest, Inc. ("Medivest"). Medivest engaged in various business enterprises and eventually filed for protection under the bankruptcy laws. The Company emerged from bankruptcy and had its corporate charter reinstated in 1995 but remained inactive until 1999. At that time, Peterson & Sons Holding Company acquired control by purchasing a majority of the then outstanding shares of Empire from the majority shareholder. On May 17, 1999, the shareholders of Medivest approved a change of name from Medivest Inc. to Empire Energy Corporation and Empire commenced commercial activity in the oil and gas industry. Empire was initially financed through the issuance of convertible debentures (now converted) at $1.00 per share, raising $500,000 in 1999.

Empire is engaged in oil and natural gas exploration, development and production operations. The Company has producing, exploration and development properties located in Tennessee, Texas, Wyoming and Oklahoma. Historically, the Company's operations have primarily involved oil and gas exploration, development and production in the Cumberland Plateau Region of north-central Tennessee (Overton County). On June 29, 2001, the Company acquired Commonwealth Energy Corporation, a Canadian company primarily engaged in the acquisition and exploration of petroleum and natural gas properties in the United States. Commonwealth was listed for trading on the Canadian Venture Exchange (formerly the Alberta Stock Exchange), has two wholly owned subsidiaries, Blue Mountain Resources Inc. and Commonwealth Energy (USA) Inc. and is active in Oklahoma, Wyoming, and Texas. The transaction was structured as an Exchangeable Share transaction for Canadian income tax purposes. Under the terms of the Merger Agreement, Commonwealth shareholders received one share of Empire Class B Redeemable Common Voting Stock and one share of Series A Nonvoting Exchangeable Stock of Empire Exchangeco, Ltd., a wholly-owned Canadian subsidiary of Empire for every six shares of Commonwealth stock owned. As a result of this transaction, Empire has both Class A Common Shares and Class B Redeemable Voting Common Shares outstanding. Holders of the Class B Redeemable Common Voting Shares and the Series A Nonvoting Exchangeable Shares can exchange those shares for shares of Empire Class A Common Stock on a one-for-one basis. For more information about the terms of this transaction, please the Proxy Statement filed on May 14, 2001, with the SEC.

The Company is currently developing its working interest in the 704-acre lease located in Leon County, Texas. Commonwealth Energy Corporation ("Commonwealth") owned a 50% working interest in the lease. With its acquisition of Commonwealth, the Company now has a 95% working interest in the lease. A 20" gas pipeline is present within 3,000 feet of the well. The Company is also expanding its operations into an international setting and has recently focused in the area of Central America. Empire owns 51% of Industrial Oklahoma-Nicaragua, S.A., a Nicaraguan company that has been legally, technically and financially qualified under Nicaragua's 1998 Hydrocarbon law. The Company is currently awaiting the opening of a licensing round by the country in which it anticipates that a hydrocarbon exploration concession will be granted. The licensing round refers to a bidding round required by Nicaraguan Hydrocarbon Law No. 286 whereby bid packages will be provided to qualified companies, bids prepared and returned and a possible bid award made in the form of an exploration concession.

Empire's corporate strategy is to expand its domestic reserve base through acquisitions and additional exploration and developmental drilling under its existing oil and gas exploration program and to reinvest a substantial portion of the cash flow generated from its domestic operations to acquire or participate in international prospects that have the potential for larger petroleum reserves and greater revenues.

About the Equity Line Investment Agreement

The Company entered into an Investment Agreement with Centurion in November 2001. Under the terms of the Investment Agreement, the Company has the right, at its discretion, to sell up to $15,000,000 of the Company's stock to Centurion subject to certain restrictions. These restrictions are based upon the trading volume and trading price of the Company's stock during a certain measurement period. Centurion may sell all or a portion of the Company's stock in the open market or through negotiated transactions, or retain the Company's stock in its investment portfolio.

The Offering

Securities offered

--------------------------------------------------------------------------------
Common shares outstanding prior     27,514,787 outstanding as of December 31,
to the offering                     2001 (1)(2)

Common shares being offered for     30,463,872 (3)
resale to the public

Total shares outstanding after      50,000,000 (4)
the offering

Price per share to the public       Market price at the time of sale.

Total proceeds raised by the        None. However, we may receive up to
offering                            $15,000,000 from Centurion and we may
                                    receive additional amounts from the exercise of our outstanding stock options and stock warrants.

Use of proceeds anticipated to      We plan to use any proceeds from the sale of
be raised from the additional       shares to Centurion or the exercise of
shares that are to be issued        outstanding stock options or stock warrants
                                    for working capital purposes, to develop our existing oil and gas leases, to acquire additional oil and gas leases, to acquire oil and gas businesses, and/or general corporate purposes.

OTC Bulletin Board Symbol           EECI.OB
--------------------------------------------------------------------------------

(1) Assumes that all of the Company's Class B Redeemable Voting Common Stock has been exchanged for the Company's Class A Common Stock.

(2) Assumes that all of the Company's outstanding stock options and stock warrants have been exercised.

(3) Includes (i) 6,517,653 shares that are presently outstanding, (ii) up to 22,485,213 shares that may be issued to Centurion pursuant to the Equity Line Investment Agreement, (iii) 1,250,000 shares underlying warrants issued to Centurion in connection with the Equity Line Investment Agreement, and (iv) 1,461,006 shares underlying outstanding options and warrants held by the remaining selling shareholders.

(4) Includes (i) up to 22,485,213 shares that that may be issued to Centurion pursuant to the Equity Line Investment Agreement, (ii) 1,250,000 shares underlying a stock warrant issued to Centurion in connection with the Equity Line Investment Agreement, and 1,461,006 shares underlying outstanding options and warrants held by the remaining selling shareholders.

                                  RISK FACTORS

An investment in the Securities offered in this Prospectus involves a high degree of risk and should only be made by persons who can afford the loss of their entire investment in these securities. Accordingly, prospective investors should consider carefully the following factors, in addition to the other information concerning the Company and its business contained in this Prospectus, before purchasing any Securities in the Company. An investment in the Class A Common Stock the selling shareholders are offering to resell is risky. You should be able to bear a complete loss of your investment. Before purchasing any of the Class A Common Stock, you should carefully consider the following risk factors, among others.

Operating Losses

We have had significant losses ever since beginning current operations in 1999 and we may continue losing money for some time. To date, we have incurred significant losses. At September 30, 2001, our accumulated deficit was ($23,418,378) and our working capital deficit was ($761,146). For the year ended December 31, 2000, we lost $17,746,406 and for the year ended December 31, 1999, we lost $843,682. These losses were caused primarily by:

     o Non-cash charges resulting from impairment charges that were related to acquisitions that the Company made during the year.

     o The incurrence of both development costs and continuing general and administrative expenses with little corresponding revenues during these periods of time.

WE DEPEND HEAVILY ON THE CONTINUED SERVICE OF KEY PERSONNEL.

We place substantial reliance upon the efforts and abilities of Norman Peterson, our Chief Executive Officer and on Bryan Ferguson, our President. The loss of either Mr. Peterson or Mr. Ferguson's services could have a serious adverse effect on our business, operations, revenues or prospects. We do not have an employment agreement with either Mr. Peterson or Mr. Ferguson or maintain any key man insurance on either of their lives, and we do not intend to obtain any key man insurance for some time. All decisions with respect to the management of our Company will be made by our Company's directors and officers. Accordingly, no person should purchase any shares registered by this Prospectus unless the subscriber is willing to entrust all aspects of management to the Directors and Officers of our Company. The loss of their services could have a material adverse effect on our Company's business and prospects.

A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK IS HELD BY OUR DIRECTORS AND EXECUTIVE OFFICERS, WHO CAN SIGNIFICANTLY INFLUENCE ALL ACTIONS THAT REQUIRE A VOTE OF OUR SHAREHOLDERS.

There is no cumulative voting for the election of directors of the Company. As a result, the holders of a majority of our outstanding voting stock may elect all of our directors if they choose to do so, and the holders of the remaining shares will not be able to elect any directors. Currently, our directors and officers own a substantial percentage (16%) of the shares of the shares entitled to vote and are in a position to control our affairs, including the election of the board of directors.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED.

Our Class A Common Stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange. Trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ. You may have difficulty reselling any of the shares that you purchase from the selling shareholders.

THERE HAS BEEN AN ILLIQUID PUBLIC MARKET FOR OUR CLASS A COMMON STOCK AND THE PRICE OF OUR STOCK MAY BE SUBJECT TO FLUCTUATIONS.

We cannot assure you that a liquid transparent trading market for our common stock will develop or be sustained. You may not be able to resell your shares at or above the initial purchase price. The market price of our common stock is likely to be volatile and could be subject to fluctuations in response to factors such as the following, most of which are beyond our control:

-    operating results that vary from the expectations of securities investors;

- changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

- the operations, regulatory, market and other risks discussed in this section;

- Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

- Announcements by third parties of significant claims or proceedings against us; and

-    Future sales of our Class A Common Stock.

In addition, the market for our stock has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A Common Stock.

OUR CLASS A COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION.

Our Class A Common Stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. The Securities Enforcement and Penny Stock Reform Act of 1990 (the "Reform Act") requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally according to recent regulations adopted by the Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions). These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. These regulations also impose various sales practice requirements on broker-dealers. The regulations that apply to penny stocks may severely affect the market liquidity for our securities and that could limit your ability to sell your securities in the secondary market.

UP TO 31,713,872 SHARES OF COMMON STOCK OF THE COMPANY WILL BECOME ELIGIBLE FOR PUBLIC SALE THAT COULD DEPRESS OUR STOCK PRICE AND REDUCE YOUR PERCENTAGE OF OWNERSHIP

Upon the declaration of the effectiveness of our registration statement by the Securities & Exchange Commission (the "SEC"), of which this prospectus is a part, 6,517,653 shares of our common stock will be eligible for immediate resale on the public market and 2,711,006 shares of our common stock underlying stock options and stock warrants, upon their exercise, will be eligible for immediate resale on the public market for our common stock. An additional 22,485,213 shares of our common stock will be registered and available for sale to Centurion under the terms of the Equity Line Investment Agreement. If and when we sell shares to Centurion, additional shares of our common stock will be available for immediate resale on the public market. If a significant number of our shares are offered for sale simultaneously, it could have a depressive effect on the trading price of our common stock.

THE EXERCISE OF STOCK OPTIONS AND STOCK WARRANTS COULD DEPRESS OUR STOCK PRICE AND REDUCE YOUR PERCENTAGE OF OWNERSHIP.

If all of the stock options and stock warrants that are currently outstanding are exercised, an additional 2,711,006 shares of our Class A Common Stock will be issued and outstanding. In the future, we may grant more stock warrants or stock options under stock option plans or otherwise. The exercise or conversion of stock options, warrants or other convertible securities that are presently outstanding, or that may be granted in the future, will dilute the ownership percentage of our other shareholders. The "Description of Securities" section of this prospectus provides you with more information about stock options and stock warrants to purchase our Class A Common Shares that are currently outstanding.

WE MAY NOT HAVE ENOUGH FUNDING TO COMPLETE OUR BUSINESS PLAN. ADDITIONAL FINANCING COULD BE UNAVAILABLE OR HAVE UNFAVORABLE TERMS.

We expect that our major source of funding over the next 12 months will be from operations and the proceeds of the shares sold to Centurion pursuant to the Equity Line Investment Agreement. We may need additional financing to fully implement our business plan. Lack of funding could force us to curtail substantially or cease our operations. As a result, we may need to seek additional financing. We cannot give any assurance that this additional financing could be obtained on attractive terms or at all. We expect that our future cash requirements may be fulfilled by sales of gas and oil products and related services, the sale of additional equity securities, and/or debt financing. However, there can be no assurance that any future funds will be generated from operations or other potential sources.

SUBSTANTIAL CAPITAL REQUIREMENTS

We may make substantial capital expenditures for the exploration, development, acquisition and production of natural gas and oil reserves. We believe that the Company will have sufficient cash provided by operating activities and equity financing to fund planned capital expenditures in the near future. If revenues or the Company's equity financing decrease as a result of lower natural gas and oil prices, operating difficulties or declines in reserves, the Company may have limited ability to expend the capital necessary to undertake or complete future drilling programs and acquisition opportunities. There can be no assurance that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS FOR SOME TIME, IF AT ALL.

No cash dividends have ever been paid on any class of the Company's stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends in the near future. Payment of cash dividends would depend upon our profitability at the time, cash available for those dividends, and other factors.

ACQUISITION RISKS

The acquisition of prospects that yield cost-effective and successful exploration or development opportunities requires assessment of numerous factors, many of which are beyond our control. While we believe that our management's expertise will give us advantages over some of our competitors, there can be no assurances that the Company's acquisition of property interests will be successful and, if unsuccessful, that such failure will not have an adverse effect on our future results of operations and financial condition.

Our acquisition strategy involves many risks, including:

     o    difficulties inherent in the integration of operations and systems;

     o    the diversion of management's attention from other business concerns;
          and

     o    the potential loss of key employees of acquired businesses.

In addition, future acquisitions may involve significant expenditures. Depending upon the nature, size and timing of future acquisitions, we may be required to obtain additional financing. We cannot assure you that additional financing will be available to us on acceptable terms or at all.

IF WE ARE UNABLE TO MAKE ACQUISITIONS ON ECONOMICALLY AND OPERATIONALLY ACCEPTABLE TERMS, OUR FUTURE FINANCIAL PERFORMANCE MAY BE LIMITED.

There can be no assurance that:

     o    we will identify attractive acquisition candidates in the future;

     o    we will be able to acquire assets on economically acceptable terms; or

     o any acquisitions will not be dilutive to earnings and operating surplus.

If we are unable to make acquisitions on economically and operationally acceptable terms, our future financial performance will be limited to the development of our existing properties.

COMPETITION IN THE OIL AND GAS INDUSTRY IS INTENSE, AND WE ARE SMALLER AND HAVE A MORE LIMITED OPERATING HISTORY THAN MANY OF OUR COMPETITORS.

We compete with major integrated oil and gas companies and independent oil and gas companies in all areas of operation. In particular, we compete for property acquisitions and for the equipment and labor required to operate and develop these properties. Most of our competitors have substantially greater financial and other resources than we have. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for exploratory prospects and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to explore for natural gas and oil prospects and to acquire additional properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment. In addition, most of our competitors have operated for a much longer time than we have and have demonstrated the ability to operate through industry cycles.

ESTIMATING OUR RESERVES FUTURE NET CASH FLOWS IS DIFFICULT TO DO WITH ANY CERTAINTY.

There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and their values, including many factors beyond our control. The reserve data included in this prospectus represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data, the precision of the engineering and geological interpretation, and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the Securities and Exchange Commission, and are inherently imprecise. Actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from our estimates. Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject.

Quantities of proved reserves are estimated based on economic conditions, including oil and natural gas prices in existence at the date of assessment. A reduction in oil and gas prices not only would reduce the value of any proved reserves, but also might reduce the amount of oil and gas that could be economically produced, thereby reducing the quantity of reserves. Our reserves and future cash flows may be subject to revisions, based upon changes in economic conditions, including oil and natural gas prices, as well as due to production results, results of future development, operating and development costs, and other factors. Downward revisions of our reserves could have an adverse on our financial condition and operating results.

WE MAY INCUR WRITE-DOWNS OF THE NET BOOK VALUES OF OUR OIL AND GAS PROPERTIES WHICH WOULD ADVERSELY AFFECT OUR SHAREHOLDERS' EQUITY AND EARNINGS.

The full cost method of accounting, which we follow, requires that we periodically compare the net book value of our oil and gas properties, less related deferred income taxes, to a calculated "ceiling". The ceiling is the estimated after-tax present value of the future net revenues from proved reserves using a 10% annual discount rate and using constant prices and costs. Any excess of net book value of oil and gas properties is written off as an expense and may not be reversed in subsequent periods even though higher oil and gas prices may have increased the ceiling in these future periods. A write-off constitutes a charge to earnings and reduces shareholders' equity, but does not impact our cash flows from operating activities. Future write-offs may occur which would have a material adverse effect on our net income in the period taken, but would not affect our cash flows. Even though such write-offs do not affect cash flow, they can be expected to have an adverse effect on the price of our Class A Common Stock.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

Our business is subject to certain federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing of oil and natural gas, and environmental and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste and other matters. These laws and regulations have increased the costs of our operations. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production could limit the total number of wells drilled or the allowable production from successful wells which could limit our revenues.

Laws and regulations relating to our business frequently change, and future laws and regulations, including changes to existing laws and regulations, could adversely affect our business.

ENVIRONMENTAL LIABILITIES COULD ADVERSELY AFFECT OUR BUSINESS

In the event of a release of oil, gas or other pollutants from our operations into the environment, we could incur liability for personal injuries, property damage, cleanup costs and governmental fines. We could potentially discharge these materials into the environment in any of the following ways:

     -    from a well or drilling equipment at a drill site;

     - leakage from gathering systems, pipelines, transportation facilities and storage tanks;

     - damage to oil and natural gas wells resulting from accidents during normal operations; and

     -    blowouts, cratering and explosions.

In addition, because we may acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage, including historical contamination, caused by such former operators. Additional liabilities could also arise form continuing violations or contamination not discovered during our assessment of the acquired properties.

WE DO NOT INSURE AGAINST ALL POTENTIAL LOSSES AND COULD BE MATERIALLY IMPACTED BY UNINSURED LOSSES

Our operations are subject to the risks inherent in the oil and natural gas industry, including the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental accidents, such as oil spills, gas leaks, salt water spills and leaks, ruptures or discharges of toxic gases. If any of these risks occur in our operations, we could experience substantial losses due to:

     -    injury of loss of life

     - severe damage to or destruction of property, natural resources and equipment;

     -    pollution or other environmental damage;

     -    clean-up responsibilities;

     -    regulatory investigation and penalties; and

     -    other losses resulting in suspension of our operations.

                           FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning our future operations. Forward-looking statements are statements that estimate the happening of future events, are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "believes", "intends", "projects", "forecasts", "predicts", "may", "will", "expects", "estimates", "anticipates", "probable", "continue" or similar terms, variations of those terms or the negative of those terms. The "risk factors" included in this prospectus under the caption "risk factors" constitute cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated herein by reference have been compiled by our management based upon assumptions they consider reasonable. These assumptions are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "risk factors" and elsewhere in this prospectus. Accordingly, there can be no assurance that such statements, estimates and projections will be realized. The forecasts and actual results will likely vary and those variations may be material. We make no representation or warranty as to the accuracy or completeness of such statements, estimates or projections contained in this prospectus or that any forecast contained in this prospectus will be achieved. These forward-looking statements have been compiled as of the date of this prospectus or the date of the documents incorporated herein by reference, as the case may be, and you should evaluate them with consideration of any changes occurring after the date of this prospectus or the documents incorporated herein by reference in which such forward-looking statements appear. We do not intend to update these forward-looking statements. We cannot give you any assurance that any of the assumptions relating to the forward-looking statements specified in this prospectus or the documents incorporated herein by reference will prove to be accurate. We urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based and to ascertain their reasonableness.

Item 4. Use of Proceeds.
------------------------

We will not receive any proceeds from the resale of our common stock by the selling shareholders pursuant to this offering. We may, however, receive proceeds from the sale of our common stock to Centurion pursuant to the Equity Line Investment Agreement, and, if exercised, we will receive proceeds from the sale of shares to Centurion and the other selling shareholders upon their exercise of stock options and stock warrants. Based upon the current trading price of our common stock, if all of the shares of common stock that we offer to Centurion are sold (notwithstanding trading price and trading volume restrictions (described more fully in the "Selling Shareholders section of this prospectus)), and the stock warrants and stock options are exercised, we estimate that we would realize net proceeds of approximately $4,475,000 (after deducting all of the expenses associated with this offering (estimated to be $80,000)). The Company plans to use any proceeds received by it for working capital purposes, acquisitions and/or to finance development costs of the Company's oil and gas properties.


Item 5. Determination of Offering Price.
----------------------------------------

Our common stock trades Over-the-Counter (OTC) on the OTC Bulletin Board under the symbol EECI.OB. Table 1sets forth the high and low bid information for each fiscal quarter beginning with December 31, 1999, the first quoted quarter. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. These data provided by NASDAQ Trading and Market Services.

The amount of the actual proceeds, if any, received from Centurion and the selling price of the resale of any securities will be determined by the market price of our Class A Common Shares at the time of such sale transactions.

Table 1.

Bid Information

Fiscal Quarter Ended                         High                      Low
--------------------                         ----                      ---
September 30, 2001                           1.06                      0.23
June 30, 2001                                1.34                      0.75
March 31, 2001                               1.63                      0.82
December 31, 2000                            1.38                      0.84
September 30, 2000                           3.00                      1.19
June 30, 2000                                4.25                      1.69
March 31, 2000                               6.13                      4.12
December 31, 1999                            2.38                      1.50


Item 6. Dilution.
-----------------

Not applicable.


Item 7. Selling Security Holders.
---------------------------------

The following table provides certain information about the selling shareholder's beneficial ownership of our Class A Common Stock as of December 31, 2001, and as adjusted to give effect to the sale of all of the shares being offered by this prospectus.


                          Relationship    Shares beneficially      Maximum No. of     Percent of Class   Percent of Class
                              with            held before          shares offered         before            following
Name                       Registrant         the offering             hereby            offering            offering
----                       ----------         ------------             ------            --------            --------
                                                                                    (expressed as a %)  (expressed as a %)
Centurion Private             (a)              23,735,213             23,735,213           4.5(*)             47.4
Equity, LLC.                                   23,735,213             23,735,213

Trend Capital Corp.         (b) (j)            1,220,000               1,220,000           4.4                 2.3
Martinique Land Corp.       (b) (k)             144,000                 144,000            0.5                 0.3
Skerry, Mike                  (b)               120,000                 120,000            0.4                 0.2
Mason, David                  (b)                40,000                 40,000             0.1                 0.1
Mason, Carol                  (b)                40,000                 40,000             0.1                 0.1
Cooney, Kevin                 (b)                80,000                 80,000             0.2                 0.2
Carrol, Bernard               (b)                40,000                 40,000             0.1                 0.1
Wolters, Doug               (b) (l)              30,000                 30,000             0.1                 0.1
Kingma,Peter                  (b)                20,000                 20,000             0.0                 0.0
Nielsen, David                (b)                40,000                 40,000             0.1                 0.1
Gritter, Bruce                (b)                10,000                 10,000             0.0                 0.0
Dowman, Charles               (b)                20,000                 20,000             0.0                 0.0
Ed Frieson                    (b)                40,000                 40,000             0.1                 0.1
Pryor Oil Co.                 (b)                14,020                 14,020             0.0                 0.0
                                               1,858,020               1,858,020
                                               ---------               ---------

                                       17


                                           Number of shares
                         Relationship         underlying
Name                     to Registrant       stock options          Expiration Date
----                     -------------       -------------          ---------------
                            (c) (m)              83,334                11/30/04            0.3                 0.1
Lorne Torhjelm                                   93,906                 1/18/05            0.3                 0.2
Robert Stewart                (c)                8,444                 12/21/03            0.0                 0.0
                                                100,000
Sieg Deckert                (c) (n)              85,735                 1/18/05            0.3                 0.2
                              (c)                16,667                11/30/04            0.3                 0.2
                                                 16,667                12/21/03            0.0                 0.0
Doug Wolters                                     8,334                  4/17/05            0.0                 0.0
Gordon Bradford               (c)                41,667                 1/18/05            0.0                 0.0
Fred Chelstad                 (c)                33,334                 1/18/05            0.1                 0.1
Warrant Holders
Daniel Aarons                 (d)                6,825                  2/2/03             0.1                 0.1
Ian Fetherstonhaugh           (d)                16,667                 2/2/03             0.0                 0.0
Dennis Cadrain                (d)                3,334                  2/2/03             0.0                 0.0
Walter Dahl                   (d)                3,334                  2/2/03             0.0                 0.0
Margo Repta                   (d)                6,992                  2/2/03             0.0                 0.0
Graham Balog                  (d)                10,000                 2/2/03             0.0                 0.0
Marnie Balog                  (d)                1,998                  2/2/03             0.0                 0.1
Ralph Ewel and Dennis         (d)                                                          0.0                 0.2
Coulson                                          16,667                 2/2/03
W. Edwin McPhail              (d)                2,000                  2/2/03             0.0                 0.1
Ralph Loewen                  (d)                6,667                  2/2/03             0.0                 0.1
Ron Necula                    (d)                2,000                  2/2/03             0.0                 0.0
Jim Mitchell                  (d)                16,667                 2/2/03             0.0                 0.1
461855 BC Ltd.                (d)                13,334                 2/2/03             0.0                 0.0
Keith Norris                  (d)                10,000                 2/2/03             0.0                 0.0
Rochelle Lambert              (d)                10,000                 2/2/03             0.0                 0.1
Douglas Balog                 (d)                10,000                 2/2/03             0.0                 0.0
Peter Slade                   (d)                18,334                 2/2/03             0.0                 0.1
Lilian Slade                  (d)                41,667                 2/2/03             0.1                 0.1
                              (d)               120,186                 2/2/03             0.4                 0.2
Sieg Deckert                                     61,602                                    0.2                 0.1
Lorne Torhjelm                (d)                16,667                 2/2/03             0.0                 0.0

Wolters, Doug               (e) (j)             576,310                 6/28/06            0.0                 0.0
                                               1,461,006               1,461,006
                                               ---------               ---------

Renkemeyer Campbell           (f)                                                          2.0                 0.1
Gose & Weaver LLP.                               54,000                 54,000
KC Investment                 (f)                                                          0.1                 0.1
Management, Inc.                                 36,000                 36,000
P&S Investments, Inc.         (f)               720,000                 720,000            0.1                 0.1
Ted Rousseau                  (f)                20,000                 20,000             2.6                 1.4
Dale Barlage                  (f)               157,000                 157,000            0.0                 0.0
Lorne Torhjelm                (f)                91,093                 91,093             0.5                 0.3
Robert Stewart                (f)               113,400                 113,400            0.3                 0.2
John Garrison               (f) (o)              30,000                 30,000             0.4                 0.2
TICAS, Inc.                   (f)                10,000                 10,000             0.1                 0.1
The ROI Group, Inc.           (f)                12,000                 12,000             0.0                 0.0
                                               1,243,493               1,243,493
                                               ---------               ---------

                                       18


Persons receiving             (g)                                                          2.0                 1.1
shares in March 2000 in
connection with
purchase of Omega
Investment, Inc.                                560,000                 560,000

Persons receiving             (h)                                                          2.0                 1.1
shares in July 2000 in
connection with
purchase of Talisman
Marketing, Inc.                                 562,150

Persons receiving             (i)                                                          3.0                 1.6
shares in June 2000
through September 2000
in connection with
purchase of One E
Group, Inc.                                     846,675
                                               1,968,825               1,968,825
                                               ---------               ---------

Shares issued in              (j)                                                          1.9                 1.0
October 1999 through
August 2001 upon
conversion of
convertible debt into
Class A Shares                                  522,400                 522,400
Shares issued in              (k)                                                          0.3                 0.2
connection with April
2000 Private Placement                          105,800                 105,800
John Dixon                 (l), (p)              7,500                                     0.0                 0.0
P&S Investment                (m)                                                          2.9                 1.6
Management, Inc.                                811,615                 811,615
                                               1,447,315               1,447,315
                                               ---------               ---------

                                               34,228,659             34,228,659
Total                                          ==========             ==========

-------------------------------

(*) Only includes 1,250,000 shares underlying stock warrant issued in connection with the Equity Line Investment Agreement. Does not include any shares being registered under this registration statement that can be sold to Centurion pursuant to the Equity Line Investment Agreement.

(a) Represents up to 22,485,213 shares of our Class A Common Stock that we may sell to Centurion pursuant to the Equity Line Investment Agreement and 1,250,000 shares of our common stock that we may issue to Centurion upon Centurion's exercise of the commitment warrant issued to them in connection with the Equity Line Investment Agreement (these shares would not be deemed to be beneficially owned within the meaning of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 before their acquisition by Centurion). It is expected that Centurion will not beneficially own more than 9.9% of our outstanding Class A Common Stock at any time.

(b) Represents shares issued in consideration for the Company's November 2000 acquisition of a 45% working interest in an oil and gas lease on 704 acres located in Leon County, Texas.

(c) Represents shares underlying the replacement stock options issued in connection with the Company's June 2001 acquisition of Commonwealth and issuable upon exercise of such options.

(d) Represents shares underlying the replacement stock warrants issued in connection with the Company's June 2001 acquisition of Commonwealth and issuable upon exercise of such warrants.

(e) Mr. Wolters was the Director of Investor Relations of Commonwealth Energy Company prior to the June 2001 acquisition and presently serves as Director of Investor Relations for the Company. Represent shares underlying stock options issued in connection with the Company's June 2001 acquisition of Commonwealth and issuable upon the exercise of such options.

(f)  Shares issued as consideration for services rendered.

(g) Represents shares issued in connection with the Company's February 2000, acquisition of Omega International, Inc.

(h) Represents shares issued in connection with the Company's April 2000, acquisition of Talisman Marketing, Inc.

(i) Represents shares issued in connection with the Company's June 2000, acquisition of One E Group, Inc.

(j) Trend Capital Corp. is 50% owned by Lorne Torhjelm who is a Director of the Company.

(k)  Martinique Land Corp. is not owned by any insiders of the Company.

(l) Mr. Wolters was the Director of Investor Relations of Commonwealth Energy Company prior to the June 2001 acquisition and presently serves as Director of Investor Relations for the Company.

(m) Mr. Torjhelm was the Chairman of the Board, Chief Executive Officer and President of Commonwealth at the time that it was acquired by Empire. Mr. Torjhelm currently serves on Empire's Board of Directors.

(n) Mr. Deckert was a Director of Commonwealth at the time it was acquired by Empire. Mr. Deckert currently serves on Empire's Board of Directors.

(o)  Mr. Garrison is a Director of Empire.

(p)  Mr. Dixon is a Director of Empire

(q) P&S Investment Management, Inc. is owned and controlled by Cindy Williams, Steve Peterson and Mark Peterson.

Investment Agreement

Overview

On November 21, 2001, we entered into an Equity Line Investment Agreement with Centurion. The Equity Line Investment Agreement entitles us to issue and sell up to $15 million of our common stock to Centurion, subject to a formula based on our stock price and trading volume, from time to time over a three-year period. Centurion will purchase the shares from the Company at a discount to the stock's then trading price. If the market price is less than $0.50 per share, the discount equals $0.05 per share; and if the market price is $0.50 or greater, the discount equals the lesser of (i) 92% of the market price for such Put or
(ii) $0.075 per share. Market price is defined as the average of the three daily volume weighted average prices for the common stock during the applicable pricing period which consists of the twenty business day period following the date that the Company provides notice to Centurion that the Company has elected to sell shares to Centurion. Throughout this registration statement, we refer to each election by us to sell stock to Centurion under the Equity Line Investment Agreement as a "Put."

As partial consideration for entering into the Equity Line Investment Agreement, the Company issued and delivered to Centurion a warrant to purchase 1,250,000 shares of our common stock. The warrant had an initial exercise price of $0.70 per share. The warrant has semi-annual reset provisions. The initial reset occurred on January 2, 2002, when the warrant exercise price was reset to $0.50 per share. The reset provision provides that the exercise price shall be reset to the market price semi-annually, but can only be decreased under the reset provisions and cannot be increased. The warrants are immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter.

Put Rights

We may begin exercising Puts on the date that this registration statement is declared effective by the SEC and continue for a three-year period (or until we have exhausted the $15 million equity line). To exercise a Put, we must have an effective registration statement on file with the SEC covering the resale to the public by Centurion of any shares that it acquires under the Equity Line Investment Agreement. Also, we must give Centurion at least ten, but not more than twenty, business days advance notice of the date on which we intend to exercise a particular Put. The notice must indicate the date we intend to exercise the Put and the maximum number of shares of common stock we intend to sell to Centurion as part of such Put. At our option, we may also specify a maximum dollar amount (not to exceed $2 million) of common stock that we will sell under the Put. We may also specify a minimum purchase price per share at which we will sell shares to Centurion. The minimum purchase price cannot exceed the lesser of (i) 80% of the closing bid price of our common stock on the date we give Centurion notice of the Put, and (ii) the closing bid price of our common stock on the business day preceding the date we send Centurion advance notice of our intent to exercise a Put, minus either $0.075 or $0.1125 depending on the then trading price of our stock.

The number of common shares we sell to Centurion in any given Put may not exceed the lesser of:

     o    1,500,000 shares,

     o 15% of the aggregate daily reported trading volume of our common stock, excluding certain block trades, during the 20 business days after the date of our put notice, excluding any trading days in which the common stock trades below a minimum price, if any, that we specify in our put notice,

     o the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, and

     o a number of shares that, when added to the number of shares acquired by Centurion under the Equity Line Investment Agreement during the 61 days preceding the Put date, would exceed 9.99% of the total number of shares of our common stock then outstanding.

Centurion will pay us a percentage of the market price for each share of common stock under the Put. The market price of our common stock during the 20 business days immediately following the date we exercise a Put is used to determine the purchase price Centurion will pay and the number of shares we will issue in return. This 20 day period is referred to throughout this registration statement as the pricing period. For each share of common stock sold to Centurion, Centurion will pay us the lesser of:

     o the Market Price for each share, less $0.05 if our stock price is trading below $0.50 per share;

     o    or the lesser of (i) the Market Price for each share less $0.075 or
          (ii) 92% of the market price for each share if our stock price is trading at or higher than $0.50 per share.

The Equity Line Investment Agreement defines market price as the average of the three lowest daily volume weighted average prices of our common stock during the 20 business day pricing period. However, Centurion must pay at least the designated minimum per share price, if any, that we specify in our notice. If the price of our common stock is below the greater of (i) the designated minimum per share price plus $.05 or $0.075 (depending on our stock price), or (ii) the designated minimum per share price divided by .91 during any of the 20 days during the pricing period, that day is excluded from the 15% volume limitation described above. Therefore, the amount of cash that we can receive for any such corresponding Put may be reduced if we elect to apply a minimum price per share and our stock price declines.

The Equity Line Investment Agreement requires that we wait a minimum of 5 business days after the end of the 20 business day pricing period for a prior Put before exercising a subsequent Put. We may, however, give advance notice of our subsequent Put during the pricing period for the prior Put. We can only exercise one Put during each pricing period.

We are registering a total of 22,485,213 shares that are to be reserved for sale to Centurion under the Investment Agreement. Therefore, in order for the Company to receive $15,000,000, the average sale price of these shares would need to be $.60. Unless our share price increases dramatically, we will need to register additional shares in order to access the $15,000,000 maximum.

The closing price of our Class A Common Stock on December 31, 2001, on the Over-The-Counter Bulletin Board was $0.15. The maximum allowable number of shares per Put under the Investment Agreement is 1,500,000 shares. Assuming our trading price remains at its current level, even if we Put the maximum allowable shares per Put to Centurion under the Equity Line Investment Agreement, each Put would yield only $225,000 in proceeds to us. The restrictions discussed, such as the restriction limiting the put amount to a percentage of our aggregate trading volume, may operate to prevent us from putting the maximum allowable number of shares. The average trading volume for the 30-day trading period beginning on November 15, 2001, was 41,660 shares per day. Therefore, the Company would have been restricted to putting 124,980 (15% of 833,200) shares per day yielding approximately $18,747 in the 20 day Put period. The 22,485,213 shares that Centurion may sell under this prospectus would represent 50.5% of the Company if they were all issued assuming that no other shares are issued in the future.

Warrants

As partial consideration for entering into the Equity Line Investment Agreement, the Company issued and delivered to Centurion a warrant to purchase 1,250,000 shares of our common stock. The warrant has an initial exercise price of $0.70 per share. The warrant has semi-annual reset provisions. The initial reset occurred on January 2, 2002. The exercise price was reset to $0.50 per share. The reset provision provides that the exercise price shall reset to the then current market trading price but that the exercise price can only be decreased under the reset provisions and cannot be increased. The warrants are immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter. All shares underlying these warrants are being registered in this prospectus.

Limitations and conditions to our Put rights

Our ability to Put shares of our common stock, and Centurion's obligation to purchase the shares, is subject to the satisfaction at the time of each Put of certain conditions. These conditions include, among others:

     o we have satisfied all obligations under the agreements entered into between us and Centurion in connection with and including the Equity Line Investment Agreement;

     o our common stock is listed and traded on Nasdaq or an exchange, or quoted on the O.T.C. Bulletin Board and the Company has not received any notice of suspension or delisting of the shares;

     o our representations and warranties in the Equity Line Investment Agreement are accurate;

     o we have reserved for issuance a sufficient number of shares of our common stock to satisfy our obligations to issue shares under any Put and upon exercise of 1,250,000 warrants;

     o this registration statement is effective and no stop order relating to it is in effect.

Our right to Put shares to Centurion will terminate permanently if:

     o we, or any of our directors or executive officers, have engaged in a transaction or conduct related to us that resulted in:

     o a Securities and Exchange Commission enforcement action, administrative proceeding or civil lawsuit; or

     o a civil judgment or criminal conviction or for fraud or misrepresentation or any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

     o the aggregate number of days which this registration statement is not effective or our common stock is not listed and traded on Nasdaq or an exchange or quoted on the O.T.C. Bulletin Board exceeds four months;

     o we file for bankruptcy or any other proceeding for the relief of debtors;

     o we materially breach covenants contained in Section 6 or Section 9 of the Equity Line Investment Agreement; or

     o if this registration statement is not declared effective by November 21, 2002.

Commitment and Termination Fees

As partial consideration for entering into the Equity Line Investment Agreement, the Company issued and delivered to Centurion a warrant to purchase 1,250,000 shares of our common stock. There are no other commitment fees associated with the Equity Line Investment Agreement. We may terminate our right to initiate further Puts or terminate the Equity Line Investment Agreement at any time by providing Centurion with written notice of our intention to terminate. There is no fee or penalty associated with terminating the Agreement. However, any termination will not affect any other rights or obligations we have concerning the Equity Line Investment Agreement or any related agreement.

Short Sales

The Equity Line Investment Agreement prohibits Centurion and its affiliates from engaging in short sales of our common stock unless Centurion has received a Put notice and the amount of shares involved in the short sale does not exceed the number of shares we specify in the Put notice.

Cancellation of Puts

A Put will be deemed cancelled if, between the date we give advance notice of an intended Put and the date we exercise the Put,:

     o we announced or implemented a stock split or combination of our common stock;

     o    we paid a dividend on our common stock;

     o we made a distribution of all or any portion of our assets or evidences of indebtedness to the holders of our common stock;

     o we consummated a major transaction, such as a sale of all or substantially all of our assets or a merger or tender or exchange offer that results in a change in control; or

     o we discover an undisclosed material fact which would cause this registration statement not to be current and effective until it is amended or supplemented to incorporate such fact.

If any of the above events occurs during any pricing period, then the pricing period shall be extended or shortened so that the last day of such pricing period is the date which is ten days after we provide Centurion with notice of such event.

Termination of Investment Agreement

We may terminate our right to initiate further Puts or terminate the Equity Line Investment Agreement at any time by providing Centurion with written notice of our intention to terminate. However, any termination will not affect any other rights or obligations we have concerning the Equity Line Investment Agreement or any related agreement.

Capital Raising Limitations

During the term of the Equity Line Investment Agreement and for a period of sixty (60) days after the termination of the Equity Line Investment Agreement, we are prohibited from entering into any private equity line agreements similar to the Equity Line Investment Agreement without obtaining Centurion's prior written approval.

The above restrictions do not apply to the following items and we may engage in and issue securities in the following transactions without notifying or obtaining approval from Centurion:

     o    in connection with acquisitions;

     o    upon exercise of options by employees or directors;

     o    in an underwritten public offering of our common stock;

     o upon conversion or exercise of currently outstanding options, warrants or other convertible securities;

     o under any option or restricted stock plan for the benefit of employees or directors; or

     o upon the issuance of debt securities with no equity feature for working capital purposes.

Centurion's Right of Indemnification

We have agreed to indemnify Centurion, including its owners, employees, investors and agents, from all liability and losses resulting from any misrepresentations or breaches by us under the Equity Line Investment Agreement, certain related agreements including a registration rights agreement, or this registration statement. We have also agreed to indemnify these persons for any claims based on (i) a breach by us, or our directors or officers, of their fiduciary duties, or (ii) a violation of Section 5 of the Securities Act caused by the integration of the private sale of our common stock to Centurion and the public offering under this registration statement.


Item 8. Plan of Distribution.
-----------------------------

Each selling shareholder is free to offer and sell its common shares at such times, in such manner and at such prices as it may determine. The common shares are sold through transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of Class A Common Shares or a combination of these methods of sale. Sales will be at market prices prevailing at the time of sale or at negotiated prices. The sales may or may not involve brokers or dealers. To the Company's knowledge, the selling shareholders have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

Each selling shareholder may sell its shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of Class A Common Shares for which such broker-dealers may act as agents or to whom they sell as principal or both. Compensation as to a particular broker-dealer might be in excess of customary commissions. Any broker-dealer assisting in the sale of the Class A Common Stock may be deemed to be, an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by these broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

Centurion is, and each remaining selling shareholder and any broker-dealer that assists in the sale of our common stock may be deemed to be, an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions. The selling shareholders may agree to indemnify broker-dealers for transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

Because Centurion is, and each remaining selling shareholder may be deemed to be, an underwriter within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

We have informed Centurion that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, will apply to its sales in the markets. Rules 101 and 102 of the Regulation M under the Securities Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

The selling shareholders, other than Centurion, also may resell all or part of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of that Rule.

We are responsible for all costs expenses and fees incurred in registering the shares offered by this prospectus. The selling shareholders are responsible for brokerage commissions, if any, on the sale of those securities.


Item 9. Legal Proceedings.
--------------------------

The Company is not a party to any pending or known threatened legal proceedings that do not constitute routine litigation incidental to the Company's business operations.


Item 10. Directors, Executive Officers, Promoters and Control Persons.
----------------------------------------------------------------------

The following is brief description of the current management and directors of
Empire:


Name and Municipality of Residence   Age             Position                 Term Expires
----------------------------------   ---             --------                 ------------
Norman L. Peterson                   61      Chief Executive Officer,     2002 Annual Meeting
Overland Park, Kansas                       Treasurer, Chairman of the
                                                Board of Directors

Bryan S. Ferguson                    39              President                    N/A
Lenexa, Kansas

John Garrison                        48         Secretary, Director       2002 Annual Meeting
Overland Park, Kansas

John R. Dixon                        67              Director             2002 Annual Meeting
Overland Park, Kansas

Elliott M. Kaplan                    49              Director             2002 Annual Meeting
Overland Park, Kansas

John L. Hersma                       53              Director             2002 Annual Meeting
Overland Park, Kansas

Lorne Torhjelm                       56              Director             2002 Annual Meeting
White Rock, BC

Sieg Deckert                         65              Director             2002 Annual Meeting
Grand Cayman, B.W.I.


                                       27


Norman L. Peterson has been Chief Executive Officer, Treasurer and Chairman of the Board of Directors of Empire since it began active operations in April of 1999. From 1974 to 1979, he was a senior officer, director and stockholder of the holding company that owned Platte Valley Bank and Trust Company as well as a director and shareholder of the bank. From 1988 to 1996, he was chairman and chief executive officer of Advanced Financial, Inc. a publicly held mortgage lending financial institution located in Shawnee, Kansas. From 1984 through December 2000, he was president of Peterson and Sons Holding Company, a privately held investment and financial consulting company and major shareholder of Empire. From the period 1996 to 1999, Mr. Peterson operated as an independent businessman performing consulting work for finance and banking related activities.

Bryan Ferguson is President of Empire. He is a Registered Professional Geologist who received a Bachelor of Science Degree in Geology from Emporia State University in 1984. He has over 15 years of experience in prospect evaluation, prospect generation, assessment and management in the oil field and engineering consulting industry. He began his professional career as a well-site geologist based in western Colorado in the middle 80's and for a period of approximately 10 years served as a project manager in environmental engineering for IT Corporation, an engineering and consulting company. He left IT Corporation in 1999 to join the management of Empire. His work experience includes electric log interpretation, cuttings interpretation, geological and geophysical data interpretation, ranking and high-grading of prospects for formulation of exploration strategy, basin analysis, risk assessment, ultimate potential and economic analyses, seismic interpretation, basin modelling, stratigraphic trap modelling, evaluation of structural relief prospects, near-surface static and velocity problems, surface topographic interpretation, market analyses, research, economic evaluation, AFE preparation and, industry forecast modelling.

John C. Garrison has been a director of Empire since April 1999. Mr. Garrison is a certified public accountant with over twenty-five years of experience in accounting, auditing and financial management. He served as corporate secretary, director and chief accounting officer of Infinity, Inc., a publicly traded oilfield service and oil and gas exploration and development company from April 1995 to August 1999. He is also a director of one other public traded energy company, Quest Resources, Inc. He is licensed to practice public accountancy in Kansas and Missouri and has been involved in an active practice since 1976. Mr. Garrison received a degree in business administration and accounting from Kansas State University.

John R. Dixon has been a director of Empire since April 1999. He received a degree from the University of Kentucky in 1958 in electrical engineering. He has worked in the public utility industry and as a consultant to private industry regarding rate analysis, service-contract negotiations and related functions. He founded two consulting firms and served as director on several publicly traded companies. Mr. Dixon served as President of Synergy, Inc. from 1978 to 1982 and from 1982 to 1988 he served as CEO of HSD, Inc., an engineering holding company. Since 1988, Mr. Dixon has acted as a private consultant to three private clients of HSD, Inc. and as a consultant to the public corporation to whom HSD was sold.

Elliot M. Kaplan has been a director of Empire since 1999. He is a practicing attorney and an officer and director of Daniels & Kaplan, P.C., Attorneys at Law where he has been employed since 1994. Mr. Kaplan received his Bachelor of Arts Degree from Antioch University in 1978 and received both Juris Doctor and Master of Business Administration degrees from Whittier College in 1982. Mr. Kaplan is a member of the American Bar Association, the Missouri Bar, and the District of Columbia Bar.

John L. Hersma has been a director of Empire since 1999. A former Chief Operating Officer with AMSCO International, a healthcare equipment manufacturer, which was acquired by Steris, Inc. in 1996. Mr. Hersma has served in various sales, marketing and management capacities in the health care industry, retiring in July of 1996 to pursue personal business interests and investment strategies. Mr. Hersma graduated in 1968 with a degree in Business Administration and Marketing from Northern Illinois University.

Lorne Torhjelm has been a director of Empire since June 2001. Mr. Torhjelm was the President, CEO and a director of Commonwealth Energy Corporation. He served in those capacities since 1997. Mr. Torhjelm is also currently President of R.N.J. Ventures Ltd., a private real estate and financial investment corporation. Mr. Torhjelm was actively involved in real estate investing from July 1996 to the time that he joined Commonwealth in 1997. Mr. Torhjelm has over 30 years of experience in the oil and gas industry, and has served as a director of a number of public and private oil and natural gas companies. He most recently served as a director of Scimitar Hydrocarbons Corporation, a public oil and natural gas exploration and development company trading on the Alberta Stock Exchange (April 1995 to July 1996).

Sieg Deckert, has served as a director of Empire since June 2001. Mr. Deckert served as a director of Commonwealth Energy Corporation. He served as a director for Commonwealth since September 1997. Mr. Deckert has been an independent businessman with various financial investments and land development activities since 1990. From July, 1980 to September, 1990, Mr. Deckert, was the founder and Chairman of Muffin Break Intl. Inc., a franchise chain of approximately 100 retail stores with operations throughout Canada, USA, Australia and New Zealand. Prior thereto, Mr. Deckert was the founder and President of the Tropic Sun Fruit and Nut Franchise chain, which established 19 stores throughout Ontario prior to its sale in April, 1980.

Item 11. Security Ownership of Certain Beneficial Owners and Management.
------------------------------------------------------------------------


   Title of class                   Name and address of        Amount and nature of      Percent of class      Percent of class
                                     beneficial owner          beneficial ownership    before the offering  following the offering
----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock            P&S Investment Management,           4,110,150                14.9%                 7.9%
                                           Inc.
                                   Overland Park, Kansas

Class B Redeemable                    Lorne Torhjelm                  778,231                 21.38%               21.38%
Voting Common Stock                   White Rock, BC

Class A Common Stock                Norman L. Peterson              477,500 (1)                1.7                  0.9
                                Chief Executive Officer and
                                         Chairman
                                   Overland Park, Kansas

Class A Common Stock                 Bryan S. Ferguson              272,800 (2)                0.9                  0.5
                                         President
                                      Lenexa, Kansas

Class A Common Stock                   John Garrison                222,875 (3)                0.8                  0.4
                                         Director
                                   Overland Park, Kansas

Class A Common Stock                   John R. Dixon                155,000 (4)                0.5                  0.002
                                         Director
                                   Overland Park, Kansas

Class A Common Stock                 Elliott M. Kaplan              92,156 (5)                 0.3                  0.2
                                         Director
                                   Overland Park, Kansas

Class A Common Stock                  John L. Hersma                252,500 (6)                0.9                  0.5
                                         Director
                                   Overland Park, Kansas

Class A Common Stock                  Lorne Torhjelm                860,667 (7)                3.1                  1.7
                                         Director
                                      White Rock, BC

Class B Common Stock                  Lorne Torhjelm                741,386 (8)                2.6                 21.38
                                         Director
                                      White Rock, BC

Class A Common Stock                   Sieg Deckert                1,187,159 (9)               4.3                  2.3
                                         Director
                                   Grand Cayman, B.W.I.

Class B Common Stock                   Sieg Deckert                 72,275 (10)                1.99                 1.99
                                         Director
                                   Grand Cayman, B.W.I.
----------

(1) Includes 412,500 shares beneficially owned through his wife, Ivalynn Peterson, and 62,500 stock options that are exercisable within 60 days.

(2)  Includes 240,000 stock options that are exercisable within 60 days.

(3)  Does not include any stock options or stock warrants.

(4)  Includes 17,500 shares beneficially owned by the John Dixon Trust.

(5)  Includes 62,500 stock options that are exercisable within 60 days.

(6)  All shares are beneficially owned through the John Hersma Trust.

(7) Includes 177,240 stock options and 16,667 stock warrants that are exercisable within 60 days.

(8)  Does not include any stock options or stock warrants.

(9) Includes 85,735 stock options and 181,788 stock warrants that are exercisable within 60 days.

(10) Does not include any stock options or stock warrants.


Item 12. Description of Securities.
-----------------------------------

Empire Class A Common Stock

This Prospectus relates to an offering of the Company's Class A Common Stock. Class A Common Shares are entitled to vote on all matters subject to shareholder vote. The Class A Common Shares possess liquidation rights and are also entitled to dividends. The Company has never paid cash dividends on its Class A Common Stock. The shares do not possess pre-emptive rights.


Item 13. Interest of Named Experts and Counsel.
-----------------------------------------------

The validity of the securities being registered by this registration statement is being passed upon for the registrant by Renkemeyer Campbell Gose & Weaver, LLP. As of the date of this registration statement, Renkemeyer Campbell Gose & Weaver, LLP. owned 56,000 shares of the Registrant's Class A Common Stock.


Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities.
--------------------------------------------------------------------------------

The Utah Revised Business Corporations Act and the Company's Articles of Incorporation and Bylaws authorize indemnification of any person who is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership , joint venture, trust, or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suite was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses s the court deems proper.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.
---------------------------------------------

In December 2001, the Company issued 91,093 shares of Class A Common Stock valued at $13,664 to Lorne Torhjelm, a director, in consideration for services rendered/expenses incurred on behalf of the Company.

In December 2001, the Company issued 113,400 shares of Class A Common Stock valued at $17,010 to Robert Stewart in consideration for services rendered/expenses incurred on behalf of the Company.

In December 2001, the Company issued 320,000 shares of Class A Common Stock valued at $48,000 to P&S Investments Management, Inc. in exchange for services rendered to the Company.

In December 2001, the Company issued 811,615 shares of Class A Common Stock valued at $121,742 to P&S Investment Management, Inc. in exchange for P&S Investment Management, Inc.'s note receivable and interest thereon from the Company.

During July 2001, the Company borrowed $50,000 from John Dixon, a director of the Company. The promissory note is due April 11, 2002, and contains a stated interest rate of 10%. The note also requires the issuance of 7,500 shares of Class A Common Stock.

In June 2001, the Company borrowed $90,000 from P&S Investment Management, Inc., a major stockholder. The promissory note was satisfied in stock in December 2001.

In June 2001, the Company issued 400,000 shares of Class A Common Stock to P&S Management, a major stockholder, for services performed. The shares were valued at $520,000 based upon a market price of $1.30 per share.

In November and December 2000, the Company acquired a 44.6% working interest in approximately a 704-acre lease with respect to oil and gas properties located in Leon County, Texas, primarily from Trend Capital Corporation ("Trend"). The total consideration paid was 1,004,000 shares of Empire Class A Common Stock having a fair value of approximately $2,063,000. One of Trend's principals is Mr. Lorne Torhjelm, who was the President and Chairman of Commonwealth at the time that it was acquired by Empire. Mr. Torhjelm was appointed to Empire's Board of Directors upon Empire's acquisition of Commonwealth. Empire learned of the Leon County, Texas oil and gas properties through its due diligence performed while it was considering Commonwealth as a potential merger/acquisition candidate. As of June 30, 2001, the acquired properties were not generating revenues. Refer to Form 8-K filed with the SEC dated May 11, 2001 with respect to this transaction.

In June 2000, the Company acquired a majority ownership interest in One E Group, Inc. in exchange for a total of 846,667 shares of the Company's Class A Common Stock. In August 2000, One E Group lost the services of critical personnel and key proposed contracts and, as a result, the Company discontinued operations and liquidated equipment and assets in settlement of corporate liabilities. Subsequently, the Company sold its investment in One E Group and any claims the Company may have against the sellers to Peterson & Sons Holding Company in exchange for 750,000 shares of Empire Class A Common Stock. Refer to Form 8-K filed with the SEC dated May 11, 2001 with respect to this transaction.


Item 16. Description of Business.
---------------------------------

Empire is a reporting company under the Securities Act of 1934 whose Class A Common Shares trade on the OTC bulletin board under ticker symbol EECI.OB. The Company is headquartered in Overland Park, Kansas (Kansas City area). Empire was incorporated in November of 1983 in the state of Utah under the name Medivest, Inc. Medivest engaged in various business enterprises and eventually filed for protection under the bankruptcy laws. The Company emerged from bankruptcy and had its corporate charter reinstated in 1995 but remained inactive until 1999. At that time, Peterson & Sons Holding Company acquired control by purchasing a majority of the then outstanding shares of Empire from the majority shareholder. On May 17, 1999, the shareholders of Medivest approved a change of name from Medivest Inc. to Empire Energy Corporation and Empire commenced commercial activity in the oil and gas industry. Empire was initially financed through the issuance of convertible debentures (now converted) at $1.00 US per Empire share, raising $500,000 in 1999. The Company was subsequently reorganized with new management with the objective of accumulating oil and gas production and properties at a time when oil and gas prices were at 25-year lows. The primary prospect, at inception, was the opportunity presented in the country of Nicaragua. In the interim, the Company began participating in an exploration program in Tennessee and realized its first revenues from that program in late 1999. In November 2000, the Company acquired a working interest in a gas well located in Leon County, Texas. The Company is currently developing the gas well. In June 2001, the Company acquired all of the outstanding shares of Commonwealth Energy Corp. ("Commonwealth"), a Canadian reporting company, in exchange for Empire Class B Redeemable Voting Common Shares and Empire Exchangeco Series A Nonvoting Shares. Commonwealth is engaged in oil and natural gas exploration, development and production operations in the United States.

Empire is also expanding its operations internationally and has recently focused in the area of Central America. Empire owns 51% of Industria Oklahoma-Nicaragua, S.A., a Nicaraguan company that has been legally, technically and financially qualified under Nicaragua's 1998 Hydrocarbon law. The Company is currently awaiting the opening of a licensing round by the country in which it anticipates that a hydrocarbon exploration concession will be granted. The licensing round refers to a bidding round required by Nicaraguan Hydrocarbon Law No. 286 whereby bid packages will be provided to qualified companies, bids prepared and returned and a possible bid award made in the form of an exploration concession.

Empire's corporate strategy is to expand its domestic reserve base through acquisitions and additional exploration and developmental drilling under its existing oil and gas exploration program and to reinvest a substantial portion of the cash flow generated from its domestic operations to acquire or participate in international prospects that have the potential for larger petroleum reserves and greater revenues.

The Company files annual and quarterly reports as well as all other mandated filings under the federal securities laws with the SEC. You may read and copy any materials that the Company has filed with the SEC at the SEC's Public Reference Room at 450 Fifth St., N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also view Company filings via the SEC's Internet website (http://www.sec.gov). The website contains reports, proxy and information statements, and other information that is filed electronically with the SEC.


Item 17. Management's Discussion and Analysis or Plan of Operation.
-------------------------------------------------------------------

     a. Management Discussion & Analysis of Financial Condition and Results of Operations

General

The Company's plan of operation is to explore opportunities to acquire and develop oil and gas properties both domestically and internationally that may benefit the Company and its stockholders. Management anticipates that to exploit any such opportunities, the Company will issue shares of its common stock as the primary consideration for the participation in such opportunities.

On June 29, 2001, the Company acquired Commonwealth Energy Corporation, a Canadian company primarily engaged in the acquisition and exploration of petroleum and natural gas properties in the United States. Commonwealth was listed for trading on the Canadian Venture Exchange (formerly the Alberta Stock Exchange), has two wholly owned subsidiaries, Blue Mountain Resources Inc. and Commonwealth Energy (USA) Inc. and is active in Oklahoma, Wyoming, and Texas.

In November, 2000, Empire acquired a 45% working interest in a 704-acre lease located in Leon County, Texas of which Commonwealth owned 50%. With the acquisition of Commonwealth the Company owns 95% of the lease and now is operator. The Bedsole lease has one well, drilled by Amerada Hess to 16,300 feet deep, completed and logged. Logs from the well indicate the presence of several productive sandstone formations including the popular Bossier Sand and Cotton Valley Sand.

The Company continues oil and gas development and production in Overton County, Tennessee. Since the Company began participation in this development, eleven wells have been drilled. Four wells did not find commercial quantities of oil or gas. Four wells located commercial quantities of gas that will be produced when an adequate transportation facility is constructed. Three wells have been completed and have produced commercial quantities of oil. The Company and its co-participant in the exploration and development program continue to evaluate and refine the exploration technology process for hydrocarbon location and various well completion techniques. During the next year the Company anticipates drilling additional wells on the currently leased properties as appropriate sites are identified using studies of seismic and geological information.

The Company continues to search for production or exploration companies with existing reserves and production to which the Company can add value through investment, combination or joint venture. During the next 12 months, the Company's cash requirements will be for these drilling and production activities and for expenses associated with searching for, investigating and pursuing other potential oil and gas opportunities. Operating revenue, sales of equity or a combination thereof are expected to provide necessary funding for opportunities identified. Because the Company has not identified all opportunities that may arise or the timing of those opportunities, it cannot predict the total amount of such cash needs. As of the date of this report, the Company has no specific capital commitments.

Present Activities:

During October 2001, Empire signed a Letter of Agreement to purchase additional oil and gas interests in the Fort Worth Basin in North Central Texas. Empire currently owns a 50% Working Interest in this oil and gas production acreage in Parker County, Texas and agreed to purchase the remaining 50% interest in the Prospect, as well as 100% Working Interest in three additional properties located within the same area. The Agreement called for Empire to take over as operator on the leases. The Company subsequently withdrew its offer to purchase the additional oil and gas interests upon the completion of its due diligence in connection with the acquisition. Empire management determined that the desired deep rights for the Barnett Shale formation could not be delivered with the acreage and, as such, the acquisition did not meet with the Company's development plans for the area. The Company, which owns 50% Working Interest in the lease package, will continue efforts to acquire the deep rights from other parties.

In March 2001, the Company initiated completion activities on the existing well on the Bedsole lease located in Leon County, Texas. A 12' section of the upper Cotton Valley sand was perforated and fractured. During July 2001, the Company initiated completion of an additional 42' section of upper Cotton Valley sand. This zone was also perforated and fractured. The results of the completion are encouraging but production rates cannot be determined until the flow back and subsequent testing are completed. The Company has contracted with Anadarko to sell the gas.

In June 2001, as part of the Commonwealth acquisition, the Company acquired several producing properties. One of the properties is a 2,600-acre lease in Coleman County, Texas. This lease has two wells that are completed in the Caddo and Duffer formations. One of the wells is currently producing natural gas and the other, which has produced gas in the past, is currently awaiting maintenance activities to return it to production. The Company has a 39% working interest in the lease and is considering a development drilling program that includes the commingling of additional formations in the two existing producing wells as well as a multi-well drilling program targeting the Marble Falls, Duffer and Ellenberger formations with possible commingling of two or more zones.

The Company also acquired a 3,000-acre lease located in Parker County, Texas from Commonwealth. This lease has four key wells that are currently producing gas from various sand and conglomerate formations on the lease. Empire has a 40% working interest. Development plans for the lease include re-completion efforts on existing wells and an exploration program to determine if production is possible from the popular Barnett Shale underlying the area which has recently been discovered to be economical in the area.

In addition, the Company also acquired two leases in Washington County, Oklahoma from Commonwealth. These two leases total 480-acres and has current oil production from a 29-well waterflood operation in the Bartlesville sand. Empire has a 50% working interest. Development plans for the lease include evaluation of the current operations to identify inefficiencies as well as evaluation of the potential to perforate and fracture coal bed methane formations underlying the lease.

Results of Operations

During the quarter ended September 30, 2001, the Company generated $45,643 in revenue from the sale of oil and gas from its wells and incurred $15,981 in lease operating expense related to these wells. The Company generated a loss from oil and gas activities of $278,082 after deducting $87,317 of depreciation, depletion and impairment expense from oil and gas properties and $220,427 in general operating expenses and expenses of pursuing opportunities. During the quarter ended September 30, 2000, the Company generated $190,376 in revenue from the sale of oil from its wells and incurred $1,942 in lease operating expense related to these wells. The Company generated a loss from oil and gas activities of $33,723 after deducting $118,020 in depletion, depreciation and impairment expense from oil properties and $104,137 in general operating expenses and expenses of pursuing opportunities. Overall, the Company reported a net loss of $281,708 for the three months ended September 30, 2001 primarily because of the non-cash charge for depreciation and depletion of $87,317 and consulting stock options of $27,439.

During the nine months ended September 30, 2001, the Company generated $105,228 in revenue from the sale of oil and gas from its wells and incurred $26,008 in lease operating expense related to these wells. The Company generated a loss from oil and gas activities of $3,043,725 after deducting $2,198,306 of depreciation, depletion and impairment expense from oil properties and $924,639 in general operating expenses, and expenses of pursuing opportunities. The general and administrative expense includes $520,000 for stock issued to P&S Investment Management Inc., a significant stockholder for services rendered. During the nine months ended September 30, 2000, the Company generated $414,826 in revenue from the sale of oil from its wells in Tennessee and incurred $8,401 in lease operating expense related to these wells. The Company generated a loss from oil and gas activities of $262,972 after deducting $244,536 in depletion, depreciation and impairment expense from oil properties and $424,861 in general operating expenses and expenses of pursuing opportunities. Overall, the Company reported a net loss of $3,152,323 for the nine months ended September 30, 2001 primarily because of the non-cash charge to impairment of $2,108,229 as a result of a write-down of the full cost pool and $556,957 of stock-based compensation.

Financing Activities:

Commonwealth raised CDN$650,000 in two private placements in 1999 and 2000. The first was completed in July 1999 raising CDN$500,000. The second was completed between December 1999 and March 2000 and raised CDN$150,000. The Company also raised CDN$845,814 through the exercise of stock warrants and stock options. In addition, US$1,023,049 was raised through the selling of working interests in 4 drilling projects completed between July 1999 and April 2000 in Wyoming and Texas.

An approximate total of US$1,730,000 was utilized to finance the various purchasing, leasing, drilling, and completion activities of the Wyoming and Texas projects listed below. The following is a summary of the drilling and completion projects completed from January 1999 to the present:

     (a) Camp Colorado Prospect (Coleman County, Texas): Warren/Thurmond #1 Well Drilled (July/August, 1999), Warren/Thurmond #2 Well Drilled (January/February, 2000); Both wells put onto production.

     (b) Old World Prospect (Parker County, Texas): Acquired (March, 1999), Byrd #1 Well Re-entered and Completed (October, 1999); Currently producing.

     (c)  Alkali Draw Prospect (Wyoming): F24-5 Beltch Well Drilled (September,
          1999); Dry hole.

     (d)  Madren Draw Prospect (Wyoming): Driscoll 22-19 Well Drilled (April,
          2000); Dry hole.

     (e) Bedsole Unit (Leon County, Texas): Bedsole #1 Well Completion Operations (July, 2000 - Present). Currently under development.

Field Operations:

Commonwealth made a natural gas discovery in Coleman County, Texas on the Prospect known as Camp Colorado. Management anticipates a development program for this 2,600-acre Prospect will be implemented in the next 12 months. Two wells have been drilled on this prospect, the Warren/Thurmond #1 and the Warren/Thurmond #2. The two formations where discoveries were made are known as the Caddo Limestone and the Duffer formations. Both formations exist in each well. The wells have been through an evaluation period and management may decide to open up the alternate zones in each of the wells and then proceed with an initial 3-well development-drilling plan for the prospect. The estimated cost of this drilling plan is $400,000.00 US.

The first step will be to treat the Warren/Thurmond #1 well to unload the water that has built up in the well preventing production of the natural gas. Then, alternate zones will be opened in each well. Following this, the Company plans to drill 3 additional developmental wells on the property before further evaluating the potential of the field. Gas reserves attributed to the Caddo and the Duffer included 297,029 MCF proved, developed producing and 523,896 MCF proved, developed non-producing. Management intends to have an Engineering Field Development study completed as the company goes forward with its development plan.

Production Data:

The following table shows the production for the month of October 2001 for the 2 wells on the Camp Colorado Project in Coleman County, Texas.


                  Water Production    Oil Production       Gas Production
Well Name        (Barrels of Water)  (Barrels of Oil)  MCF (Thousand Cubic Feet)
---------        ------------------  ----------------  -------------------------

Warren/Thurmond #1       0                   0                   0

Warren/Thurmond #2      60                  10                   2.361

The Bedsole #1 well on the Company's Bedsole Unit in Leon County, Texas is currently undergoing completion operations in the Cotton Valley formation. The estimated cost to complete the entire Cotton Valley zone is approximately $1 million US. A seismic study also suggests the potential of a possible Pinnacle Reef target on the Prospect. The Company may complete an additional 3D Seismic study and then approach several larger oil and gas companies, offering them the opportunity to participate in drilling for the Pinnacle Reef gas target. The cost to drill one Pinnacle Reef well is approximately $3 million US. Therefore, the Company may finance this project by inviting a larger oil and gas company to fully finance the drilling and completion of the well for a portion of the working interest.

Production Data:

The following table shows the production for the month of October 2001 for the Bedsole #1 Well.


                Water Production      Gas Production MCF         Oil Production
Well Name      (Barrels of Water)    (Thousand Cubic Feet)      (Barrels of Oil)
---------      ------------------    ---------------------      ----------------

Bedsole #1            250                    1716                       0



A study will be completed on the 3,000 acre Old World Gas field in Parker County, Texas to determine the most efficient development program to ensure maximum recovery of the potential natural gas reserves (441,970 MCF proved, developed producing). Currently there is production from 3 wells. The results of the study will determine the necessary capital investment needed to maximize daily production from this field.

The following table shows the production for the month of October 2001 for 8 wells on the Old World Project in Parker County, Texas.


                   Water Production     Gas Production MCF       Oil Production
Well Name         (Barrels of Water)   (Thousand Cubic Feet)    (Barrels of Oil)
---------         ------------------   ---------------------    ----------------

Byrd Unit #1              0                    555                     0

Ellis, A-2                0                   2,498                    0

Lester B#3                0                    860                     0

Leonard #1                0                     0                      0

Lester B#1                0                     0                      0

LS Byrd #2                0                     0                      0

Byrd #1                   0                     0                      0

Ellis B-3                 0                     0                      0

Currently, there are 4 wells producing. The number of wells producing changes from month to month.

In the Powder River Basin of Wyoming, the Company owns ten Oil & Gas Prospects. They are as follows:

                 1.  Seedy Draw                 6.  West Hay Creek
                 2.  Double Dare                7.  Hay Creek
                 3.  Beacon                     8.  Jim Creek
                 4.  Alkali Draw                9.  West Fork
                 5.  Madren Draw                10. Lodgepole Creek

Management believes that a 10 well drilling program is necessary to evaluate the potential of further development programs on the 10 Wyoming Prospects listed above. The costs to drill on each of these Prospects vary according to the target formations depth. Drilling and Completion costs can range from US$150,000.00 to $500,000.00 per well.

The estimated amount of capital that is needed to proceed with the development plans on the Camp Colorado and Bedsole Prospects in Texas is approximately US$1,400,000.00. The estimated capital needed to properly assess the development potential of the 10 Wyoming Prospects is approximately US$3 million. Further studies are to be completed to evaluate the necessary capital investment necessary to extract the hydrocarbon reserves of the Company's Johnston & Tyler Lease in Oklahoma and the Old World Prospect in Texas.

Exploration and Development Activities

Tennessee Exploration Program

In the third quarter of 1999, Empire signed an agreement to participate in a Joint Venture Exploration Agreement with Pryor Oil Company of Parkville, Missouri in which the Company has a 60% working interest. Pryor Oil, an unrelated entity whose Tennessee operations are based in Livingston, Tennessee, had been engaged in the evaluation of large areas of central Tennessee, where Overton County is located, to eastern Tennessee, where significant reserves of natural gas had been reported to have been discovered by others. Pryor planned to establish operations and explore for oil and gas in the north-central portion of the state and engaged Empire in a Participation Agreement to conduct the exploration program. In this program, Empire bears its share of the acquisition, drilling, extraction and production costs incurred and Pryor Oil is responsible for conducting and managing all drilling, production and marketing activities to exploit the prospects. This prospect is characterized by very shallow reserves (less than 2,000 feet), light sweet crude (41 gravity and low sulfur), and available leasing conditions. Since initiating this project in mid 1999, the Company has returned a profit on its investment and expects to continue to do so over the long-term development of the project.

The exploration program was developed under the concept of using technology-based criteria to search for and locate oil and gas producing reservoirs. Target reservoirs are all present in geologic formations that are no deeper than 2,000 feet below ground surface. Of the current producing oil wells in the program, oil production is from depths of 835 feet and 790 feet below ground surface.

During the fiscal year ended December 31, 1999, the Company's domestic oil sales from Tennessee included production during the fourth quarter only. A new field discovery well was spud on September 9, 1999 and was brought onto production on October 5, 1999. Total production from the field during this period (fourth quarter, fiscal year 1999) was 6,577 barrels of oil. Total field production through 2000 was 43,856 barrels. Sales from the program are to Somerset Refinery, Inc., Somerset, Kentucky and represented 100% of Empire's consolidated oil revenues at this time.

Production Data:

The following table shows the production for the month of October 2001 for the 2 wells on the Tennessee Exploration Program.



                    Water Production     Gas Production MCF      Oil Production
Well Name          (Barrels of Water)   (Thousand Cubic Feet)   (Barrels of Oil)
---------          ------------------   ---------------------   ----------------

Cooper #2                  0                     0                     35.8

Campbell-Bilbrey #1        0                     0                    212.72


The program currently consists of the oil production and an estimated seven (7) potential gas wells that are currently categorized as "dry hole oil wells". These seven gas wells have not been measured, are not currently producing and are shut-in awaiting a gas pipeline in which to sell the gas. There is no assurance or guarantee that the Company will be able to produce and sell gas from these wells. In November 1999, an offset well was drilled which encountered commercial quantities of gas but the well has been shut-in awaiting a market in which to sell the gas. The second producing oil well in the program was spud in fiscal year 2000 (January 25, 2000) and brought onto production on March 5, 2000. During the year 2000, the program drilled an estimated nine (9) wells with approximately 70% encountering commercial quantities of hydrocarbons. To date, the three oil wells that have been placed onto production have produced 15,200, 15,700 and 20,000 barrels of oil respectively. In addition, the region has proven to be prolific in natural gas. Approximately 70% of the wells drilled encounter significant natural gas. The gas encountered is considered significant based on observations made in the field during drilling operations and is not based on actual measurements or calculations of pressure, flow and volume. The blow-down and re-pressure cycles observed during drilling are the basis for this observation and are in no way intended to be relied upon for ultimate production potential or to guarantee potential reserves or revenues. Plans were presented to the Company for the installation of a gas gathering and sales pipeline into the area to allow sales for the gas. The pipeline was planned for completion in July. However, as of the date of this prospectus, the pipeline is not completed. It is not known when or if the entity that is constructing the pipeline will be successful in bringing pipe to the area to allow the sales of the shut in gas.

In so far as additional drilling targets are present on existing leases that are held in the program, it is the desire to lease an extensive land block (32,000 acres) in a region located to the east of the current program drill sites. This acreage is believed to be host to deeper, more extensive formations. The premise for this belief is the fact that in the central part of the state, where the Company currently operates, the producing formations extends to approximately 2,000 feet deep. In the eastern portion of the state, these same formations appear at a depth of 5,000 feet and are producing hydrocarbons at higher rates. As such, the Company feels that the area in between will have deeper formations with higher production that warrants exploration. Operating costs to drill and produce on the acreage are expected to be higher however, as mentioned above, production of oil and gas is expected to be higher as well. Additionally, gas pipelines are present in the vicinity providing an immediate market in which to sell any production that is encountered.

In 2000, the Company expended an estimated $192,000 in the program and realized revenues of approximately $488,000. The average cost to Empire to drill a producing well in this program was $42,000 including completion costs. Moreover, the dry hole costs averaged approximately $12,000 per well.

The initial exploration activity has resulted in an improved exploration database and the program is actively engaged in a leasing and exploration program to expand activities and prospects in the region. Moreover, the operator is currently conducting an expanded seismic shoot in an effort to further understand the geology of the region using existing wells and existing production horizons as control points. Planned activities include the drilling of additional wells during this year.

Nicaraguan Exploration Activities

Empire has a 51% ownership in Industria Oklahoma-Nicaragua S.A., a company that has been technically, legally and financially qualified by the government of Nicaragua to conduct oil exploration under a new law (circa 1998) in that country. Industria Oklahoma-Nicaragua, S.A. along with Empire and other members of the consortium are actively pursuing the execution of a contract with the government of Nicaragua for a contract (oil and gas concession) allowing the firms the rights to explore on a substantial acreage block, never before explored in the Central American nation. In management's view, Nicaragua has not been adequately explored and data suggests that this land mass may be host to hydrocarbons. Evidence of the presence of hydrocarbons is provided by the first hand observation of the live oil seeps in the country as well as geological data provided from various sources including a two-series article appearing in the Oil and Gas Journal (February 7 and February 14, 2000 issues) that describe the geological conditions of the country and support the concept of the presence of hydrocarbons. Empire management has traveled to the country, representatives have met with officials and an ongoing dialogue between energy ministry officials and company representatives are continuing. It is anticipated that once the licensing round is officially opened by the government, the consortium will be granted a concession. Plans are being evaluated to joint venture with a moderate to large independent oil company to fully exploit this prospect. At this time, the Company has not identified a possible joint venture partner and does not have an executed agreement or letter of intent. There are four other oil companies and three individuals that own the balance of the 49% of Industria Oklahoma-Nicaragua S.A. not owned by Empire. Empire has been involved in and working towards this concession for a period of nearly two years.

Item 18. Description of Property.
---------------------------------

Properties

1.   Wyoming Properties

The following are descriptions of the Company's principal producing, exploration and development properties located in the State of Wyoming, USA. They are held by the Company's wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a)  7 Channel Sand Prospects, Powder River Basin, Weston County, Wyoming

Commonwealth owns an interest in a group of 7 Prospects located in the Powder River Basin in Weston County, Wyoming. All of these Prospects are targeting the Fall River (Dakota) Formation and are referred to as the Channel Sand Prospects.

Commonwealth purchased these 7 Prospects from a group of geologists in Wyoming who completed geological studies from which they derived there to be potential for economic hydrocarbons.

(b)  Beacon Prospect, Wyoming

Commonwealth has acquired a 100% interest in a 2,215.28-acre lease known as the Beacon Prospect in Converse County, Wyoming. The Prospect is located a few miles south of Douglas, Wyoming in T. 32 N., Rgs. 70-71 W. Commonwealth will retain a 25% working interest in this well and intends to farm out the balance.

Detailed correlation of the Canyon Springs interval shows two separate sandstone units, with the upper sand completely pinching-out along the up dip (south) edge of the Prospect area. The lower, more massive sand persists southward to the outcrop flanking LaBonte Anticline. A strong east-southeast plunging nose can be documented with subsurface control, and parallels other structural noses to the south associated with LaBonte Anticline. The upper Canyon Springs sand pinchout crosses this plunging nose, forming the trap area.

Reservoir studies of other areas producing from the Canyon Springs sand confirm the presence of a very high quality reservoir, with porosities commonly exceeding 20% and permeabilities up to several hundred millidarcies. Secondary objectives with shows in the immediate area include Jurassic marine sands above the Canyon Springs, and the shallower Cretaceous Muddy, Dakota, and Lakota sandstones. A 2,600-foot test well will evaluate the section through the Canyon Springs sand objective. High gravity (40 degrees API) green oil is anticipated however there is no guarantee that we will discover oil or gas on this property.

(c)  The Seedy Draw Extension Prospect, Wyoming

Commonwealth holds a 45% working interest in 3,304 (1,486 net) acres in the form of leases near the Giggs Thompson and Seedy Draw oil fields in the Weston and Niobrara Counties. The lands lie in Townships 40 and 41N, Ranges 63 and 64W in the Powder River Basin. In this area, regional stratigraphic dip is to the southwest. Three oil-bearing target zones have been encountered in this area. The Upper Cretaceous Turner Sandstone, and the Lower Cretaceous Muddy and Dakota reservoirs, have formed the principal prospects to date. These lands appear to lie over Dakota channel sands.

(d)  Double Dare Prospect (Powder River Basin, Wyoming)

The prospect is located in the heart of the Powder River Basin, nine miles northeast of the Sand Dune field (discovered by Kerr McGee).

     This new exploration prospect is in the evaluation stage.

2.   Texas Properties

The following are descriptions of the Company's principal producing, exploration and development properties located in the State of Texas. They are held by the Company's wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a)  Bedsole Unit, Leon County, Texas

The Company is the operator of and holds a 95% Working Interest in the 704 acre Bedsole Unit located in Leon County, Texas.

(b)  Camp Colorado Prospect; Coleman County, Texas

The Company is the operator of and holds a 39% working interest in the Camp Colorado Prospect located in Coleman County, Texas.

Coleman County is situated in north central Texas and lies on the Bend Arch. The Bend Arch is a region well known for its concentration of oil and gas fields. This prospect is in the northeast quarter of the county. Production in the immediate area is primarily gas.

There are multiple target formations on the Prospect. The Duffer formation, Caddo Limestone formation and Marble Falls formation are 3 primary target zones.

Commonwealth has drilled 2 wells on the Prospect. The Warren / Thurmond #1 well was successfully drilled and completed in July 1999 but is currently shut-in. The Warren / Thurmond #2 well was successfully drilled and completed in January / February 2000. The Company is now putting together a further development program for this Prospect.

(c)  Old World Prospect, Parker County, Texas

The Company owns a 50% working interest in the 3,000-acre Old World Prospect located in Parker County, Texas.

3.   Oklahoma Properties

The following are descriptions of the Company's principal producing, exploration and development properties located in the State of Oklahoma. They are held by its wholly owned subsidiary Commonwealth Energy (USA) Inc.

(a)  Oklahoma Johnston & Tyler Leases

Blue Mountain Resources Inc.; a wholly owned subsidiary, holds a 50% working interest in the Johnston and Tyler Lease (Contiguous), a 480 acre project located in Washington County, Oklahoma, near Bartlesville, Oklahoma. The Johnston Lease produces oil from the Wayside sand formation from four producing wells at a current rate of 155.41 bbls/mo. The Tyler Lease produces oil from the Wayside and Bartlesville Sand formations and is currently off-line. There are a total of 29 existing wells on the property. Current engineering reserve reports have been ordered but not yet received, as such, reserve values have not been included herein.

(b)  Spring Creek, Oklahoma

The Company holds a working interest in the Spring Creek field. At the moment, no drilling is being conducted on this site. However, in the future there may be further exploration conducted on this property.

Item 19. Certain Relationships and Related Transactions.
--------------------------------------------------------

In December 2001, the Company issued 91,093 shares of Class A Common Stock valued at $13,664 to Lorne Torhjelm, a director, in consideration for services rendered/expenses incurred on behalf of the Company.

In December 2001, the Company issued 113,400 shares of Class A Common Stock valued at $17,010 to Robert Stewart in consideration for services rendered/expenses incurred on behalf of the Company.

In December 2001, the Company issued 320,000 shares of Class A Common Stock valued at $48,000 to P&S Investments Management, Inc. in exchange for services rendered to the Company.

In December 2001, the Company issued 811,615 shares of Class A Common Stock valued at $121,742 to P&S Investment Management, Inc. in exchange for P&S Investment Management, Inc.'s note receivable and interest thereon from the Company.

During July 2001, the Company borrowed $50,000 from John Dixon, a director of the Company. The promissory note is due April 11, 2002, and contains a stated interest rate of 10%. The note also requires the issuance of 7,500 shares of Class A Common Stock.

In June 2001, the Company borrowed $90,000 from P&S Investment Management, Inc., a major stockholder. The promissory note was satisfied in stock in December 2001.

In June 2001, the Company issued 400,000 shares of Class A Common Stock to P&S Management, a major stockholder, for services performed. The shares were valued at $520,000 based upon a market price of $1.30 per share.

In November and December 2000, the Company acquired a 44.6% working interest in approximately a 704-acre lease with respect to oil and gas properties located in Leon County, Texas, primarily from Trend Capital Corporation ("Trend"). The total consideration paid was 1,004,000 shares of Empire Class A Common Stock having a fair value of approximately $2,063,000. One of Trend's principals is Mr. Lorne Torhjelm, who was the President and Chairman of Commonwealth at the time that it was acquired by Empire. Mr. Torhjelm was appointed to Empire's Board of Directors upon Empire's acquisition of Commonwealth. Empire learned of the Leon County, Texas oil and gas properties through its due diligence performed while it was considering Commonwealth as a potential merger/acquisition candidate. As of June 30, 2001, the acquired properties were not generating revenues. Refer to Form 8-K filed with the SEC dated May 11, 2001 with respect to this transaction.

In June 2000, the Company acquired a majority ownership interest in One E Group, Inc. in exchange for a total of 846,667 shares of the Company's Class A Common Stock. In August 2000, One E Group lost the services of critical personnel and key proposed contracts and, as a result, the Company discontinued operations and liquidated equipment and assets in settlement of corporate liabilities. Subsequently, the Company sold its investment in One E Group and any claims the Company may have against the sellers to Peterson & Sons Holding Company in exchange for 750,000 shares of Empire Class A Common Stock. Refer to Form 8-K filed with the SEC dated May 11, 2001 with respect to this transaction.

Item 20. Market for Common Equity and Related Stockholder Matters.
------------------------------------------------------------------

Our Class A Common Stock trades on the OTC Bulletin Board under ticker symbol EECI.OB. The OTC Bulletin Board is not an exchange. Trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ. You may have difficulty reselling any of the shares that you purchase from the selling shareholders.

Table 1 sets forth the high and low bid information for each fiscal quarter beginning with September 30, 1998, the first quoted quarter. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. These data provided by NASDAQ Trading and Market Services.

Table 1.

Bid Information

Fiscal Quarter Ended                   High                   Low
--------------------                   ----                   ---
September 30, 2001                     1.34                  0.23
June 30, 2001                          1.25                  0.75
March 31, 2001                         1.63                  0.82
December 31, 2000                      1.38                  0.84
September 30, 2000                     3.00                  1.19
June 30, 2000                          4.25                  1.69
March 31, 2000                         6.13                  4.12
December 31, 1999                      2.38                  1.50

There are approximately 800 holders of the Company's Class A Common Stock. There are approximately 1,400 holders of the Company's Class B Redeemable Voting Common Stock. The Company has never paid a cash dividend on any class of its stock nor does it anticipate declaring any dividends on any class of its stock in the foreseeable future.


Item 21. Executive Compensation.
--------------------------------

Compensation of Empire Executives

The only compensated members of Empire's management are Norman Peterson and Bryan Ferguson. Each individual's compensation is less than US$100,000 per annum.


Item 22. Financial Statements.
------------------------------

The Company is providing herein the audited historical consolidated financial statements of Empire Energy Corporation for the years ended December 31, 2000 and 1999. In addition, the Company is providing herein the unaudited interim financial statements for the nine months ended September 30, 2001 and 2000.

In addition, the Company is providing the audited historical financial statements of Commonwealth Energy Company for the years ended December 31, 2000 and 1999 and the unaudited financial statements for the three months ended March 31, 2001 and 2000 as it represents a significant acquisition of the Company.

The Company is providing herein the unaudited pro forma statements of operations for the year ended December 31, 2000 and for the nine months ended September 30, 2001. Such pro forma financial statements were prepared assuming the Company's acquisition of Commonwealth had occurred at the beginning of the periods presented herein.

                   EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                                TABLE OF CONTENTS



Independent Auditors' Report                                     F-2

Consolidated Balance Sheet                                       F-3

Consolidated Statements of Operations                            F-4

Consolidated Statements of Stockholders' Equity                  F-5 to F-8

Consolidated Statements of Cash Flows                            F-9 to F-10

Notes to Consolidated Financial Statements                       F-11 to F-28

Supplemental Information (Unaudited)                             F-29

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders
Empire Energy Corporation (formerly Medivest, Inc.)
(A Development Stage Company)


We have audited the accompanying consolidated balance sheet of Empire Energy Corporation and Subsidiaries (formerly Medivest, Inc.) (A Development Stage Company) as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999 and the amounts for the years ended December 31, 2000 and 1999 included in the cumulative period from March 21, 1995 (inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Empire Energy Corporation and Subsidiaries, (A Development Stage Company) as of December 31, 2000 and the results of their operations, and their cash flows for the years ended December 31, 2000 and 1999 and the amounts for the years ended December 31, 2000 and 1999 included in the period from March 21, 1995 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.




Tulsa, Oklahoma                                /S/  Sartain Fischbein & Co.
February 19, 2001, except for                       Certified Public Accountants
Note 2 as to which the date is
May 3, 2001

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
December 31, 2000
--------------------------------------------------------------------------------


ASSETS

Cash                                                               $     40,351
Account receivable - trade, no
 allowance deemed necessary                                               9,675
Marketable securities                                                     4,832
                                                                   ------------

Total current assets                                                     54,858
                                                                   ------------

Oil and gas properties, using full cost accounting:
    Not subject to amortization                                       2,062,661
                                                                   ------------

Other Assets:
    Furniture and equipment, net of
     accumulated depreciation of $2,464                                  25,117
    Deposits and other                                                   26,349
    Investment in and advances to affiliate                             102,842
                                                                   ------------

Total other assets                                                      154,308
                                                                   ------------

Total assets                                                       $  2,271,827
                                                                   ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable and accrued liabilities                      $     50,949
     Note payable - related party                                        12,500
     Convertible debenture                                               20,000
                                                                   ------------
Total current liabilities                                                83,449
                                                                   ------------

Stockholders' Equity
     Common stock, authorized 50,000,000 shares
         of $.001 par value, issued and
         outstanding 15,496,062                                          15,496
     Additional paid in capital                                      23,572,387
     Treasury stock, 750,000 shares at cost                          (1,125,000)
     Accumulated other comprehensive loss - unrealized
         loss on available for sale securities                           (8,451)
     Previous accumulated deficit                                    (1,867,999)
     Accumulated deficit during development stage                   (18,398,055)
                                                                   ------------

Total stockholders' equity                                            2,188,378
                                                                   ------------

Total liabilities and stockholders' equity                         $  2,271,827
                                                                   ============


--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.



EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------------------------------
For The Years  Ended  December  31,  2000 and 1999 and the Period from March 21,
1995 (inception) to December 31, 2000
---------------------------------------------------------------------------------------------------------------------

                                                                       December 31,
                                                            ----------------------------------          Cumulative
                                                                2000                 1999             Since Inception
                                                            ------------          ------------        ---------------
                                                             (Restated)            (Restated)           (Restated)
Oil and gas sales                                          $     487,979          $     69,401          $    557,380

Expenses:
    Lease operating                                               13,406                 1,100                14,506
    Depreciation, depletion, amortization and
      impairment                                                 289,948                90,802               380,750
    General and administrative                                   544,557               744,431             1,352,183
                                                           -------------          ------------          ------------
Operating loss                                                  (359,932)             (766,932)           (1,190,059)

Other income (expense):
    Interest expense, net                                         (7,894)              (76,750)              (84,644)
    Equity in net loss of investment                              (9,089)                 --                  (9,089)
    Loss on sale of available-for-sale securities                 (7,996)                 --                  (7,996)
                                                           -------------          ------------          ------------
    Loss from continuing operations before
           taxes and extraordinary item                         (384,911)             (843,682)           (1,291,788)

Provision for income taxes                                          --                    --                    (300)
                                                           -------------          ------------          ------------

Loss from continuing operations before
  extraordinary item                                            (384,911)             (843,682)           (1,292,088)

Extraordinary item - gain on restructuring of
  debt, net of taxes                                                --                    --                 255,528
                                                           -------------          ------------          ------------

Loss from continuing operations                                 (384,911)             (843,682)           (1,036,560)

Discontinued operations:

  Loss from operations of discontinued
    segments, net                                           (17,361,495)                 --              (17,361,495)
                                                           -------------          ------------          ------------

Net loss                                                   $(17,746,406)          $   (843,682)         $(18,398,055)
                                                           =============          ============          ============

Basic loss per common share:
  Loss before extraordinary item                            $       (.03)         $       (.08)
  Extraordinary item                                                --                    --
                                                            ------------          ------------

  Loss from continuing operations                                   (.03)                 (.08)
  Loss from discontinued operations                                (1.34)                 --
                                                            ------------          ------------

  Net loss per share                                               (1.37)                 (.08)
                                                            ============          ============

Weighted average shares outstanding                           12,916,092            10,882,785
                                                            ============          ============

-----------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.

                                        F-4



EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
For The Period From March 21, 1995 (Inception) Through December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           Deficit
                                                                                                            Accumulated  Accumulated
                                            Common Stock          Additional                   Previous        Other        During
                                       ----------------------      Paid-in     Treasury       Accumulated  Comprehensive Development
                                       Shares        Amount        Capital       Stock          Deficit        Loss         Stage
                                       ------        ------        -------     ----------     -----------    --------    -----------

Balance at March 21, 1995
(Inception)                             91,178    $        91    $ 1,608,671   $       --     $(1,867,999)   $    --     $      --

Issuance of stock to creditors
in satisfaction of
debt at $.99 per
share on 2/21/97                           870           --              867           --            --           --            --

Issuance of stock to former
directors for $7,000
of services rendered at
$.072 per share on 9/5/97               97,225             97          6,903           --            --           --            --

Shares returned for no
consideration and canceled
on 9/8/97                               (7,675)            (8)             8           --            --           --            --

Issuance of stock for cash
 at $.0027 per share on
10/29/98                             7,500,000          7,500         12,500           --            --           --            --

Issuance of stock for cash
 at $.01 per share on
11/5/98                              3,000,000          3,000         27,000           --            --           --            --

Issuance of stock for
 $13,532 of services
rendered at $0.054 per
 share on 12/23/98                     250,000            250         13,282           --            --           --            --

Net income for the period                 --             --             --                           --           --         192,033
                                   -----------    -----------    -----------   ------------   -----------    ---------   -----------

Balance at December 31, 1998        10,931,598         10,930      1,669,231           --      (1,867,999)        --         192,033


------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

                                      F-5


EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
For The Period From March 21, 1995 (Inception) Through December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           Deficit
                                                                                                            Accumulated  Accumulated
                                            Common Stock          Additional                   Previous        Other        During
                                       ----------------------      Paid-in     Treasury       Accumulated  Comprehensive Development
                                       Shares        Amount        Capital       Stock          Deficit        Loss         Stage
                                       ------        ------        -------     ----------     -----------    --------    -----------
Issuance of stock to
directors for services at
$.0066 per share on 3/24/99            12,500            13             70         --          --             --             --

Issuance of stock to a
consultant for services at
$2.125 per share at 11/9/99            10,000            10         21,240         --          --             --             --

Shares returned for no
consideration and
cancelled on 4/29/99                  (15,181)          (15)            15         --          --             --             --

Exercise of stock
options on 12/21/99                    12,500            13          7,487         --          --             --             --

Intrinsic value of
beneficial conversion feature            --            --           52,500         --          --             --             --

Conversion of debt
to common stock
(10/04/99 to 11/9/99)                 157,500           158        162,814         --          --             --             --

Stock based compensation
for non-employee stock
options granted on
3/24/99 and 8/10/99                      --            --          302,294         --          --             --             --

Net loss for the year                    --            --             --           --          --             --          (843,682)
                                  -----------   -----------    -----------    ----------   ----------    ---------       ---------

Balance at December 31, 1999       11,108,917        11,109      2,215,651         --      (1,867,999)        --          (651,649)



------------------------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.

                                       F-6


EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
For The Period From March 21, 1995 (Inception) Through December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           Deficit
                                                                                                            Accumulated  Accumulated
                                            Common Stock          Additional                   Previous        Other        During
                                       ----------------------      Paid-in     Treasury       Accumulated  Comprehensive Development
                                       Shares        Amount        Capital       Stock          Deficit        Loss         Stage
                                       ------        ------        -------     ----------     -----------    --------    -----------

Shares issued for cash at $3.00 per
share (3/8/00 to 4/7/00) in
conjunction with
a private placement, net of
$31,000 of offering costs             105,800             106         286,294       --             --            --            --

Conversion of debt to common
stock (2/2/00 to 4/14/00)             342,500             343         366,749       --             --            --            --

Issuance of shares in connection
with acquisition
of Omega on 2/8/00 with fair
value of $3.00 per share              560,000             560       1,679,440       --             --            --            --

Exercise of options on 3/25/00         50,000              50          29,950       --             --            --            --

Issuance of stock for consulting
services to an
unrelated individual at
$3.604 per share on 4/5/00             12,000              12          43,235       --             --            --            --

Issuance of shares in connection
with acquisition
of Talisman on 4/11/00 with
fair value of $3.50 per share         562,150             562       1,966,963       --             --            --            --

Issuance of shares in connection
with acquisition of One E Group
on 6/20/00 with fair value of
$2.50 per share                       846,675             846       2,115,842       --             --            --            --

Fair value of 11,000,000 warrants
granted in connection with
acquisition of computer service
company                                  --              --        11,500,000       --             --            --            --



-----------------------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.

                                       F-7


EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
For The Period From March 21, 1995 (Inception) Through December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           Deficit
                                                                                                            Accumulated  Accumulated
                                            Common Stock          Additional                   Previous        Other        During
                                       ----------------------      Paid-in     Treasury       Accumulated  Comprehensive Development
                                       Shares        Amount        Capital       Stock          Deficit        Loss         Stage
                                       ------        ------        -------     ----------     -----------    --------    -----------

Issuance of stock for payment
of well costs incurred on
6/29/00 with a fair value
of $3.00 per share                    14,020            14        42,046          --             --             --             --

Exercise of options on
7/15/00 and 7/20/00                   110,000           110        69,840          --             --             --             --

750,000 shares returned in
connection with sale of
computer service company on
9/30/00 with a fair value
of $1.50 per share                      --            --       1,125,000    (1,125,000)          --             --             --

Capital contribution on
forgiveness of related
party debt in connection
with sale of computer
service company                         --            --          63,000          --             --             --             --

Issuance of shares in connection
with purchase of undeveloped oil
and gas properties on 11/17/00
with a fair value of $1.156
per share                          1,784,000         1,784     2,060,877          --             --             --             --

Intrinsic value of beneficial
conversion feature                      --            --           7,500          --             --             --             --

Other comprehensive loss                --            --            --            --             --           (8,451)          --

Net loss for year                       --            --            --            --             --             --      (17,746,406)
                                 -----------   -----------   -----------   -----------    -----------    -----------   ------------

Balance at December 31, 2000      15,496,062   $    15,496   $23,572,387   $(1,125,000)   $(1,867,999)   $    (8,451)  $(18,398,055)
                                 ===========   ===========   ===========   ===========    ===========    ===========   ============


------------------------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements.

                                       F-8




EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------
For The Years Ended December 31, 2000 and 1999 And The Period From March 21, 1995 (Inception) to December 31, 2000
-----------------------------------------------------------------------------------------------------------------------

                                                                        December 31,
                                                              --------------------------------           Cumulative
                                                                  2000                1999             Since Inception
                                                              -----------          -----------         ---------------
                                                              (Restated)                                 (Restated)
Cash Flows From Operating:
  Net loss                                                   $(17,746,406)         $  (843,682)        $(18,398,055)

  Adjustments to reconcile net loss to net cash
   used in operating activities:
      Common stock issued for services                             43,198               21,333              103,517
      Intrinsic value of beneficial conversion
           feature                                                  7,500               52,500               60,000
      Stock based compensation for non-employee
          stock options granted                                      --                302,294              302,294
      Depreciation, depletion, amortization and
          impairment                                              289,948               90,802              380,750
      Equity in net loss of investment                              9,089                 --                  9,089
      Loss on sale of available-for-sale securities                 7,996                 --                  7,996
      Depreciation depletion, amortization and
          impairment of assets included in
          discontinued operations                              17,128,880                 --             17,128,880

Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                   37,565              (28,300)               9,265
      (Increase) decrease in prepaid expenses                       6,175               (1,000)               5,175
      Increase (decrease) in accounts payable                      11,007               28,702             (236,310)
      Decrease in customer deposits                                (7,150)                --                 (7,150)
                                                              -----------          -----------          -----------

Net Cash Used in Operating Activities                            (212,198)            (377,351)            (634,549)
                                                              -----------          -----------          -----------

Cash Flows From Investing Activities:
      Purchase of oil and gas properties                         (192,307)            (143,919)            (336,226)
      Decrease in deposits and other assets                        28,202                 --                 28,202
      Proceeds from sale of available-for-sale
        securities                                                 59,918                 --                 59,918
      Cash acquired in acquisitions                                77,364                 --                 77,364
      Investment in and advances to affiliate                    (111,931)                --               (111,931)
      Purchase of furniture and equipment                         (19,618)              (7,974)             (27,592)
                                                              -----------          -----------          -----------

Net Cash Used in Investing Activities                            (158,372)            (151,893)            (310,265)
                                                              -----------          -----------          -----------


---------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements.

                                      F-9



EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------
For The Years Ended December 31, 2000 and 1999 And The Period From March 21, 1995 (Inception) to December 31, 2000 (Continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                             December 31,
                                                                                     -----------------------------     Cumulative
                                                                                        2000              1999       Since Inception
                                                                                     -----------       -----------   ---------------
Cash Flows From Financing Activities:
    Proceeds from note payable                                                              --                --             35,000
    Payment of note payable                                                                 --                --            (35,000)
    Proceeds from notes payable - related parties                                         22,500            52,500           75,000
    Payments on notes payable - related parties                                          (53,735)             --            (53,735)
    Proceeds from convertible debt                                                        20,000           500,000          520,000
    Proceeds from issuance of common stock                                               386,400             7,500          443,900
                                                                                     -----------       -----------      -----------

Net Cash Provided by Financing Activities                                                375,165           560,000          985,165
                                                                                     -----------       -----------      -----------

Net Increase in Cash                                                                       4,595            30,756           40,351

Cash, beginning of year                                                                   35,756             5,000             --
                                                                                     -----------       -----------      -----------

Cash, end of year                                                                    $    40,351       $    35,756      $    40,351
                                                                                     ===========       ===========      ===========

Supplemental Disclosure of Cash Flow Information
    Income taxes paid                                                                $      --         $      --        $       300
    Interest paid                                                                          8,787              --               --

Supplemental Disclosure Of Non-Cash Investing And Financing Activities
    Conversion of convertible debt to common
       stock including accrued interest of $24,592                                   $   367,092       $      --        $   524,592
    Assets acquired for stock and warrants                                            17,264,213              --         17,264,213
    Stock issued for oil and gas properties                                            2,104,718              --          2,104,718
    Other comprehension loss                                                               8,451              --              8,451
    Treasury stock acquired and debt forgiven in
       in exchange for assets and additional paid
       in capital                                                                      1,188,000              --          1,188,000


------------------------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial staements.

                                      F-10

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation: Empire Energy Corporation (formerly Medivest, Inc) (the "Company") was incorporated in the State of Utah on November 10, 1983 and was involuntarily dissolved on May 1, 1991, for failure to file its annual report. On March 21, 1995 (inception) the Corporate charter was reinstated and the Company has been in the development stage since that time.

The consolidated financial statements include the accounts of Empire Energy Corporation and its wholly owned and majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of Business: The Company's plan of operations is to explore opportunities both domestically and internationally that benefit the Company and its stockholders including the development and exploration of oil and gas prospects.

Investments and Accumulated other Comprehensive Loss: Investment securities that are held for short-term resale are classified as trading securities and carried at fair value. Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value, based on quoted market prices. Unrealized gains and losses on securities available-for-sale are reported as a net amount in accumulated other comprehensive income, net of applicable income taxes. Costs of securities sold are recognized using the specific identification method.

The Company accounts for its 39% investment in a real estate development company under the equity method. At September 30, 2000, the Company had purchased $4,375 of stock of the real estate company and had advanced $100,000 in the form of a demand note receivable (See Note 6). Due to operating losses incurred by the real estate company, the Company's $4,375 investment has been reduced to zero at December 31, 2000. Since the Company has advanced funds to this entity, the Company recorded additional equity in the net loss of this entity of $4,714 based on debt advance by the Company to total advances to the entity.

Deposits and Prepaid Expenses: Deposits and expenses paid in advance are deferred and recognized when the expense is realized. Amounts expected to be realized within one year are recorded as current assets.



--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Furniture and Equipment: Expenditures for furniture and equipment are recorded at cost. Improvements which extend the economic life of such assets are capitalized. Expenditures for maintenance and repairs are charged to expense.

Depreciation is provided over the estimated useful lives of the related assets, which range from 5 to 7 years, using the straight-line method for financial accounting purposes.

Oil and Gas Properties: The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized. No internal overhead costs have been capitalized to date.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

The capitalized costs are subject to a "ceiling test," which limits capitalized costs to the aggregate of the "estimated present value," discounted at a 10-percent interest rate, of future net revenues from proved reserves (based on current economic and operating conditions), plus the lower of cost or fair market value of unproved properties. In 2000 and 1999, the Company recorded an impairment expense of $287,869 and $90,417, respectively, to write-off costs of completed wells to the extent that those costs exceed the "ceiling test".


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Oil and Gas Properties (Continued): Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Capitalized Interest: The Company intends to capitalize interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest will be capitalized only for the period that activities are in progress to bring these projects to their intended use. No interest costs have been capitalized since inception.

Impairment of Long-Lived Assets: The Company follows Statement of financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires than an impairment loss be recognized when the carrying amount of an asset exceeds the expected future undiscounted net cash flows. During 2000, the Company recorded an impairment of goodwill (which is included in discontinued operations) for $16,921,009 related to the purchase of Omega, Talisman, and One E Group (See Note 6).

The Company impaired inventory and fixed assets acquired in the Talisman acquisition of approximately $243,000.

Income Taxes: Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Loss Per Share: Basic earnings per share of common stock was computed by dividing the loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive.

Use of Estimates: The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments: The carrying amount of financial instruments including cash, accounts receivable, accounts payable and accrued expenses approximated fair value as of December 31, 2000 because of the relatively short maturity of these instruments.

It is not practical to estimate the fair value of related party notes due to the inability to estimate fair value without incurring excessive costs.

The carrying amounts of convertible debentures approximates fair value as of December 31, 2000 because interest rates on these instruments approximate market interest rates.

2.     RESTATEMENT

The Company has reviewed its accounting for the estimated fair value of the warrants issued in conjunction with the acquisition of One E Group and has changed the value to $11,500,000 based on the Black=Scholes option pricing method, an increase of $11,489,000.

Additionally, December 31, 1999 was restated to record additional expense of $173,593 related to equity instruments issued in 1999.

The following is the summarized effect on the Company's financial statements.

                                           December 31, 2000                       Cumulative Since Inception
                                           -----------------                       --------------------------
                                        As                                         As
                                   Originally                                  Originally
                                    Reported            As Restated             Reported            As Restated
                                    --------            -----------             --------            -----------

Financial positon:
   Total assets                   $  2,271,827          $  2,271,827
   Stockholder's equity              2,188,378             2,188,378

Results of operations:

   Operating loss                 $   (359,932)         $   (359,932)         $ (1,016,466)         $ (1,190,059)
   Loss from continuing
     operations                       (384,911)             (384,911)           (1,118,495)           (1,292,088)
   Loss of operations from
     discontinued segments          (5,872,495)          (17,361,495)           (5,872,495)          (17,361,495)
   Net loss                         (6,257,406)          (17,746,406)           (6,735,462)          (18,398,055)
   Loss from continuing
     operations                           (.03)                 (.03)
   Net loss per common
     share                                (.48)                (1.37)



--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


3.     DEVELOPMENT STAGE COMPANY

The Company's operations since its charter was reinstated March 21, 1995, have primarily involved oil and gas exploration, development and production in north-central Tennessee. During the fourth quarter of 2000, the Company acquired a 44.6% working interest in oil and gas properties in Texas. The Company is also interested in expanding its oil and gas operations into an international setting (primarily Central America and Africa) but has not yet obtained any exploration or similar rights in any Central American or African country.

The Company's corporate strategy is to expand its domestic reserve base through acquisitions and additional exploration and developmental drilling under its existing oil and gas exploration program and to reinvest a substantial portion of the cash flow generated from its domestic operations to acquire or participate in international prospects that have the potential for larger petroleum reserves and greater revenues.

In addition, the Company has raised and is in the process of raising debt and equity capital (see Notes 8 and 11). There can be no assurances the Company will be successful in development and implementation of its business plan or raising additional capital.


4.     ACQUISITIONS

On February 8, 2000, the Company acquired all the outstanding common stock of Omega International, Inc. ("Omega") in exchange for 560,000 shares of the Company's common stock. Omega focused on business opportunities in Africa, primarily the purchase and resale of minerals in Ghana. The market value of the Company's common stock on the date of the transaction was $3.00 per share. The transaction was accounted for as a purchase. These financial statements consolidate the financial position and results of operations of the Company and Omega, since the date of acquisition. All intercompany items have been eliminated. Due to uncertainty in target areas, Omega is inactive and its operations are reflected in the accompanying financial statements as discontinued operations.

On April 12, 2000 the Company acquired substantially all the assets of Talisman Marketing, Inc. ("Talisman"), an unrelated marketing company, in exchange for 562,150 shares of the Company's common stock. The market value of the Company's common stock on the date of the transaction was $3.50 per share. The transaction was accounted for as a purchase. These financial statements consolidate the financial position and results of operations of the Company and Talisman, since the date of acquisition. All intercompany items have been eliminated. Talisman has become inactive and its operations are reflected in the accompanying financial statements as discontinued operations.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


4.     ACQUISITIONS (CONTINUED)

On June 20, 2000 the Company acquired a majority ownership interest in One E Group, Inc. ("One E Group"), an unrelated computer services company, in exchange for 846,675 shares of the Company's common stock, and warrants to purchase 11,000,000 shares of the Company's common stock at $3.00 per share. The market value of the Company's common stock on the date of the transaction was $2.50 per share. The warrants expire one year from the date of the transaction (June 20, 2001) and if not exercised are callable at $.001 per share 60 days after the Company's common stock trades at $5.55 for 30 consecutive days. The Company recorded an additional cost of $11,500,000 related to the warrants at their estimated fair value using the Black-Scholes calculation method and a weighted average risk-free interest rate of 8.50%, expected volatility of 118.46% and no expected dividend yield. The transaction was accounted for as a purchase. In August 2000, One E Group lost the services of critical personnel and key proposed contracts. As a result, the Company discontinued operations and liquidated equipment and assets in settlement of corporate liabilities (See note
6).

The following is a summary of the acquisitions:


                                                           Marketing             One E
                                         Omega              Company               Group                 Total
                                      -----------          -----------          -----------          -----------
Purchase price equal to the
  estimated market value of
  common stock and warrants
  issued                              $ 1,680,000          $ 1,967,525          $13,616,688          $17,264,213

Net Assets Acquired                         8,080               59,013              276,111              343,204
                                      -----------          -----------          -----------          -----------

Excess of the purchase price
  over the assets acquired            $ 1,671,920          $ 1,908,512          $13,340,577          $16,921,009
                                      ===========          ===========          ===========          ===========

Pro forma results of operations for 2000 and 1999 are as follows assuming the acquisitions had taken place as of January 1 of each respective year:


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


4.     ACQUISITIONS (CONTINUED)

                                                       Year Ended December 31,
                                                       2000             1999
                                                   ------------    -------------

Pro forma loss from discontinued operations        $(18,006,566)   $ (2,528,626)
Pro forma net loss                                  (18,391,477)     (3,372,308)
Pro forma loss per share                                  (1.36)           (.26)
Pro forma weighted average shares outstanding        13,552,880      12,851,610



Pro forma revenues and results from continuing operations are consistent with the amounts in the consolidated statements of operations.


5.     OIL AND GAS PROPERTIES NOT SUBJECT TO AMORTIZATION

The properties in Tennessee are being developed, completed and placed into production when oil is located in apparent reasonable quantities. The geological structures are such that the amount of reserves cannot be evaluated with the engineering certainty necessary to be judged proven reserves. As drilling of a specific well is finished, a determination is made to complete the well and begin production or treat the well as unsuccessful. Costs of successful wells are added to the full cost amortization calculations when production begins. Costs of unsuccessful wells are added to the full cost amortization calculation when that determination is made. Because of the engineering uncertainty described above and the inability to identify proven reserves, all amounts added to the full cost amortization calculation are immediately considered impaired and charged to operations.

During 2000 and 1999, $234,367 and $90,417, respectively in development costs were incurred for completed wells. These costs were added to the full cost amortization calculation and considered impaired. Also, during 2000, development costs of $53,502, incurred in 1999 for wells under development, were added the full cost amortization calculation when the wells were complete and considered impaired.

In November and December 2000, the Company issued 1,784,000 shares of common stock with a fair value of $2,062,661 (based on a closing market price on November 17, 2000 of $1.1562 per share) for a 44.6% working interest in an undeveloped gas property of approximately 704 acres in Leon County, Texas. Subsequent to December 31, 2000, the Company issued an additional 20,000 shares of common stock for an additional .5% working interest in this project.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


5.     OIL AND GAS PROPERTIES NOT SUBJECT TO AMORTIZATION (CONTINUED)

The property includes One well that is under development with completion expected during the first half of 2001. Future development of additional wells on the property will be evaluated in conjunction with the results of this first well.

The cost of this well will be included in the full cost amortization calculation upon the completion of the well and the beginning of production or the determination that the well is unsuccessful.

The Company evaluates unproven properties each quarter to determine whether impairment has occurred. Any costs related to exploratory dry wells are included in the full cost amortization base when that determination is made. Any costs associated with geophysical and geological costs that are not associated with specific unproven properties are included in the full cost amortization base as incurred.

The per barrel amount of amortization and impairment expense incurred during 2000 and 1999 was $12.87 and $23.01, respectively based on company sales of $487,979 and $69,401, respectively from 22,367 and 3,946 barrels of oil, respectively.


6.     IMPAIRMENT OF GOODWILL AND DISCONTINUED OPERATIONS

During 2000, the Company acquired Omega, Talisman and One E Group (see Note 4). Due to the limited operating history of Omega, Talisman and One E Group, management determined the goodwill associated with the acquisitions should be fully impaired. The following is a summary of the impairment:


                                       Omega                 Talisman           One E Group              Total
                                     ------------          ------------         ------------          ------------

Excess of the purchase
   price over assets acquired        $  1,671,920          $  1,908,512         $ 13,340,577          $ 16,921,009
Impairment recognized                  (1,671,920)           (1,908,512          (13,340,577)          (16,921,009)
                                     ------------          ------------         ------------          ------------
Net                                  $       --            $       --           $       --            $       --
                                     ============          ============         ============          ============


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


6.     IMPAIRMENT OF GOODWILL AND DISCONTINUED OPERATIONS (CONTINUED)

Due to uncertainty in target countries of Omega, management decided in the third quarter of 2000, to discontinue operations. Subsequent to the purchase of Talisman, key personnel left resulting in management discontinuing this operation in the second quarter of 2000. In August 2000, One E Group lost the services of critical personnel and proposed contracts, resulting in management discontinuing the operations.

Net sales from the discontinued segments included in Loss from Discontinued Operations in the accompanying consolidated statement of operations is $9,382 in 2000. As the segments were acquired in 2000, there was no revenue in 1999.

In September 2000, the Company sold its investment in One E Group and any claims the Company may have against the sellers of that investment, to a major Company stockholder and received 750,000 shares of the Company's common stock in exchange. In addition, One E Group forgave an outstanding note receivable from a subsidiary of the Company of approximately $203,000. The reacquired Company stock is reflected as treasury stock on the balance sheet and the net loss from the discontinued operations of the subsidiary is stated separately from operating results in the statement of income. The excess of the debt forgiven over the net assets of One E Group at the date of sale of $63,000 is reflected as an additional paid in capital due to the related party nature of the transaction.

The sale of One E Group was recorded as follows:

                  Net assets sold                $  (140,633)
                  Debt forgiven                      203,633
                  Market value of 750,000
                  shares of the Company's
                  common stock                     1,125,000
                                                 -----------

                          Capital contribution   $ 1,188,000
                                                 ===========

During the fourth quarter of 2000, management determined that the continued passage of time reduced the chances that value would be realized from inventory and fixed assets of Talisman and as a result recorded an impairment of approximately $243,000.

There are no significant remaining assets of the discontinued operations as of December 31, 2000.

7.     INVESTMENT IN AND ADVANCES TO AFFILIATE

During 2000, the Company acquired a 39% interest in a real estate company for $4,375. In addition, the Company advanced $100,000 in the form of an unsecured demand note, with interest at 10%.

The Company's investment and advances at December 31, 2000 are summarized as follows:

         Initial investment                                 $    4,375
         Unsecured demand note                                 100,000
         Accrued interest receivable on demand note              7,556
         Equity in loss of affiliate                            (9,089)
                                                            ----------
                                                            $  102,842
                                                            ==========

--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


8.     NOTE PAYABLE AND CONVERTIBLE DEBENTURE

Note payable and convertible debenture consist of the following at December 31, 2000:

       Notes payable - related party,
       interest at 10%, due on demand.
       The note is uncollateralized.                          $  12,500
                                                              =========

       Convertible debentures, interest
       at 12%, due August 31, 2001. The note is
       convertible upon issuance on a $2.00
       for One share basis into shares of
       common stock.                                          $  20,000
                                                              =========

During 2000, the Board of Directors approved the sale of $3,000,000 of convertible debentures, which will carry interest at 12% and convert to common stock on a $2.00 for one share of common stock. Common stock issued upon conversion has automatic piggyback registration rights. The Company sold $20,000 as of December 31, 2000 and discontinued the further sale of these debentures.

Individual purchases of $20,000 and $190,000 in 2000 and 1999, respectively, of convertible debentures were acquired at a time when the conversion price was less than the market value of the Company's stock on the date of purchase. As a result, the Company has recorded an additional $7,500 and $52,500 of intrinsic value for the beneficial conversion feature in 2000 and 1999, respectively, which is recorded as interest expense in the accompanying statements of operations.


9.     INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


9.     INCOME TAXES (CONTINUED)

Components of the net deferred tax asset at December 31, 2000 are as follows:

          Deferred Tax Asset:
                Net operating loss carryforward            $ 147,000
                Impairment of fixed assets and inventory      36,000
                Other                                         (3,000)
                Less valuation allowance                    (180,000)
                                                           ---------

          Net Deferred Tax Asset                           $    --
                                                           =========

The provision for income taxes is as follows:

                            Year Ended December 31,
                            -----------------------              Cumulative
                        2000                   1999           Since Inception
                       ------                 ------          ---------------

    Current           $       -              $       -             $  300
    Deferred                  -                      -                  -
                     ----------             ----------             ------

                      $       -              $       -             $  300
                      =========              =========             ======

At December 31, 2000, the Company had a net operating loss carryforward available for Federal income tax purposes of approximately $970,000. Because of tax rules relating to changes in corporate ownership, the utilization by the Company of these benefit carryforwards in reducing its tax liability may be restricted. The amounts of operating loss carryforwards expire in varying amounts through 2020. Due to the uncertainty of realization and the annual restriction discussed above, a deferred tax asset valuation allowance has been provided. The valuation allowance increased $75,000 and $105,000, respectively during 2000 and 1999 related to the increase in the net operating losses and other deferred tax assets.

The following is a reconciliation of the U.S. statutory tax rate to the Company's effective rate for the years ended December 31, 2000 and 1999 and the period from March 21, 1995 (inception) to December 31, 2000:

                                 Year Ended December 31,
                                 -----------------------            Cumulative
                                    2000         1999            Since Inception
                                  --------     --------          ---------------

    Statutory rate                   15.0%        15.0%                 15.0%
    Net operating losses            (15.0%)      (15.0%)               (15.0%)
                                  --------     --------              --------

    Company's effective rate             -%           -%                   -%
                                  =========    =========             ========


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


10.     AGREEMENTS

Office Lease: The Company entered into a sublease agreement for office space on April 1, 1999, with an entity related through common ownership. The sublease required monthly rent of $2,250 plus common area charges through December 31, 2000. The Company paid $27,000 and $20,000 of rent under this agreement during 2000 and 1999, respectively.

In the fourth quarter of 2000, the Company entered into a three-year office lease with an unrelated third party. The first rent payment of $4,176 is due in January 2001.

From March 21, 1995 (inception) to March 31, 1999 all activities of the Company were conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the Company for the use of these facilities and there are no commitments for future use of the facilities.

Minimum lease payments under noncancellable operating leases are as follows:

             Year Ending December 31
             -----------------------

                      2001                                   $ 50,199
                      2002                                     51,243
                      2003                                     47,850
                                                             --------

                                                             $149,292
                                                             ========

Consulting Agreements: The Company had an agreement with an entity related through common ownership to provide consulting and management services and to provide use of various equipment and secretarial services for $12,500 per month through December 31, 2000.

The Company had an agreement with an entity related through common ownership to investigate certain business opportunities for $3,000 per month. The agreement was completed effective December 31, 1999.

The Company paid $150,000 and $139,500 for services under the above agreements during 2000 and 1999, respectively.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


10.     AGREEMENTS (CONTINUED)

Participation and Operating Agreements: In 1999, the Company entered into a Participation and Operating Agreement with an unrelated third party (the "Operator") to participate in oil and gas exploration in Tennessee. The agreement provides the Company a 60% working interest in the property in exchange for paying a similar share of costs on wells as offered. The Company has expended approximately $336,000 and issued 14,020 shares of common stock with a fair value of approximately $42,000 through December 31, 2000 for costs associated with the exploration and drilling of wells. These costs were included in oil and gas properties in the accompanying balance sheet and impaired under the full cost ceiling test.

In addition, the Company acquired a 51% interest in an unrelated third party approved to negotiate concessionary drilling rights to produce oil and gas in Central America. Should the venture be successful in achieving the concessions, the Company agreed to pay two-thirds of well costs up to $1,000,000. During 2000 and 1999, the Company expensed approximately $15,000 and $27,000, respectively of costs associated with pursuing the concessions in Central America. Should the Company be successful in obtaining the concession and generating revenue, 250,000 of the existing non-qualified stock options to consultants will vest. No concessions have been obtained to date.


11.    STOCKHOLDERS' DEFICIT

Stock For Services and Debt: During 1997, the Company issued 97,225 shares of common stock to former directors for services performed of $7,000 or $.072 per share and 870 shares to creditors in satisfaction of trade payables. Additionally, the Company entered into a Consultant Compensation Agreement with legal counsel. The Company agreed to issue shares of common stock for services performed by legal counsel. The total number of shares that could be issued under the agreement could not exceed 10 percent of the outstanding common stock of the Company on the date of issuance. During 1998, the Company issued 250,000 shares for services performed of $13,532 or an average of $.054 per share. The agreement required the shares to be registered, which was completed in October 1999.

During March 1999, the Company issued 2,500 shares of common stock to each of the five Board members for services performed. The shares are valued at an amount that approximates the last cash price paid on November 5, 1998 of $.01 per share. In November 1999, the Company issued 10,000 shares of common stock to an unrelated individual for consulting services. The shares were valued at the fair value of the stock at the date the services were completed or $2.125 per share.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


11.    STOCKHOLDERS' DEFICIT (CONTINUED)

In April 2000, the Company issued 12,000 shares of common stock to an unrelated consultant for services performed. The shares were valued at the fair value of the stock at the date the services were completed of $3.60 per share.

Stock for services is valued at the fair value of the services performed or stock issued whichever is more readily determinable. Generally, prior to May 21, 1999 (when the Company's stock began trading again) stock for services was valued at the estimated fair value of the services provided. However, shares issued to the new directors were valued at the most recent cash price paid for Company stock as the value of services performed was not readily determinable. After May 21, 1999, stock issued for services is valued based on the market value of the stock on the date the services were performed.

Conversion of Debt: From October 1999 to April 2000, holders of $500,000 of convertible debentures, converted their debentures plus $24,591 of accrued interest into 500,000 shares of common stock.

Change in Ownership: In March 1999, a current major stockholder acquired 7,250,000 shares (68.6%) of the Company's outstanding common stock from the former majority stockholder for $19,000 cash or $.0026 per share.

Stock Option Plan: During 1999, the Company adopted a Stock Option Plan (the "Plan") that provides for qualified and non-qualified plans. The Plan covers an aggregate 2,500,000 shares of common stock. The qualified incentive plan is administered by a committee appointed by the Board of Directors (Committee), and requires that options be granted at an exercise price of 100% of the fair value of the common stock of the Company on the date of the grant. Options granted to stockholders who possess more than 10% of the outstanding common stock have a required exercise price of 110% of the fair value of the common stock on the date of the grant. The options are immediately exercisable after the date of grant or upon vesting and expire up to ten years from date of grant or up to five years from the date of grant for options to stockholders who possess more than 10% of the outstanding common stock. The Company granted options for 100,000 and 200,000 shares of qualified options to employees during 2000 and 1999, respectively, of which for 127,500 shares are vested at December 31, 2000. During 2000, qualified options to purchase 10,000 shares of common stock at $1.00 per share were exercised.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


11.    STOCKHOLDERS' DEFICIT (CONTINUED)

The non-qualified plan is also administered by the Committee and is covered by the same 2,500,000 shares as the qualified incentive plan. The non-qualified plan provides that options may be granted at exercise prices and terms as determined by the Committee. The Company granted options for 12,000 shares in 2000 and 1,048,500 shares in 1999 to non-employees (of which 656,500 are vested). The Company granted non-qualified options for 412,500 shares (of which 237,500 are vested) to employees in 1999. During 2000, non-qualified options to purchase 150,000 shares of common stock at $.60 per share were exercised.

In January 2001, the Company granted two year options to consultants to purchase 325,000 shares of common stock, at $1.00 per share. Options for 75,000 shares of common stock were exercised during the first quarter of 2001.

The Company accounts for stock-based compensation to non-employees based on the fair value of the equity instruments granted on the measurement date, which is either the commitment date for performance of services, or when performance of services is complete. The fair value of the equity instrument is determined using the Black-Scholes calculation method. The Company recorded compensation expense of $0 and $302,294, respectively related to the vested non-qualified options granted to non-employees during 2000 and 1999, respectively.

The following is a summary of the options granted under the Plan:

                                                              Exercise Price    Weighted Average
                                                  Options        Per Share        Exercise Price
                                                  -------        ---------        --------------

          Balance, December 31, 1998                     -    $            -        $      -
          Granted                                1,661,000        .60 - 1.00             .78
          Exercised                                (12,500)             (.60)           (.60)
                                               -----------    --------------         -------

          Balance, December 31, 1999             1,648,500        .60 - 1.00             .78

          Granted                                  112,000       2.00 - 2.50            2.45
          Exercised                               (160,000)       .60 - 1.00             .65
                                               -----------    --------------         -------

          Balance, December 31, 2000             1,600,500    $  .60 - $2.50         $   .91
                                               ===========    ==============         =======

--------------------------------------------------------------------------------


                                      F-25



EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


11.    STOCKHOLDERS' DEFICIT (CONTINUED)

                                                         Weighted
                                                         Average          Weighted                          Weighted
        Range of                      Number            Remaining         Average           Number           Average
        Exercise                  Outstanding at        Contractual       Exercise      Exercisable at      Exercise
          Prices                 December 31, 2000         Life           Price        December 31, 2000      Price
      --------------             -----------------      -----------      ----------    -----------------    --------

      $0.60                          450,000             1 Year           $0.60              450,000         $0.60
       1.00 - 2.00                   738,000             2 Years           1.00              396,500          1.00
        .60                          312,500             4 Years            .60              125,000           .60
       2.50                          100,000             5 Years           2.50               50,000          2.50
                                   ----------                                              ---------

                                    1,600,500                                              1,021,500
                                    =========                                              =========

The range of exercise prices for the options outstanding at December 31, 2000 is $.60 - $2.50 with a weighted average contractual life of 2.3 years. The Company estimates that based on the vesting criteria of continued employment and services, approximately 100% of such options will eventually vest.

The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for options granted to employees. Had compensation costs for these options been determined based upon the fair value at the grant date for awards under the plan consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and loss per share would have been $(17,852,732) and $(1.38) for the year ended December 31, 2000, $(944,962) and $(0.09) for the year ended December 31, 1999 and
$(18,605,661) for the period from March 21, 1995 (inception) to December 31,
2000.

For options granted during the year ended December 31, 2000 and 1999, the estimated fair value of the options granted utilizing the Black-Scholes pricing model under the Company's plan was based on a weighted average risk-free interest rate of 8.50%, expected option life of 2 to 5 years, expected volatility of $118,46 (2000) and 97.47% to 125.31% (1999), respectively and no expected dividend yield.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


11.    STOCKHOLDERS' DEFICIT (CONTINUED)

The following is a summary of warrants granted as discussed in Note 3:

                                                                     Exercise Price       Weighted Average
                                                      Warrants         Per Share           Exercise Price
                                                      --------         ---------           --------------

          Balance, December 31, 1999                           -     $          -            $      -
          Granted                                     11,000,000             3.00                3.00
                                                      ----------     ------------            --------

          Balance, December 31, 2000                  11,000,000     $       3.00            $   3.00
                                                      ==========     ============            ========

The warrants have a weighted average remaining contractual life of less than six months (expiring June 20, 2001), are fully vested and have a weighted average exercise price of $3.00.

Private Placement: The Board of Directors has approved the sale of 4,000,000 shares of the Company's common stock for $3.00 per share. To date, no shares have been sold.


12.    EXTRAORDINARY GAIN

On June 15, 1993, the Company emerged from bankruptcy and its charter was reinstated on March 21, 1995.

During the period from March 21, 1995 to December 31, 1997, the Company settled certain liabilities carried over from the bankruptcy in the amount of approximately $436,000 for approximately $180,500 resulting in an extraordinary gain of approximately $255,500.


--------------------------------------------------------------------------------

EMPIRE ENERGY CORPORATION AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


13.    PROPOSED ACQUISITION

On December 12, 2000, the Company entered into an agreement to acquire 100% of Commonwealth Energy Corporation ("Commonwealth") (a Canadian registered company) in a stock exchange. The Company will exchange approximately 5,429,758 shares of its stock for all the issued and outstanding common stock of Commonwealth. The purchase price for Commonwealth is $6,447,838 based on a market price of $1.1875 per share of the Company's common stock on the date the agreement was reached. Additionally, the Company will grant 488,084 options and 162,435 warrants to replace Commonwealth options and warrants currently outstanding. These Company options and warrants have exercise prices ranging from $.80 to $1.80 and expire within approximately 6 months to 5 years of the agreement date.

In addition, Commonwealth is in the process of completing a private placement expected to be completed in 2001 prior to the closing of its acquisition by the Company. The private placement consists of 2,000,000 units, each unit consisting of one share of Commonwealth stock and one, two year warrant to purchase Commonwealth stock at $.30 (Canadian) per share of Commonwealth for total proceeds from the sale of units of approximately $345,000 (U.S.). If fully subscribed, 333,333 additional shares of the Company's common stock will be issued in exchange for the 2,000,000 shares of Commonwealth issued in the uncompleted private placement and 333,333 of Company warrants will be issued in exchange for the 2,000,000 Commonwealth warrants in the uncompleted private placement.

The acquisition is contingent on the majority approval of the Company's stockholders.


--------------------------------------------------------------------------------


                            EMPIRE ENERGE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      SUPPLEMENTAL INFORMATION (UNAUDITED)

The accompanying tables set forth information concerning the Company's oil and gas producing activities at December 31, 2000 and 1999 and for the years then ended, as required by Financial Accounting Standards (FAS) No. 69, Disclosure about Oil and Gas Producing Activities. The Company had no oil and gas operations prior to April 1999.

     Capitalized Costs Relating to Oil and Gas Producing
         Activities at December 31, 2000
     --------------------------------------------------

Unproved oil and gas properties                                                      $ 2,440,947
Proved oil and gas properties                                                              --
Support equipment and facilities                                                           --
                                                                                     -----------

                                                                                       2,440,947

Less accumulated depreciation, depletion,
    amortization, and impairment                                                         378,286
                                                                                     -----------
       Net capitalized costs                                                         $ 2,062,661
                                                                                     ===========

Costs Incurred in Oil and Gas Producing Activities For
    The Years Ended December 31, 2000 and 1999                       Year Ended December 31
                                                                --------------------------------
                                                                   2000                1999
                                                                -----------          -----------
Property acquisition costs:
     Proved                                                     $      --            $      --
     Unproved                                                     2,062,661                 --
Exploration costs                                                      --                   --
Development costs                                                   234,367              143,919
Amortization rate per equivalent barrel of production           $     12.87          $     23.01


Results of Operations For Oil and Gas Producing
Activities For The                                                     Year Ended December 31
Years Ended December 31, 2000 and 1999                             2000                 1999
                                                                -----------          -----------

Oil and gas sales                                               $   487,979          $    69,401
Gain on sale of oil and gas properties                                 --                   --
Gain on sale of oil and gas leases                                     --                   --
Production costs                                                    (13,406)              (1,100)
Exploration expenses                                                   --                   --
Depreciation, depletion, and amortization and
    impairment                                                     (287,869)             (90,417)
                                                                -----------          -----------

                                                                    186,704              (22,116)

Income tax expense                                                     --                   --
                                                                -----------          -----------
Results of operations for oil and gas producing
  activities (excluding corporate overhead and
   financing costs)                                             $   186,704          $   (22,116)
                                                                ===========          ===========

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recovered in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods. The Company has no proved reserves at December 31, 2000 or 1999.

--------------------------------------------------------------------------------



EMPIRE ENERGY CORPORATION
BALANCE SHEET                                                September 30,
                                                                 2001        December 31,
September 30, 2001                                           (Unaudited)         2000
-----------------------------------------------------------------------------------------

ASSETS

Cash                                                        $     41,068    $     40,351
Account receivable - trade, no allowance deemed necessary         73,295           9,675
Marketable securities                                              1,122           4,832
                                                            ------------    ------------
Total Current Assets                                             115,485          54,858
                                                            ------------    ------------

Oil and gas properties, using full cost accounting:
        Properties subject to amortization                     7,801,541            --
        Properties not subject to amortization                   706,250       2,062,661
                                                            ------------    ------------
                                                               8,507,791       2,062,661
Other Assets:
        Furniture and equipment, net of accumulated
         depreciation of $6,604 and $2,464                        38,783          25,117
        Deposits and other                                        51,645          26,349
        Investment in and advances to affiliate                     --           102,842
                                                            ------------    ------------
                                                                  90,428         154,308
                                                            ------------    ------------

Total Assets                                                $  8,713,704    $  2,271,827
                                                            ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

       Accounts payable and accrued liabilities             $    682,949    $     50,949
       Accounts payable - related parties                         29,082            --
       Notes payable - related parties                           164,600          12,500
       Convertible debentures                                       --            20,000
                                                            ------------    ------------
Total Current Liabilities                                        876,631          83,449
                                                            ------------    ------------
Stockholders' Equity
       Class A common stock, authorized 50,000,000
        shares of $.001 par value, issued
        16,921,491 and 15,496,062                                 16,921          15,496
       "Paired" convertible stock, 5,736,581 units
        issued and outstanding                                     5,737            --
       Additional paid in capital                             32,367,517      23,572,387
       Treasury stock, 750,000 shares at cost                 (1,125,000)     (1,125,000)
       Accumulated other comprehensive loss                       (9,724)         (8,451)
       Accumulated deficit                                   (23,418,378)    (20,266,054)
                                                            ------------    ------------
Total Stockholders' Equity                                     7,837,073       2,188,378
                                                            ------------    ------------

Total Liabilities and Stockholders' Equity                  $  8,713,704    $  2,271,827
                                                            ============    ============


---------------------------------------------------------------------------------------------
          The accompanying notes are an integral part of these financial statements.


EMPIRE ENERGY CORPORATION
STATEMENTS OF OPERATIONS (Unaudited)
--------------------------------------------------------------------------------
For The Three Month Periods Ended September 30, 2001 and 2000
--------------------------------------------------------------------------------

                                                           September 30
                                                       2001            2000
                                                   ------------    ------------
Oil and gas sales                                  $     45,643    $    190,376

Expenses:
    Lease operating                                      15,981           1,942
    Depreciation, depletion, amortization and
      impairment                                         87,317         118,020
    General and administrative                          220,427         104,137
                                                   ------------    ------------
Loss from operations                                   (278,082)        (33,723)
Interest, net                                            (3,626)          2,453
                                                   ------------    ------------
Loss from continuing operations                        (281,708)        (31,270)

Loss from discontinued operations                          --          (154,151)
                                                   ------------    ------------

Net Loss                                           $   (281,708)   $   (185,421)
                                                   ============    ============

Basic loss per common share:
  Loss from continuing operations                  $      (0.02)   $      (0.00)
  Loss from discontinued operations                        --             (0.01)
                                                   ------------    ------------

Net loss per share                                 $      (0.02)   $      (0.01)
                                                   ============    ============

Weighted average shares outstanding                  15,992,265      13,653,952
                                                   ============    ============


--------------------------------------------------------------------------------
   The accompanying notes are an integral part of these financial statements.

EMPIRE ENERGY CORPORATION
STATEMENTS OF OPERATIONS (Unaudited)
--------------------------------------------------------------------------------
For The Nine Month Periods Ended September 30, 2001 and 2000
--------------------------------------------------------------------------------

                                                           September 30
                                                       2001            2000
                                                   ------------    ------------
Oil and gas sales                                  $    105,228    $    414,826

Expenses:
  Lease operating                                        26,008           8,401
  Depreciation, depletion, amortization and
    impairment                                        2,198,306         244,536
  General and administrative                            924,639         424,861
                                                   ------------    ------------
Loss from operations                                 (3,043,725)       (262,972)
Interest, net                                            (5,758)          3,885
Equity in net loss of investment                         (5,000)         (4,375)
Impairment of note receivable                           (97,841)           --
                                                   ------------    ------------
Loss from before taxes                               (3,152,323)       (263,462)

Provision for income taxes                                 --              --
                                                   ------------    ------------
Loss from continuing operations                      (3,152,323)       (263,462)

Loss from discontinued operations                          --       (17,030,517)
                                                   ------------    ------------

Net Loss                                           $ (3,152,323)   $(17,293,979)
                                                   ============    ============

Basic loss per common share:
  Loss from continuing operations                  $      (0.21)   $      (0.02)
  Loss from discontinued operations                        --             (1.33)
                                                   ------------    ------------

Net loss per share                                 $      (0.21)   $      (1.35)
                                                   ============    ============

Weighted average shares outstanding                  15,241,028      12,782,860
                                                   ============    ============


--------------------------------------------------------------------------------
   The accompanying notes are an integral part of these financial statements.



EMPIRE ENERGY CORPORATION
STATEMENTS OF CASH FLOWS (Unaudited)
-------------------------------------------------------------------------------------
For The Nine Month Periods Ended September 30, 2001 and 2000
-------------------------------------------------------------------------------------

                                                                 September 30,
                                                         ----------------------------
                                                               2001          2000
                                                         ------------    ------------
Cash Flows From Operating:
  Net loss                                               $ (3,152,323)   $(17,293,979)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Common stock issued for expenses                         520,000          26,998
     Stock based compensation for non-employee
        stock options granted                                  64,397            --
     Depreciation, depletion, amortization and
        impairment                                          2,198,306         244,536
     Equity in net loss of investment                           5,000            --
     Impairment of Note Receivable                             97,841            --
     Discontinued Operations
         Impairment of goodwill                                  --        16,851,009
         Depreciation, depletion, amortization and
            Impairment                                           --            37,435
         Minority income                                         --           (55,690)
         Gain on transfer of assets                              --            (8,759)
         Decrease in deposits                                    --            54,551

Changes in Assets and Liabilities:
     Decrease(Increase) in accounts receivable                (28,845)          6,740
     Decrease in prepaid expenses                                --             6,175
     Increase(Decrease) in accounts payable
         and accrued liabilities                              306,321         (46,207)
     Increase(Decrease) in accounts payable
         related parties                                       29,082            --
                                                         ------------    ------------
Net Cash Provided by (used in) Operating Activities            39,779        (177,191)
                                                         ------------    ------------
Cash Flows From Investing Activities:
     Change in other assets and deposits                       22,174            --
     Purchase of oil and gas properties                      (502,242)       (162,994)
     Purchase of furniture and equipment                       (9,180)         (2,137)
     Loans to related companies                                  --          (109,595)
     Net Cash received in acquisition                           7,148          77,364
     Proceeds of sale of available-for-sale securities          2,438            --
                                                         ------------    ------------
Net Cash Used in Investing Activities                        (479,662)       (197,362)
                                                         ------------    ------------
Cash Flows From Financing Activities:
     Payment of notes payable                                    --            (3,735)
     Proceeds from notes payable - related parties            152,100         (17,500)
     Proceeds from convertible debentures                        --            20,000
     Proceeds from issuance of common stock                   288,500         386,400
                                                         ------------    ------------
Net Cash Provided by Financing Activities                     440,600         385,165
                                                         ------------    ------------
Net Increase in Cash                                              717          10,612
Cash, beginning                                                40,351          35,756
                                                         ------------    ------------
Cash, end                                                $     41,068    $     46,368
                                                         ============    ============
Supplemental Disclosure of Cash Flow Information
    Income taxes paid                                    $       --      $       --
    Interest paid                                                --            16,068
Supplemental Disclosure of Non-Cash Investing
  And Financing Activities
    Conversion of convertible debt to common stock             20,000         342,500
        including accrued interest of                           2,400          24,591
    Assets acquired for stock and accrued cost              7,828,371      17,184,213
    Stock issued for oil and gas properties                    23,124          28,040
    Other comprehensive loss, marketable
        securities                                              1,273            --
    Other comprehensive loss                                     --            21,906
    Common stock returned                                        --         1,125,000
    Debt forgiven, net of assets transferred,
         recorded as paid in capital                             --            63,000



-------------------------------------------------------------------------------------
      The accompanying notes are an integral part of these financial statements.


EMPIRE ENERGY CORPORATION
NOTES TO FINANCIAL STATEMENT
SEPTEMBER 30, 2001 AND 2000


1. INTERIM REPORTING - BASIS OF PRESENTATION

Summary of issuer's significant accounting policies are incorporated by reference to the Company's annual report on Form 10KSB/A at December 31, 2000.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and with Form 10-QSB requirements. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. The accompanying unaudited financial information should be read in conjunction with the audited financial statements, including the notes thereto, as of December 31, 2000 and for the year then ended, included in the Company's Annual Report to Shareholders on Form 10KSB for the year ended December 31, 2000. Operating results for the nine month period ended September 30, 2001, are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.


2. ACCOUNTING PROCEDURES AND POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of Empire Energy Corporation and its wholly owned and majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Reclassifications of revenue and expense items have been made where necessary to improve comparability of results of continuing operations.

Deposits and Acquisition Costs

Deposits and acquisition costs paid in advance are deferred and recognized when the expense is realized or the acquisition is completed. Acquisition costs will be charged to expenses if the related acquisition is not completed.

Earnings Per Share

Convertible securities which participate in dividends are included in basic weighted average number of common shares outstanding if their effect is dilutive. Due to losses during the nine months and three months ended September 30, 2001, all participating convertible securities are anti-dilutive.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill And Other Intangible Assets" ("SFAS 142"). SFAS 141 addresses the accounting for acquisitions of businesses and is effective for acquisitions occurring on or after July 1, 2001. SFAS 142 addresses the method of identifying and measuring goodwill and other intangible assets acquired in a business combination, eliminates further amortization of goodwill, and requires periodic evaluations of impairment of goodwill balances. SFAS 142 is effective for fiscal years beginning after December 15, 2001.

SFAS No. 144. "Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144") addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and is effective for financial statements issued for fiscal years beginning after December 15, 2001.

Management has not completed its review of the specific impact of the adoption of these standards on the Company's financial position and results of operations. On a preliminary basis, management believes that the adoption of these standards may have a significant impact to the Company's future financial position and results of operations due to the Company's recent acquisitions. However, there should be no impact on cash flows resulting from the adoption of these standards. Management will continue to assess the impact from the adoption of these standards and will report such effects as they become known.


3. NOTES PAYABLE

Notes payable consist of the following at September 30, 2001:

Notes payable - related parties, interest
at 10%, due on demand. The notes are
without collateral.                                $  164,600
                                                   ==========


4. INVESTMENT IN AND ADVANCES TO AFFILIATES

None

5. COMMON STOCK

In connection with the Company's acquisition of Commonwealth effective June 29, 2001, the Company issued 5,763,263 "Paired" shares to the stockholders of Commonwealth. Each "Paired" share consists of one Class B common stock and one share of convertible stock.

In June 2001, the Board of Directors authorized a new class of common stock, Class B common stock. The Board authorized 6,750,000 shares of $.0001 par value Class B common stock. The Class B common stock has the same voting rights as Class A common stock, does not participate in dividends and has no liquidation value. Upon conversion of the convertible stock or December 31, 2007, the Company is required to redeem the outstanding Class B common stock for $.0001 per share.

Additionally, the Company has convertible stock, par value $.001. The convertible stock participates in dividends, has no voting rights and converts on a one-to-one basis into Class A common stock. During the third quarter 26,694 shares of convertible stock was converted into 26,694 shares of Class A common stock.


6. ACQUISITION

None


7. STOCK BASED COMPENSATION

In August 2001, the Company granted options to acquire 100,000 shares of stock to Consultants and also lowered the exercise price on another 250,000 shares. The Company recorded compensation expense of $27,439 related to these options. This amount is the estimated fair value of the options, determined utilizing the Black-Scholes pricing model, based on a weighted average risk-free interest rate of 8.50%, expected option life of 1 year, expected volatility of 106% and no expected dividend yield.


8.  SUBSEQUENT EVENTS

During October, 2001 Empire signed a binding Letter of Agreement to purchase additional oil and gas interests in the Fort Worth Basin in North Central Texas. Empire currently owns a 50% Working interest in this oil and gas production acreage in Parker County, Texas and has agreed to purchase the remaining 50% interest in the Prospect, as well as 100% Working Interest in three additional properties located within the same area. Empire will take over as operator on these leases. Empire has agreed to pay $150,000 and 150,000 shares of restricted common stock for the properties. The transaction is subject to Empire obtaining bank financing for the cash portion of the purchase price.

Contents

                                                                       Page
                                                                       ----

Auditors' Report                                                          1

Consolidated Balance Sheets                                               2

Consolidated Statements of Operations and Deficit                         3

Consolidated Statements of Cash Flows                                     4

Notes to the Consolidated Financial Statements                         5-16

Report of Independent Auditors


To the Shareholders of
Commonwealth Energy Corp.


We have audited the consolidated balance sheets of Commonwealth Energy Corp. as at December 31, 2000 and 1999 and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2000, 1999 and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards for the years ended December 31, 2000, 1999 and 1998. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years ended December 31, 2000, 1999 and 1998 in accordance with Canadian generally accepted accounting principles.








                                                        /s/  GRANT THORNTON LLP
Vancouver, Canada                                       ------------------------
April 20, 2001                                          Chartered Accountants

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Balance Sheets
(expressed in Canadian Dollars)
                                                  December 31       December 31
                                                         2000              1999
--------------------------------------------------------------------------------
Assets
Current
   Cash and cash equivalents                       $   30,419        $   54,147
   Short term investments                              67,478            14,433
   Receivables                                        153,236            59,795
   Prepaids                                             3,711             2,427
                                                   ----------        ----------

                                                      254,844           130,802
Property and equipment (Note 4)                     3,553,505         3,164,855
Unevaluated properties (Note 5)                     2,121,619         1,506,056
Investment in Comanche Energy, Inc. (Note 6)           35,000              --
                                                   ----------        ----------

                                                   $5,964,968        $4,801,713
                                                   ==========        ==========

--------------------------------------------------------------------------------

Liabilities
Current
   Payables and accruals                          $   255,865       $   322,785
   Advances from directors (Note 7)                   191,157           168,653
                                                  -----------       -----------

                                                      447,022           491,438
Future income taxes (Note 8)                          172,842              --
                                                  -----------       -----------

                                                      619,864           491,438
                                                  -----------       -----------
Shareholders' Equity
Capital stock (Note 9)                              6,994,764         5,723,950
Capital stock subscribed (Note 9)                     233,731              --
Share subscriptions receivable                           --              (5,501)
Deficit                                            (1,883,391)       (1,408,174)
                                                  -----------       -----------

                                                    5,345,104         4,310,275
                                                  -----------       -----------

                                                  $ 5,964,968       $ 4,801,713
                                                  ===========       ============

--------------------------------------------------------------------------------

Commitments (Note 12)












        See accompanying notes to the consolidated financial statements.


----------------------------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Statements of Operations and Deficit
(expressed in Canadian Dollars)
                                                                Year            Year            Year
                                                               Ended           Ended           Ended
                                                         December 31     December 31     December 31
                                                                2000            1999            1998
----------------------------------------------------------------------------------------------------
Oil and gas activities
   Production revenues                                  $    406,998    $    146,148    $     41,973
                                                        ------------    ------------    ------------

Expenses
   Operating                                                 187,380         153,043          15,388
   General and administrative                                480,379         307,355         370,387
   Interest                                                   34,608          52,838          24,649
   Depletion and depreciation                                115,881         219,925         123,087
Write-down of investment in Comanche Energy, Inc.
   (Note 6)                                                   63,967            --              --
                                                        ------------    ------------    ------------

                                                             882,215         733,161         533,511
                                                        ------------    ------------    ------------

Net loss                                                $   (475,217)   $   (587,013)   $   (491,538)
                                                        ============    ============    ============

Loss per share                                          $      (0.02)   $      (0.04)          (0.03)
                                                        ============    ============    ============

Weighted average common shares outstanding                21,234,584      16,137,348      14,290,180
                                                        ============    ============    ============


----------------------------------------------------------------------------------------------------

Deficit, beginning of year                              $ (1,408,174)   $   (821,161)   $   (329,623)

Net loss                                                    (475,217)       (587,013)       (491,538)
                                                        ------------    ------------    ------------

Deficit, end of year                                    $ (1,883,391)   $ (1,408,174)   $   (821,161)
                                                        ============    ============    ============


----------------------------------------------------------------------------------------------------














                     See accompanying notes to the consolidated financial statements.

                                                                                                   3

---------------------------------------------------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Statement of Cash Flows
(expressed in Canadian Dollars)
                                                                               Year                Year                Year
                                                                              Ended               Ended               Ended
                                                                        December 31         December 31         December 31
                                                                               2000                1999                1998
---------------------------------------------------------------------------------------------------------------------------

Cash derived from (applied to)

   Operating
     Net loss                                                           $  (475,217)        $  (587,013)        $  (491,538)
     Depletion and depreciation                                             115,881             219,925             123,087
     Write-down of investment in Comanche Energy, Inc.
       (Note 6)                                                              63,967                --                  --
     Amortization of reorganization costs                                      --                17,363              17,363
     Change in non-cash operating working capital (Note 10)                 (51,736)           (112,465)            182,745
                                                                        -----------         -----------         -----------

                                                                           (347,105)            462,190)            168,343)
                                                                        -----------         -----------         -----------
   Financing
     Issue of capital stock, net of issue costs                           1,001,315             474,499             766,711
     Capital stock subscribed                                               233,731                --                44,516
     Advances from directors                                                 21,504              21,881              85,869
     Cash assumed on acquisition of 638260 Alberta Inc.                         908                --                  --
                                                                        -----------         -----------         -----------

                                                                          1,257,458             496,380             897,096
                                                                        -----------         -----------         -----------
   Investing
     Property and equipment                                                (881,036)            (89,456)           (833,430)
     Prepaids and deferred charges                                             --                90,160              90,159
     Short term investments                                                 (53,045)            (14,433)               --
                                                                        -----------         -----------         -----------

                                                                           (934,081)            (13,729)           (743,271)
                                                                        -----------         -----------         -----------

Net (decrease) increase in cash                                             (23,728)             20,461             (14,518)

Cash and cash equivalents

   Beginning of year                                                         54,147              33,686              48,204
                                                                        -----------         -----------         -----------

   End of year                                                          $    30,419         $    54,147         $    33,686
                                                                        ===========         ===========         ===========

---------------------------------------------------------------------------------------------------------------------------

Supplementary cash flow information
   Interest paid                                                        $     1,929         $    25,654         $     1,932
Non-cash investing and financing transactions
   not included in cash flows
   Trade payables assumed by purchaser on sale of
     capital assets                                                     $   101,479         $      --                  --
   Capital assets acquired through the assumption of
     trade payables                                                     $      --           $   202,500         $      --
   Investment in Comanche Energy, Inc. acquired in
     exchange for capital assets (Note 6)                               $    98,967         $      --           $      --
   Capital stock issued to acquire 638260 Alberta Inc.
     less cash assumed (Note 3)                                         $   274,092         $      --           $      --
   Capital stock issued for settlement of payables                      $      --           $    23,250         $      --
   Capital stock issued to acquire resource property                    $      --           $   112,500         $      --
   Capital stock issued for share subscriptions                         $      --           $    50,017         $      --

---------------------------------------------------------------------------------------------------------------------------

                           See accompanying notes to the consolidated financial statements.

                                                                                                                          4

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

1.   Nature of operations and going concern

Commonwealth Energy Corp. is a junior petroleum and natural gas exploration and development company with interests in Wyoming, Texas and Oklahoma, U.S.A. and Alberta, Canada.

The company was incorporated under the laws of Alberta on December 14, 1987. On December 12, 1997, the company acquired 100% of the shares of Blue Mountain Resources Inc. and Commonwealth Energy (U.S.A.) Inc., both incorporated and carrying on petroleum and natural gas exploration and development in the United States. On January 1, 2000, the company acquired 100% of the shares of 638260 Alberta Ltd. carrying on petroleum and natural gas exploration and development in Alberta, Canada (Note 3).

These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the normal course of business. The application of the going concern concept is dependent upon the company's ability to achieve future profitable operations and to generate sufficient cash flows to pay operating costs and for future exploration and development. Management is of the opinion that sufficient working capital will be obtained from operations, debt financing or share offerings to meet the company's liabilities and commitments as they come due.

--------------------------------------------------------------------------------

2.   Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries, Blue Mountain Resources Inc., Commonwealth Energy (U.S.A.) Inc. and 638260 Alberta Ltd. The results of operations of these subsidiaries have been included from their date of acquisition and all material intercompany balances and transactions have been eliminated.

Use of estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

General principles

These consolidated financial statements are presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in Canada. The accounting principles used conform in all material respects to accounting principles generally accepted in the United States except as disclosed in Note 15.

Short term investments

Short term investments consist of interest bearing certificates of deposit carried at cost.

Other investments

The company accounts for investments in companies over which it does not exercise control or significant influence at their historic cost. Declines in the market value of such investments below historic cost are recognized when such declines are considered to be other than temporary.

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

Joint operations

Substantially all petroleum and natural gas activities are conducted jointly with others. These financial statements reflect only the company's proportionate interest in such activities.

Resource properties and equipment

Capitalized costs

The company uses the full cost method of accounting for petroleum and natural gas properties. Under this method, direct costs incident to the acquisition, exploration, and development of properties (both developed and undeveloped), including costs of abandoned leaseholds, lease rentals, unproductive wells, and well drilling and equipment costs, are capitalized. The company expenses all general corporate overhead and other internal cost not directly identified with acquisition, exploration and development activities.

Generally, no gains or losses are recognized on the sale or disposition of petroleum and natural gas properties, except for significant disposals for which a gain or loss is included in earnings. Income in connection with contractual services performed on wells in which the company has an economic interest is credited to petroleum and natural gas properties as a component of the full cost pool.

Depletion and depreciation

Depletion and depreciation of petroleum and natural gas properties and of well equipment is provided using the unit-of-production method based upon estimated proven reserves. The costs of unevaluated properties are excluded from costs subject to depletion but are evaluated regularly by management to ascertain whether an impairment has occurred. Exploratory dry holes are transferred to costs subject to depletion when it is determined that proven reserves are not economically producable for the lease. Geological and geophysical costs such as seismic surveys and library data which cannot be associated with the potential acquisition of specific properties are included in the amortization base as incurred. For depletion and depreciation purposes, relative volumes of petroleum and natural gas production and reserves are converted at the energy equivalent conversion rate to equivalent barrels of crude oil.

Future site restoration costs

Estimated future site restoration costs are provided for using the unit-of-production method and are included in the provision for depletion and amortization. Costs are estimated by the company based on current regulations, costs, technology and industry standards.

Ceiling test

In applying the full cost method, the company performs a ceiling test calculation whereby the carrying value of petroleum and natural gas properties is compared to estimated undiscounted future net cash flows from the production of proven reserves. Net cash flows are estimated using period end prices, less estimated royalties and operating expenses, estimated future general and administrative expenses, financing costs and income taxes. Should this comparison indicate that the carrying value exceeds future net cash flows, the excess is charged against earnings as additional depletion and depreciation.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

Reorganization costs

Reorganization costs are being amortized on the straight line method over three years.

Foreign currency translation

Monetary assets and liabilities of the company's wholly-owned U.S.A. subsidiaries are translated into Canadian dollars at the year end rate of exchange, and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenue and expenses are translated at the average rate of exchange for the year. Exchange gains or losses arising on translation are included in net income or loss for the period.

Stock options

The company has outstanding stock options as disclosed in Note 9. No compensation expense is recognized for this plan when shares or share options are issued to employees and directors. Any consideration paid by employees and directors on exercise of share options or purchase of shares is credited to share capital. If shares or share options are repurchased from employees and directors, the excess of the consideration paid over the carrying amount of the shares or share options cancelled is charged to the deficit.

Income taxes

Prior to 2000, the company followed the tax allocation method of accounting for income taxes, whereby differences between the provision for income taxes on the earnings or loss for accounting purposes and the income taxes currently payable or recoverable were shown as deferred income taxes. In 2000, the company has adopted the new accounting recommendations for income taxes issued by the Canadian Institute of Chartered Accountants, whereby future income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values, using the enacted income tax rates at each balance sheet date. Future income tax assets also result from unused loss carry-forwards and other deductions. The carrying value of future income tax assets is reviewed annually and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount.

The company has adopted this change in accounting policy retroactively. This adoption results in no changes to the financial statements of prior periods.

Loss per share

Per share data is computed by dividing net loss by the weighted average number of common shares outstanding during each period. A total of 9,865,370 shares issued in escrow (see Note 9), which are subject to return to treasury if specific cash flow targets are not met, are excluded from outstanding shares for this purpose until release conditions are met. Fully diluted per share amounts are not presented as the effect of the outstanding options and warrants is anti-dilutive.

Financial instruments

The company has various financial instruments including cash, short term investments, receivables, payables and accruals, and advances from directors. It was not practicable to determine the fair value of the advances from directors. The carrying values of all other financial instruments approximates their fair values.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

3.   Acquisition

On January 1, 2000, the company acquired 638260 Alberta Ltd. in a share-for-share exchange where the company issued 1,375,000 of its common shares in exchange for all the issued and outstanding shares of 638260 Alberta Ltd. The acquisition has been accounted for by the purchase method with the company as the acquirer as follows:

Identifiable assets acquired at
 estimated fair market value
  Current assets                                                        $  8,869
  Petroleum and natural gas properties                                   439,504
                                                                        --------

                                                                         448,373
Less liabilities assumed:
  Current liabilities                                                        531
  Future income taxes                                                    172,842
                                                                        --------

Net assets acquired                                                     $275,000
                                                                        ========

Consideration
  1,375,000 common shares                                               $275,000
                                                                        ========

--------------------------------------------------------------------------------



4.   Property and equipment                             December 31           December 31           December 31
                                                               2000                  1999                  1998
                                                               ----                  ----                  ----

Petroleum and natural gas properties                     $4,258,465            $3,753,934            $3,630,547
Less:  accumulated depletion and depreciation               708,679               594,252               376,401
                                                         ----------            ----------            ----------

                                                          3,549,786             3,159,682             3,254,146
                                                         ----------            ----------            ----------

Office equipment                                             11,954                11,954                11,954
Less:  accumulated depreciation                               8,235                 6,781                 4,707
                                                         ----------            ----------            ----------

                                                              3,719                 5,173                 7,247
                                                         ----------            ----------            ----------

                                                         $3,553,505            $3,164,855            $3,261,393
                                                         ==========            ==========            ==========


The company has not included any direct or indirect internal costs in the cost of its petroleum and natural gas properties. All costs capitalized as petroleum and natural gas properties represent external, third party costs incurred.

Depreciation and depletion of petroleum and natural gas properties per equivalent barrel of crude oil production:

   December 31, 1998                                 $       47.73
   December 31, 1999                                 $       20.72
   December 31, 2000                                 $       19.99

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

5.   Unevaluated properties

The company owns unevaluated prospects in the states of Wyoming and Texas, U.S.A. Evaluation studies and exploration plans are intended to be put in place to assess each of the prospects with the goal being to bring as many of them to producing status. The associated costs have been excluded in computing depletion of the full cost pool.

Costs of unevaluated properties include:


                                Acquisition           Exploration          Development
Year Incurred                         Costs                 Costs                Costs                Total
-------------                         -----                 -----                -----                -----

1997                             $  506,728            $    2,557           $  341,247           $  850,532
1998                                 78,673                  --                295,782              374,455
1999                                 17,272                12,533              251,264              281,069
                                 ----------            ----------           ----------           ----------

At December 31, 1999                602,673                15,090              888,293            1,506,056
2000                                (25,057)                7,841              632,779              615,563
                                 ----------            ----------           ----------           ----------

At December 31, 2000             $  577,616            $   22,931           $1,521,072           $2,121,619
                                 ==========            ==========           ==========           ==========


The company has not included any direct or indirect internal costs in the costs of its unevaluated properties. All costs capitalized as unevaluated properties represent external, third party costs incurred.

The company will begin to deplete these costs when proven reserves are established or an impairment is determined. Management believes this assessment will occur in 24 to 36 months.

--------------------------------------------------------------------------------

6.   Investment in Comanche Energy, Inc.

On January 1, 2000, the company disposed of an undivided 25% interest in an oil and gas property located in Parker County, Texas. The consideration received for this disposition was 220,000 common shares of Comanche Energy, Inc. with a fair value of $98,967 on the date that the shares were acquired. The company's investment in Comanche Energy, Inc. represents approximately 0.05% of that company's issued and outstanding common shares.

During 2000, management concluded that there was a permanent impairment in the value of this investment and accordingly, has recorded a valuation adjustment of $63,967.

--------------------------------------------------------------------------------

7.   Advances from directors

Certain directors of the company have made cash advances for working capital. These advances are unsecured, bear interest at 18% per annum, and are due on demand.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

8.   Future income taxes

Provision for income taxes
                                                         December 31          December 31           December 31
                                                               2000                  1999                  1998
                                                               ----                  ----                  ----


Loss before taxes                                         $(475,217)            $(587,013)            $(491,538)
                                                          ---------             ---------             ---------

Expected tax expense at combined federal and
   provincial rates of 44.62%                             $(212,041)            $(261,925)            $(219,324)
Increase (decrease) resulting from:
   Write-down of investment for accounting
     purposes                                                28,529                  --                    --
   Statutory rate differences                                20,018                17,367                14,542
   Increase in valuation allowance
    on future tax asset                                      98,566               244,558               204,782
   Other                                                     64,928                  --                    --
                                                          ---------             ---------             ---------

                                                          $     Nil             $     Nil             $     Nil
                                                          =========             =========             =========


Future income taxes consist of the following effects of temporary differences:

                                                   December 31    December 31
                                                          2000           1999
                                                          ----           ----

   Petroleum and natural gas properties           $   (587,842)   $  (311,000)
   Investment in excess of accounting value             29,000              -
   Non-capital loss carry forwards                   1,020,000        846,000
   Valuation adjustment                               (634,000)      (535,000)
                                                  ------------    -----------

                                                  $   (172,842)   $       Nil
                                                  ============    ===========

The future income tax liability balance relates to operations of the Canadian subsidiary.

The company has operating losses available for tax purposes that expire as follows:

   2001                                                           $     43,000
   2003                                                                 30,000
   2004                                                                 37,000
   2005                                                                325,000
   2006                                                                295,000
   2007                                                                431,000
   2011                                                                160,000
   2012                                                                536,000
   2018                                                                165,000
   2019                                                                378,000
   2020                                                                103,000
                                                                  ------------

                                                                  $  2,503,000
                                                                  ============

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock

Authorized:

The company is authorized to issue an unlimited number of voting common shares and an unlimited number of non-voting preferred shares, issuable in series, as may be determined by the directors of the company.

Issued:

   Common shares:
                                                                              Number of
                                                                                 Shares              Amount
                                                                                 ------              ------

   Balance, December 31, 1997                                                23,419,709         $ 4,296,973

   Private placement at $0.70                                                   760,459             532,321
   Exercise of stock options at $0.50                                           468,780             234,390
                                                                             ----------         -----------

   Balance, December 31, 1998                                                24,648,948           5,063,684

   Issued for settlement of payables at $0.38                                    61,184              23,250
   Exercise of stock options at $0.50                                            49,031              24,516
   Issued to SHA Stephens for the acquisition of property at $0.30              375,000             112,500
   Private placement at $0.20 per unit.  Each unit consists of one common share and one common share purchase warrant
     exercisable until July 29, 2001 at $0.30 per share                       2,500,000             500,000
                                                                             ----------          ----------

   Balance, December 31, 1999                                                27,634,163           5,723,950

   Issued for the acquisition of 638260 Alberta Inc.                          1,375,000             275,000
   Private placement at $0.20 per unit.  Each unit consists of one common share and one common share purchase warrant
     exercisable until March 14, 2002 at $0.30 per share                        750,000             150,000
   Exercise of stock options at $0.30                                           543,993             163,198
   Exercise of warrants at $0.30                                              2,275,388             682,616
                                                                             ----------          ----------

   Balance, December 31, 2000                                                32,578,544         $ 6,994,764
                                                                             ==========         ===========

   Preferred shares:

   No preferred shares have been issued.

Subscribed:

Subsequent to year end, the company issued 934,924 shares in consideration for the $233,731 received during 2000.

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock (Continued)

Stock options

The company has established a plan for granting stock options to officers, directors, employees and key consultants under a share option plan approved by the shareholders on September 25, 1997. At December 31, 2000, options covering 2,928,504 common shares were outstanding at varying exercise prices.


                        Options Outstanding                                            Options Exercisable
-------------------------------------------------------------------------------    -----------------------------

                                                      Average         Weighted                         Weighted
                                                    Remaining          Average                          Average
                                                  Contractual         Exercise                         Exercise
                                                         Life            Price           Number           Price
Number Outstanding                                 (In Years)        Per Share      Exercisable       Per Share
------------------                                 ----------        ---------      -----------       ---------

        600,000                                          3.91             0.20          600,000            0.20
        600,000                                          4.81             0.25          600,000            0.25
      1,678,504                                          3.69             0.30        1,678,504            0.30
         50,000                                          4.30             0.45           50,000            0.45
      ---------                                                                       ---------

      2,928,504                                                                       2,928,504
      =========                                                                       =========


Changes in the number of options outstanding during each of the three years ended December 31, 2000, 1999 and 1998 are:

                                                  December 31              December 31              December 31
                                                         2000                     1999                     1998
                                                         ----                     ----                     ----

        Balance, beginning of period                2,572,497                1,671,528              $ 2,140,308
        Exercised                                    (543,993)                 (49,031)                (468,780)
        Granted                                     2,177,841                1,200,000                     --
        Cancelled                                  (1,277,841)                 (50,000)                    --
        Expired                                          --                   (200,000)                    --
                                                   -----------              -----------              -----------

        Balance, end of period                      2,928,504                2,572,497              $ 1,671,528
                                                   -----------              -----------              -----------

Warrants

                                  Warrants Outstanding                                           Warrants Exercisable
-----------------------------------------------------------------------------------------    -----------------------------

                                                                Average         Weighted                         Weighted
                                                              Remaining          Average                          Average
                                                            Contractual         Exercise                         Exercise
                                                                   Life            Price           Number           Price
Number Outstanding                                           (In Years)        Per Share      Exercisable       Per Share
------------------                                           ----------        ---------      -----------       ---------

        224,612 warrants issued in a private placement
                in 1999                                            0.58             0.30          224,612            0.30
        750,000 warrants issued in a private placement
                in 2000                                            1.15             0.30          750,000            0.30
                                                                                                  -------
                                                                                                  974,612
                                                                                                  =======

                                                                                                                       12


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock (Continued)

Changes in the number of warrants outstanding during each of the three years ended December 31, 2000, 1999 and 1998 are:

                                     December 31               December 31              December 31
                                            2000                      1999                     1998
                                            ----                      ----                     ----

Balance, beginning of period           2,500,000                      --                       --
Exercised                             (2,275,388)                     --                       --
Issued                                   750,000                 2,500,000                     --
Cancelled                                   --                        --                       --
Expired                                     --                        --                       --
                                      ----------                ----------               ----------

Balance, end of period                   974,612                 2,500,000                      Nil
                                      ==========                ==========               ==========


Escrow shares

As at December 31, 2000, a total of 9,865,370 common shares issued on the acquisition of Blue Mountain and Commonwealth U.S.A. to certain officers and directors are held in escrow. These common shares may be released from escrow on approval by the Canadian Venture Exchange ("CDNX"), on the basis of one common share for every $0.50 of cash flow realized by the company from its oil and gas properties. If not released from escrow by December 18, 2002, any shares remaining in escrow shall be cancelled, unless otherwise exempted by the CDNX.

--------------------------------------------------------------------------------

10.  Change in non-cash operating working capital     December 31               December 31               December 31
                                                             2000                      1999                      1998
                                                             ----                      ----                      ----

Receivables                                             $ (84,480)                $ (19,476)                $  12,379
Prepaids                                                   (1,284)                     (655)                   (1,772)
Payables and accruals                                      34,028                   (92,334)                  172,138
                                                        ---------                 ---------                 ---------

                                                        $ (51,736)                $ 112,465)                $ 182,745
                                                        =========                 =========                 =========



---------------------------------------------------------------------------------------------------------------------


11.  Related party transactions

During the year, the company had the following transactions with related parties:

(a) Included in interest expense is interest paid to directors in the amount of $32,678 (1999: $27,184: 1998: $22,717).

(b) Incurred management fees of $Nil: (December 31, 1999: $Nil: December 31, 1998: $9,200) for services provided by the directors of the company.

(c)  Incurred salaries and benefits of $96,000: (December 31, 1999: $109,156:
     December 31, 1998: $104,606) for services provided by the directors of the company.

(d) Included in receivables are amounts due from directors in the amount of $7,968 (1999: $7,967: 1998: $32,810). Included in payables and accruals are amounts due to directors in the amount of $189,657 (December 31, 1999:
     $Nil: December 31, 1998: $Nil).

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

11.  Related party transactions (Continued)

   (e) In January, 2000, the company acquired from a director all issued and outstanding shares of 638260 Alberta Ltd., which owns petroleum and natural gas leases and land in the Vermillion area of East Central Alberta. The purchase price for the acquisition of $275,000 was satisfied by the issuance of 1,375,000 common shares of the company at a price of $0.20 per share which was an estimate of the fair value of the shares issued on the date of acquisition (Note 3).

       Subsequent to year end, the assets of 638260 Alberta Ltd. were sold for cash consideration of $325,000 to a company in which a director is an officer.

--------------------------------------------------------------------------------

12.  Commitments

During 1999, the company entered into an agreement with respect to investor relations consulting services for the company. The term of this agreement shall be for a period of one year, effective January 1, 2000, and can be renewed at the option of the company for a further six months. The company is required to pay $5,000 per month for a total of $60,000.

--------------------------------------------------------------------------------

13.  Subsequent event

Pursuant to a Share Exchange Agreement dated December 12, 2000, and subject to shareholder and regulatory approval, the company will become a wholly-owned subsidiary of Empire Energy Corporation ("Empire") a U.S. company trading on the OTC bulletin board. The acquisition of the company by Empire will be effected through a transaction referred to as a "paired" exchangeable share transaction. The exchangeable shares will automatically be exchanged for Empire common shares on or before December 31, 2007, and it is expected that this conversion will be completed well in advance of this date. Upon conversion of the exchangeable shares issued in this transaction, former Commonwealth shareholders will own 5,763,091 Empire common shares representing 30% of Empire's issued and outstanding common shares.

--------------------------------------------------------------------------------

14.  Segmented information

Commencing in 2000, the company operates in two geographical segments: Canada and the United States. The income and expenses for the prior years were attributable to one geographical segment, the United States. For the year ended and as at December 31, 2000, income and expenses, and assets were attributable to the following segments:

                                                         Canada                     U.S.A.                    Total
                                                         ------                     ------                    -----

        Revenue                                     $   154,146               $   252,852               $   406,998
        Operating expenses                              (13,800)                 (173,580)                 (187,380)
        Write-down of investment                           --                     (63,967)                  (63,967)
                                                    -----------               -----------               -----------

                                                    $   140,346               $    15,305                   155,651
                                                    ===========               ===========
        Corporate expenses                                                                                  630,868
                                                                                                        -----------

        Net loss                                                                                        $  (475,217)
                                                                                                        ===========

        Property and equipment                      $   434,329               $ 3,119,176               $ 3,553,505
        Unevaluated properties                             --                   2,121,619                 2,121,619
                                                    -----------               -----------               -----------

                                                    $   434,329               $ 5,240,795               $ 5,675,124
                                                    ===========               ===========               ===========


                                                                                                                 14


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

15. Reconciliation between Canadian and United States generally accepted accounting principles

These consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP), in Canada, which differ in some respects from GAAP in the United States. The material difference between the two is summarized below:

Under U.S. GAAP, the company would have calculated the gain or loss on foreign exchange in accordance with FAS 52 under which assets and liabilities are translated at the foreign exchange rate at the balance sheet date and the results of operations are translated at the average foreign exchange rate for the period. Under Canadian GAAP, the company converts the financial position and results of operations of its U.S. subsidiaries under the temporal method under which U.S. dollar property and equipment costs are translated to Canadian dollars at historical exchange rates. Also, under U.S. GAAP, the foreign exchange gain or loss recorded by the company from translation of foreign currency balances would have been presented as a component of shareholders equity instead of being included in net loss.

Also, under U.S. GAAP, SOP 98-5 requires reorganization costs to be expensed as incurred. Under Canadian GAAP, deferral and amortization of such costs is permissible.

The effect of the above differences in the carrying value of total assets, shareholders' equity, loss for the year and on the statement of cash flows are as follows:


                                                                    December 31          December 31          December 31
                                                                           2000                 1999                 1998
                                                                           ----                 ----                 ----
Total assets
   Canadian basis                                                   $ 5,964,968          $ 4,801,713          $ 4,686,173
   Add:Increase in net book value of the carrying
         value of petroleum and natural gas
         properties as a result of the application of
         FAS 52                                                         208,398               90,303              318,204
Deduct: Expense deferred reorganization costs in
             accordance with SOP 98-5                                      --                   --                (17,363)
             Increase in depletion as a result of the
             application of FAS 52                                       (4,168)              (1,806)              (6,364)
                                                                    -----------          -----------          -----------

   U.S. basis                                                       $ 6,169,198          $ 4,890,210          $ 4,980,650
                                                                    ===========          ===========          ===========


Shareholders' equity
   Canadian basis                                                   $ 5,345,105          $ 4,310,275          $ 4,287,039
   Add:Increase in shareholders' equity as a result
         of the application of FAS 52                                   208,398               90,303              318,204
Deduct: Expense deferred reorganization costs in
             accordance with SOP 98-5                                      --                   --                (17,363)
             Increase in depletion as a result of the
             application of FAS 52                                       (4,168)              (1,806)              (6,364)
                                                                    -----------          -----------          -----------

   U.S. basis                                                       $ 5,549,335          $ 4,398,772          $ 4,581,516
                                                                    ===========          ===========          ===========


                                                                                                                       15


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

15. Reconciliation between Canadian and United States generally accepted accounting principles (Continued)

                                                                  December 31          December 31          December 31
                                                                         2000                 1999                 1998
                                                                         ----                 ----                 ----
Loss for the year
   Canadian basis                                                 $   475,217          $   587,013          $   491,538
   (Decrease) increase in loss as a result of the
     application of FAS 52                                             (9,630)              22,207               10,906
   Decrease in loss as a result of the application of
     SOP 98-5                                                            --                (17,363)             (17,363)
   Increase (decrease) in loss related to depletion
     adjustment                                                         2,362               (4,558)               5,988
                                                                  -----------          -----------          -----------

   U.S. basis                                                     $   467,949          $   587,299          $   491,069
                                                                  ===========          ===========          ===========


   Loss per share
     Canadian basis                                               $     (0.02)         $     (0.04)         $     (0.03)
                                                                  ===========          ===========          ===========


     U.S. basis                                                   $     (0.02)         $     (0.04)         $     (0.03)
                                                                  ===========          ===========          ===========

Consolidated statement of cash flows
   Cash derived from (applied to)
     Operating
       U.S. basis net loss                                        $  (467,949)         $  (587,299)         $  (491,069)
       U.S. basis foreign exchange                                     (9,630)              22,207               10,906
       U.S. basis depletion                                           118,243              215,367              129,075
       Write-down of investment in Comanche                            63,967                 --                   --
       Change in non-cash operating working capital
         balances                                                     (51,736)            (112,465)             182,745
                                                                  -----------          -----------          -----------

   Operating under Canadian and U.S. basis                        $  (347,105)         $  (462,190)         $  (168,343)
                                                                  ===========          ===========          ===========


   Financing under Canadian and U.S. basis                        $ 1,257,458          $   496,380          $   897,096
                                                                  ===========          ===========          ===========


   Investing under Canadian and U.S. basis                        $  (934,081)         $   (13,729)         $  (743,271)
                                                                  ===========          ===========          ===========

                                                                                                                     16

EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
===================================================================================================================

                    ASSETS
                    ------

                                                                                                         Unaudited
                                                 Historical December 31, 2000                            Pro Forma
                                                 ----------------------------           Pro Forma         31 Dec
                                                  Empire         Commonwealth          Adjustments         2000
                                                 ------------    ------------          ------------    ------------


CURRENT ASSETS
   Cash                                          $     40,351    $     20,381          $       --      $     60,732
   Accounts receivable, net                             9,675         102,668                  --           112,343
   Marketable securities                                4,832          45,210                  --            50,042
   Prepaids                                              --             2,486                  --             2,486
                                                 ------------    ------------          ------------    ------------
TOTAL CURRENT ASSETS                                   54,858         170,745                  --           225,603

PROPERTY AND EQUIPMENT, NET                            25,117            --                    --            25,117

OIL AND GAS PROPERTIES, NET
   Properties being amortized                            --         2,508,171                             2,508,171
   Properties not subject to amortization           2,062,661       1,499,198    (b)      3,414,583       6,976,442


OTHER ASSETS:
  Minority equity investments                            --            23,450                  --            23,450
  Deposits and other                                   26,349            --                    --            26,349
  Receivables  related party                          102,842            --                    --           102,842
                                                 ------------    ------------          ------------    ------------
TOTAL ASSETS                                     $  2,271,827    $  4,201,564          $  3,414,583    $  9,887,974
                                                 ============    ============          ============    ============

                    LIABILITIES
                    -----------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses                                   $     50,949    $    171,430    (b)   $    250,000    $    472,379
   Advances from directors                               --           128,075                  --           128,075
   Notes payable  related parties                      12,500            --                    --            12,500
   Convertible debentures                              20,000            --                    --            20,000
                                                 ------------    ------------          ------------    ------------
TOTAL CURRENT LIABILITIES                              83,449         299,505               250,000         632,954
                                                 ============    ============          ============    ============

DEFERRED INCOME TAXES                                    --           115,804                  --           115,804


             STOCKHOLDERS' EQUITY
             --------------------

STOCKHOLDERS' EQUITY
   Common stock                                        15,496       4,469,415    (a)     (4,469,415)         20,926
                                                         --              --      (b)          5,430            --
   Stock subscriptions                                   --           156,600    (a)       (156,600)           --
   Additional paid-in-capital                      23,572,387            --      (b)      6,442,408      30,517,795
                                                         --              --      (b)        503,000            --
   Treasury stock                                  (1,125,000)           --                    --        (1,125,000)
   Accumulated other comprehensive loss                (8,451)           --                    --            (8,451)
   Previous accumulated deficit                    (1,867,999)           --                    --        (1,867,999)
   Accumulated deficit                            (18,398,055)       (839,760)   (a)        839,760     (18,398,055)
                                                 ------------    ------------          ------------    ------------
TOTAL STOCKHOLDERS' EQUITY                          2,188,378       3,786,255             3,164,583       9,139,216
                                                 ============    ============          ============    ============
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $  2,271,827    $  4,201,564          $  3,414,583    $  9,887,974
                                                 ============    ============          ============    ============


===================================================================================================================

                               See notes to Unaudited Pro Forma Financial Statements




EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
========================================================================================================


                                                          For the Year Ended December 31, 2000
                                            ------------------------------------------------------------
                                                       Historical            Pro Forma       Unaudited
                                                Empire      Commonwealth    Adjustments      Pro Forma
                                            ------------    ------------    ------------    ------------

OIL AND GAS SALES                           $    487,979    $    272,689    $       --      $    760,668

EXPENSES
   Lease operating                                13,406         119,093            --           132,499
   Depreciation, depletion, amortization
      and impairment                             289,948          79,223            --           369,171
   Interest, net                                   7,894          23,187            --            31,081
   Loss from equity investments                   17,085          42,858            --            59,943
   General and administrative                    544,557         321,854            --           866,411
                                            ------------    ------------    ------------    ------------

TOTAL EXPENSES                                   872,890         586,214            --         1,459,104
                                            ------------    ------------    ------------    ------------

OPERATING LOSS                                  (384,911)       (313,526)           --          (698,437)

Provision for income taxes                          --              --              --              --
                                            ------------    ------------    ------------    ------------
Loss from continuing operations             $   (384,911)   $   (313,526)   $       --      $   (698,437)
                                            ============    ============    ============    ============
Loss Per Share:
  Loss from continuing operations                                                           $      (0.04)
                                                                                            ============
Weighted Average Shares Outstanding                                                           18,345,850
                                                                                            ============


                              See notes to Unaudited Pro Forma Financial Statements.



                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Acquisition of Commonwealth

     On December 12, 2000, Empire entered into an agreement to acquire 100% of Commonwealth in a stock exchange on the basis of six shares of Commonwealth for one share of Empire. As a result, Empire will exchange approximately 5,429,758 shares of its common stock for all the issued and outstanding common stock of Commonwealth. The purchase price for the stock is $6,447,838 based on a market price of $1.1875 per Empire share on the date the agreement was reached. Additionally, Empire will grant 488,082 options and 162,434 warrants to replace Commonwealth options and warrants currently outstanding on a one for six basis. The replacement options and warrants have exercise prices ranging from US$0.80 to US$1.80 and expire within approximately 6 months to 5 years. A fair value of $503,000 was calculated for these options and warrants using the Black-Scholes option pricing model, with volatility of 106.55% and a discount rate of 8.5%.

     The purchase price results in an increase in the cost of the net assets of Commonwealth of approximately $3,414,583. Based on management's evaluation of the fair value of the assets acquired and liabilities assumed, the Company allocated this increase in cost to oil and gas properties.

     Empire uses the full cost method of accounting for oil and gas properties. This method of accounting requires that a ceiling test be performed periodically to compare the recorded cost of oil and gas properties to the value of those properties. Management believes that if a full cost ceiling test were performed at the date of this transaction, an impairment of approximately $1,400,000 would result. No charge for this possible impairment is included in the pro forma condensed income statement or balance sheet. A full cost ceiling write-down is a non-recurring charge that is unrelated to the purchase acquisition and is not representative of results of ongoing operations.

     Not included in these pro forma consolidated condensed financial statements are the proceeds and issuance of shares related to a Commonwealth private placement that was completed on February 2, 2001. The private placement consisted of 2,000,000 units, each unit consisting of one share of Commonwealth stock and one, two year warrant to purchase Commonwealth stock at $.30 Canadian per share for total proceeds from the sale of units of approximately $345,000 U.S.Upon closing, 333,333 additional shares of Empire stock will be exchanged for the 2,000,000 shares issued in the private placement and 333,333 replacement warrants will be granted for the 2,000,000 warrants granted in the private placement.

     The acquisition of Commonwealth is subject to Empire shareholder approval. In order for the transaction to be consummated, ALL of the items subject to shareholder vote must be approved.

     The historical financial information for Commonwealth was prepared using U.S. Generally Accepted Accounting Principles.

     Commonwealth's reporting currency is the Canadian dollar. Accounts whose functional currency is the U.S. dollar that were translated to Canadian dollars for Commonwealth reporting purposes were translated back at the rates used by Commonwealth. Accounts whose functional currency is the Canadian dollar were translated in the following manner: assets and liabilities at year end rates; stockholder's equity at historical rates and results of operations at the monthly average exchange rates. The effects of exchange rate changes are reflected as a separate component of stockholders' equity.

The unaudited pro forma adjustments are as follows:

     a.   To remove the equity of Commonwealth upon the purchase by Empire.

     b.   To record the acquisition of Commonwealth under the purchase method:

          Net assets acquired at fair value:

           Current assets                                      $   170,745
           Oil and gas properties                                7,421,952
           Minority equity investments                              23,450
           Current liabilities                                    (299,505)
           Deferred income taxes                                  (115,804)
                                                                ----------

          Total                                                 $7,200,838
                                                                ==========


          Consideration comprised of 5,429,758

          common shares of Empire                               $6,447,838
          Estimated transaction costs                              250,000
          Estimated consideration for replacement
           options and warrants issued                             503,000
                                                                ----------

          Total                                                 $7,200,838
                                                                ==========



Earnings per share:

The following is a reconciliation of historical to pro forma weighted average shares outstanding:


                                                        Year Ended
                                                     December 31, 2000
                                                     -----------------

             Historical                                  12,916,092


         Shares issued to acquire
         Commonwealth (assumed to
         be at beginning of period)                       5,429,758
                                                         ----------


         Pro forma                                       18,345,850
                                                         ==========


Basic earnings per share of common stock was computed by dividing loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive including those to be issued as replacement options and warrants.



EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
-------------------------------------------------------------------------------------------------------------------------------

                            ASSETS
                            ------

                                                                   Unaudited                                        Unaudited
                                                           Historical March 31, 2001                                Pro Forma
                                                         ----------------------------                Pro Forma       March 31,
                                                            Empire       Commonwealth               Adjustments        2001
                                                         ------------    ------------              -------------   ------------
CURRENT ASSETS
   Cash                                                  $     30,650    $     64,545              $       --      $     95,195
   Accounts receivable, net                                     7,512         103,970                      --           111,482
   Marketable securities                                        3,640          47,526                                    51,166
   Prepaids                                                      --               987                      --               987
                                                         ------------    ------------              ------------    ------------
TOTAL CURRENT ASSETS                                           41,802         217,028                      --           258,830

PROPERTY AND EQUIPMENT, NET                                    26,702            --                        --            26,702

OIL AND GAS PROPERTIES, NET
  Properties being amortized                                     --         2,205,947                                 2,205,947
  Properties not subject to amortization                    2,100,839       1,582,407       (b)       4,048,756       7,732,002


OTHER ASSETS:
  Minority equity investments                                    --            24,651                      --            24,651
  Deposits and other                                           73,122            --                        --            73,122
  Receivables - related party                                 102,842            --                        --           102,842
                                                         ------------    ------------              ------------    ------------
TOTAL ASSETS                                             $  2,345,307    $  4,030,033              $  4,048,756    $ 10,424,096
                                                         ============    ============              ============    ============


                     LIABILITIES
                     -----------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses                                           $    127,999    $    227,119       (b)    $    350,000    $    705,118
   Notes payable - related parties                             17,500            --                        --            17,500
   Convertible debentures                                      20,000            --                        --            20,000
                                                         ------------    ------------              ------------    ------------
TOTAL CURRENT LIABILITIES                                     165,499         227,119                   350,000         742,618
                                                         ------------    ------------              ------------    ------------


DEFERRED INCOME TAXES                                            --              --                        --              --

               STOCKHOLDERS' EQUITY
               --------------------

STOCKHOLDERS' EQUITY
   Common stock                                                15,571       4,804,415       (a)      (4,804,415)         21,334
                                                                                            (b)          5,763
   Additional paid-in-capital                              23,656,172            --         (b)       6,897,541      31,152,079
                                                                                            (b)         598,366
   Treasury stock                                          (1,125,000)           --                        --        (1,125,000)
   Accumulated other comprehensive loss                        (9,643)           --                        --            (9,643)
   Previous accumulated deficit                            (1,867,999)           --                        --        (1,867,999)
   Accumulated deficit                                    (18,489,293)     (1,001,501)      (a)       1,001,501     (18,489,293)

                                                         ------------    ------------              ------------    ------------
TOTAL STOCKHOLDERS' EQUITY                                  2,179,808       3,802,914                 3,698,756       9,681,478
                                                         ------------    ------------              ------------    ------------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                  $  2,345,307    $  4,030,033              $  4,048,756    $ 10,424,096
                                                         ============    ============              ============    ============

-------------------------------------------------------------------------------------------------------------------------------

                                See notes to unaudited pro forma consolidated condensed financial statements.






EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------

                                                                       For the Year Ended December 31, 2000
                                                     -------------------------------------------------------------------
                                                                Historical                   Pro Forma       Unaudited
                                                        Empire           Commonwealth       Adjustments       Pro Forma
                                                     ------------        ------------       -----------     ------------

OIL AND GAS SALES                                    $    487,979        $    272,689        $   --         $    760,668

EXPENSES
   Lease operating                                         13,406             119,093            --              132,499
   Depreciation, depletion, amortization
      and impairment                                      289,948              79,223            --              369,171
   Interest, net                                            7,894              23,187            --               31,081
   Loss from equity investments                            17,085              42,858            --               59,943
   General and administrative                             544,557             321,854            --              866,411
                                                     ------------        ------------        --------       ------------

TOTAL EXPENSES                                            872,890             586,215            --            1,459,105
                                                     ------------        ------------        --------       ------------

OPERATING LOSS                                           (384,911)           (313,526)           --             (698,437)

Provision for income taxes                                   --                  --              --                 --
                                                     ------------        ------------        --------       ------------

Loss from continuing operations                      $   (384,911)       $   (313,526)       $   --         $   (698,437)
                                                     ============        ============        ========       ============
Loss Per Share:
  Loss from continuing operations                                                                           $      (0.04)
                                                                                                            ============

Weighted Average Shares Outstanding                                                                           18,679,355
                                                                                                            ============



------------------------------------------------------------------------------------------------------------------------

                  See notes to unaudited pro forma consolidated condensed financial statements.




EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------

                                                                For the Three Months Ended March 31, 2001
                                                 -----------------------------------------------------------------------
                                                        Unaudited Historical              Pro Forma          Unaudited
                                                    Empire           Commonwealth        Adjustments         Pro Forma
                                                 ------------        ------------        ------------       ------------

OIL AND GAS SALES                                $     32,017        $     41,641        $       --         $     73,658

EXPENSES
   Lease operating                                      7,160              16,375                --               23,535
   Depreciation, depletion, amortization
      and impairment                                    1,380              11,849                --               13,229
   Interest, net                                       (1,680)                 80                --               (1,600)
   Loss from equity investments                         2,500                --                  --                2,500
   General and administrative                         113,895             141,576                --              255,471
                                                 ------------        ------------        ------------       ------------


TOTAL EXPENSES                                        123,255             169,880                --              293,135
                                                 ------------        ------------        ------------       ------------


OPERATING LOSS                                        (91,238)           (128,239)               --             (219,477)

Provision for income taxes                               --                  --                  --                 --
                                                 ------------        ------------        ------------       ------------

Loss from continuing operations                  $    (91,238)       $   (128,239)       $       --         $   (219,477)
                                                 ============        ============        ============       ============

Loss Per Share:
  Loss from continuing operations                                                                           $      (0.01)
                                                                                                            ============

Weighted Average Shares Outstanding                                                                           20,532,103
                                                                                                            ============


------------------------------------------------------------------------------------------------------------------------

                   See notes to unaudited pro forma consolidated condensed financial statements.




               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


Acquisition of Commonwealth

     On June 29, 2001, Empire acquired 100% of Commonwealth in exchange for Empire shares on the basis of six shares of Commonwealth for one share of Empire. As a result, Empire exchanged 5,763,263 shares of its common stock for all the issued and outstanding common stock of Commonwealth. The purchase price for the stock is $6,339,589 based on a market price of $1.10 per Empire share on the date of the transaction. Additionally, Empire granted 488,082 options and 439,859 warrants to replace Commonwealth options and warrants currently outstanding on a one for six basis and granted new options to former Commonwealth personnel to purchase 576,310 Empire shares. The replacement options and warrants have exercise prices ranging from US$0.80 to US$1.80 and expire within approximately one month to 5 years. The new options have an exercise price of US$3.00 and expire in five years. A fair value of $1,162,082 was calculated for these options and warrants using the Black-Scholes option pricing model, with volatility of 118.79% and a discount rate of 8.5%.

     The purchase price results in an increase in the cost of the net assets of Commonwealth of $4,048,756. Based on management's evaluation of the fair value of the assets acquired and liabilities assumed, the Company allocated this increase in cost to oil and gas properties.

     Empire uses the full cost method of accounting for oil and gas properties. This method of accounting requires that a ceiling test be performed periodically to compare the recorded cost of oil and gas properties to the value of those properties. Management believes that if a full cost ceiling test were performed at the date of this transaction, an impairment of approximately $2,000,000 would result. No charge for this possible impairment is included in the proforma condensed income statements or balance sheet. A full cost ceiling write-down is a non-recurring charge that is unrelated to the purchase acquisition and is not representative of results of ongoing operations.

     The historical financial information for Commonwealth was prepared using U.S. Generally Accepted Accounting Principles.

     Commonwealth's reporting currency is the Canadian dollar. Accounts whose functional currency is the U.S. dollar that were translated to Canadian dollars for Commonwealth reporting purposes were translated back at the rates used by Commonwealth. Accounts whose functional currency is the Canadian dollar were translated in the following manner: assets and liabilities at year end rates; stockholder's equity at historical rates and results of operations at the monthly average exchange rates. The effects of exchange rate changes are reflected as a separate component of stockholders' equity.

The unaudited pro forma adjustments are as follows:

     a. To remove the equity of Commonwealth upon the purchase by Empire.

     b. To record the acquisition of Commonwealth under the purchase method:

              Net assets acquired at fair value:
                Current assets                                 $   217,028
                Oil and gas properties                           7,837,110
                Minority equity investments                         24,651
                Current liabilities                               (227,119)
                                                               -----------

              Total                                            $ 7,851,671
                                                               ===========

              Consideration comprised of 5,763,263
                common shares of Empire                        $ 6,339,589
              Estimated transaction costs                          350,000
              Estimated consideration for replacement
                options and warrants issued                      1,162,082
                                                               -----------

              Total                                            $ 7,851,671
                                                               ===========


Earnings per share:

The following is a reconciliation of historical to pro forma weighted average shares outstanding:

                                         Year Ended           Three Months Ended
                                      December 31, 2000         March 31, 2001
                                      ------------------------------------------

          Historical                      12,916,092              14,768,840

      Shares issued to acquire
      Commonwealth (assumed to
      be at beginning of period)           5,763,263               5,763,263
                                          ----------------------------------

      Pro forma                           18,679,355              20,532,103
                                          ==========              ==========

Basic earnings per share of common stock was computed by dividing loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive including those to be issued as replacement options and warrants.



Empire Energy Corp
Statement of Operations (Unaudited)
For the nine months ending September 30, 2001
                                                         Empire
                                                     9 Mths 9-30-01    Commonwealth
                                                    (Includes 3Q CW)  6 Mths 6-30-01     Total
                                                    ----------------  --------------  ------------
Revenues
          Oil & Gas Sales                             $    105,228          43,173    $    148,401
          Other Income                                        --             6,349           6,349
          Gain (Loss) on property sales                       --           (70,537)        (70,537)

Expenses
          Lease Operating                                   26,008          25,865          51,873
          Depreciation, depletion, amortization and
                 impairment                              2,198,306          20,707       2,219,013
          General & administrative                         924,639         251,076       1,175,715
                                                      ------------    ------------    ------------

Loss before partial interests                           (3,043,725)       (318,663)     (3,362,388)

Interest, net                                               (5,758)           (121)         (5,879)
Loss from equity investment                                 (5,000)           --            (5,000)
Impairment of note receivable                              (97,841)           --           (97,841)
                                                      ------------    ------------    ------------
Loss from continuing operations                         (3,152,323)       (318,784)     (3,471,107)

Income taxes (benefit)                                        --           (37,765)        (37,765)
                                                      ------------    ------------    ------------

Net Loss                                              $ (3,152,323)   $   (281,019)   $ (3,433,342)
                                                      ============    ============    ============


Net loss per share                                    $      (0.21)   $      (0.02)   $      (0.23)
                                                      ============    ============    ============

Weighted average shares outstanding                     14,878,307      14,878,307      14,878,307
                                                      ============    ============    ============


Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.
------------------------------------------------------------------------

On February 8, 2000, the Company dismissed Robison, Hill & Co., an accounting firm located in Salt Lake City, Utah and hired Sartain Fishchbein & Company, an accounting firm located in Tulsa, Oklahoma. None of the accountants reports of Robison, Hill & Co. contained any adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants reflected management's desire to retain an accounting firm that was closer geographically to the Kansas City metropolitan area where the Company is located. The Company's Board of Directors also believed it would be in the best interest of the Company to retain Sartain Fischbein & Company and therefore approved the change of accountants. At the time the Company changed accountants, there were no disagreements with Robison, Hill & Co., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.
---------------------------------------------------

The Utah Revised Business Corporations Act and the Company's Articles of Incorporation and Bylaws authorize indemnification of any person who is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership , joint venture, trust, or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suite was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses s the court deems proper.


Item 25. Other Expenses of Issuance and Distribution.
-----------------------------------------------------

Other Expenses of Issuance and Distribution

SEC registration fee ..............................       $ 1,027
Blue sky fees and expenses ........................       $ 1,250
Consulting fees ...................................       $24,000
Legal fees ........................................       $36,000
Printing and related expenses .....................       $ 1,000
Miscellaneous expenses ............................       $   500
Total .............................................       $63,777


Item 26. Recent Sales of Unregistered Securities.
-------------------------------------------------

In December 2001, the Company issued 91,093 shares of Class A Common Stock valued at $13,664 to Lorne Torhjelm, a director, in consideration for services rendered/expenses incurred on behalf of the Company.

In December 2001, the Company issued 113,400 shares of Class A Common Stock valued at $17,010 to Bob Stewart in consideration for services rendered/expenses incurred on behalf of the Company.

In December 2001, the Company issued 320,000 shares of Class A Common Stock to P&S Investments Management, Inc. in exchange for services rendered to the Company.

In December 2001, the Company issued 811,615 shares of Class A Common Stock valued at $121,742 to P&S Investments Management, Inc. in exchange for P&S Investments Management, Inc's note receivable and interest thereon to the Company.

In December 2001, the Company issued 7,500 shares of Class A Common Stock to John Dixon, a Director of the Company, in satisfaction of interest owed on a note receivable to the Company.

In August 2001, the Company issued 54,000, 36,000, 30,000 157,000, 20,000 and
400,000 shares of Class A Common Stock respectively, to RCGW Holdings, LLC, KC Investment Management, Inc., John Garrison, a Director of the Company, Ted Rousseau, Dale Barlage and P&S Investments Management, Inc. in exchange for services rendered.

In June 2001, the Company acquired 100% of the outstanding shares of Commonwealth Energy Corporation in exchange for Empire shares on the basis of six shares of Commonwealth for one share of Empire Class A Common Stock. The transaction was structured as an exchangeable share transaction. As a result, the Commonwealth shareholders received one share of Empire Class B Redeemable Common Voting Stock and one share of Empire Exchangeco Ltd. Series A Nonvoting Stock. The Class B Redeemable Voting Common Stock and the Series A Nonvoting Stock are "paired" shares that must be transferred together. One Class B Redeemable Voting Common Stock and one Series A Nonvoting Share are exchangeable for one share of Empire Class A Common Stock. As a result, Empire will be exchanging 5,763,263 shares of its Class A Common Stock for all the issued and outstanding common stock of Commonwealth. Additionally, Empire granted 488,082 options and 439,859 warrants to replace Commonwealth options and warrants currently outstanding on a one for six basis and granted new options to former Commonwealth personnel to purchase 576,310 Empire shares. The shares underlying the replacement stock options and stock warrants are not exempt from registration under the Section 3(a)(10) exemption and are being registered under this prospectus. The shares underlying the new stock options that were issued are not exempt from registration under the Section 3(a)(10) exemption and are being registered under this prospectus.

In April 2001, the Company granted options to acquire 16,001 shares of stock to consultants. The Company recorded compensation expense of $3,098 related to the options.

In November 2000, the Company acquired working interests in a gas production property in Leon County, Texas, primarily from Trend Capital Corporation. The total consideration paid for these interests was 1,858,020 shares of newly issued Empire common stock. The property acquired consists cumulatively of a 44.6% working interest in the 704 acre Bedsole Unit located in Leon County, Texas. One well has been drilled on this property, but the well has not yet been completed and there has been no gas production to date. The shares that were issued in exchange for the working interest are being registered under this prospectus.

In June 2000, the Company acquired a majority ownership interest in One E Group, Inc. in exchange for a total of 846,675 shares of the Company's common stock. The objective of this acquisition was an attempt to continue construction of the "non-energy" business unit. One E Group provides leading-edge technology solutions to companies seeking to broaden their market penetration via the Internet. Complementing these activities is the Company's ability to design and host web sites. In August 2000, One E Group lost the services of critical personnel and key proposed contracts and, as a result, the Company discontinued operations and liquidated equipment and assets in settlement of corporate liabilities. Subsequently, the Company sold its investment in One E Group and any claims the Company may have against the sellers to Peterson & Sons Holding Company in exchange for 750,000 shares of Empire common stock. Refer to Form 8-K filed with the SEC dated March 27, 2001 with respect to this transaction.

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In April 2000, the Company issued 12,000 shares of its Class A Common Stock to
The ROI Group, Inc. in exchange for services rendered.

In April 2000, the Company issued 105,800 shares of its Class A Common Stock to a group of investors in connection with a private placement of its shares.

In April 2000, the Company acquired substantially all of the assets of Talisman Marketing, Inc. for 562,150 shares of the Company's common stock. The objective of this acquisition was to build a "non-energy" business unit as well as to build the asset base of the Company. Subsequently, this activity lost key personnel and has been discontinued. Refer to Form 8-K filed with the SEC dated March 26, 2001 with respect to this transaction.

In February 2000, the Company acquired all of the outstanding common stock of Omega International, Inc. (Omega) for 560,000 shares of the Company's common stock. The transaction was accounted for as a purchase for financial accounting purposes. Omega is focused on business opportunities in Africa, primarily the purchase and resale of minerals in Ghana. Activities in this subsidiary have been suspended due to the depressed price of gold on the international market as well as the economic and political unrest in the West African sub-region. Messrs. Ferguson and Garrison received 20,000 Empire shares each as part of the transaction in that they sold their interests in Omega to Empire. Refer to Form 8-K/A filed with the SEC dated March 23, 2001 with respect to this transaction.

In November 1999, the Company issued 10,000 shares of its Class A Common Stock to TICAS Inc. in exchange for services rendered.

From October 1999 through August 2001, the Company has issued 522,400 shares of its Class A Common Stock to various investors that participated in the Company's debenture financing transaction in 1999.


Item 27: Exhibits
-----------------

Exhibit Description

2.    Acquisition/Merger documents
2.a   Commonwealth Energy Corp. (*)
2.b   One E Group (*)
2.c   Talisman Marketing, Inc. (*)
2.d   Omega International (*)
3.a   Articles of Incorporation of Empire Energy Corporation (*)
3.b   Bylaws of Empire Energy Corporation (*)
5.    Opinion and Consent of Renkemeyer, Campbell, Gose and Weaver LLP
21.   List of Subsidiaries
23.a Consent of Renkemeyer, Campbell, Gose and Weaver, LLP (included in exhibit 5).
23.b  Consent of Sartain Fischbein
23.c  Consent of Grant Thornton LLP

(*) Previously filed.

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Item 28. Undertakings.
----------------------

The undersigned registrant hereby undertakes to

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of the prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and that time of offering shall be deemed to be the initial bona fide offering thereof.

     (3) For the purposes of Rule 415 under the Securities Act of 1933, the Registrant shall

          (i) during any period in which it offers or sells securities, file a post-effective amendment to this registration statement to:

               (1) include any prospectus required by Section 10(a)(3) of the Securities Act

               (2) reflect in the prospectus any facts or events, which, individually or together, represent a fundamental change in the information in the registration statement; and,

               (3) include any additional or changed material information on the plan of distribution;

          (ii) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                      WHERE YOU CAN FIND MORE INFORMATION

Empire files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-80-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the Free Edgar website at "http://www.freeedgar.com" and at the website maintained by the SEC at "http://www/sec/gov".

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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Overland Park, State of Kansas on January 18, 2002.

EMPIRE ENERGY CORPORATION

By Norman Peterson, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Norman Peterson

Chief Executive Officer

January 18, 2002





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